Exhibit 10.1

Published CUSIP Number: 45252HAA0 Deal

Published CUSIP Number: 45252HAB8 Term

Published CUSIP Number: 5252HAC6 Dollar Revolver

Published CUSIP Number: 45252HAD4 Alternative Currency Revolver

$715,000,000

CREDIT AGREEMENT

Dated as of August 19, 2011

among

IVD ACQUISITION CORPORATION,

which on the Closing Date shall be merged with and into

IMMUCOR, INC.,

with Immucor, Inc. surviving such merger as the Borrower,

IVD INTERMEDIATE HOLDINGS B INC.,

as Holdings,

CITIBANK, N.A.,

as Administrative Agent, Swing Line Lender

and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

J.P. MORGAN SECURITIES LLC AND UBS SECURITIES LLC,

as Co-Syndication Agents,

DEUTSCHE BANK SECURITIES INC. and ROYAL BANK OF CANADA,

as Co-Documentation Agents,

CITIGROUP GLOBAL MARKETS INC. and J.P. MORGAN SECURITIES LLC,

as Joint Lead Arrangers and Joint Lead Bookrunners

and

UBS SECURITIES LLC,

as Bookrunner

-i-

-ii-

-iii-

-iv-

SCHEDULES

I	Guarantors
1.01A	Certain Security Interests and Guarantees
1.01D	Mandatory Cost Formula
2.01	Term Commitment
2.01A	Revolving Commitments
5.01(d)	Compliance with Laws
5.06	Litigation
5.11(a)	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
6.16	Post-Closing Matters
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Dollar Revolving Credit Note
C-3	Alternative Currency Revolving Credit Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Notice of Affiliate Assignment
F	Guaranty
G	Security Agreement
H-1	Legal Opinion of Ropes & Gray LLP
H-2	Legal Opinion of Bryan Cave LLP
I	Non-Bank Certificate
J	Global Intercompany Note
K	Solvency Certificate
L	Discount Range Prepayment Notice
M	Discount Range Prepayment Offer
N	Solicited Discounted Prepayment Notice
O	Acceptance and Prepayment Notice
P	Specified Discount Prepayment Notice
Q	Solicited Discounted Prepayment Offer
R	Specified Discount Prepayment Response

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of August 19, 2011, among IVD ACQUISITION CORPORATION, a Georgia corporation (which on the Closing Date shall be merged with and into IMMUCOR, INC., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD INTERMEDIATE HOLDINGS B INC., a Delaware corporation (“Holdings”), CITIBANK, N.A., as administrative agent and as collateral agent (in such capacity, including any successor thereto, the “Administrative Agent”) under the Loan Documents, Swing Line Lender and L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

Pursuant to the Merger Agreement (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below), IVD Acquisition Corporation, a Georgia corporation (“Merger Sub”) organized by the Sponsor and a wholly owned direct subsidiary of Holdings, intends to acquire all of the Shares pursuant to a series of transactions in which, on the Closing Date (i) Merger Sub will acquire, for a purchase price of $27.00 per share in cash (the “Tender Consideration”), those Shares that have been validly tendered and not withdrawn and accepted for payment (the “Tendered Shares”) pursuant to the Offer (as defined in the Merger Agreement), (ii) if necessary to effect a “short-form merger” in accordance with the Georgia Business Corporation Code, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will acquire from the Company pursuant to the Top-Up Option (as defined in the Merger Agreement), for a purchase price of $27.00 per share paid in the manner specified in the Merger Agreement (the “Top-Up Consideration”), the number of Shares that, when combined with the Tendered Shares and any other Shares then owned directly or indirectly by Parent and Merger Sub, will constitute at least one Share more than 90% of the total Shares outstanding on a fully diluted basis after giving effect to the Top-Up Option and (iii) Merger Sub will be merged with and into the Company with the Company being the surviving corporation (the “Merger”), and pursuant to the Merger each Share not acquired in the Tender Offer (other than (A) Shares owned by Parent, Merger Sub, or any other direct or indirect wholly owned subsidiary of Parent (including any Shares issued pursuant to the exercise of the Top-Up Option (as defined in the Merger Agreement)), (B) Dissenting Shares (as defined in the Merger Agreement), and (C) Shares owned by the Company or any direct or indirect wholly-owned subsidiary of the Company, and in the case of clauses (A) and (C), not including Shares held on behalf of third parties) will be converted into the right to receive $27.00 in cash (the “Merger Consideration” and, together with the Tender Consideration and the Top-Up Consideration, the “Share Consideration”).

The Borrower has requested that, substantially simultaneously with the consummation of the Merger, the Lenders extend credit to the Borrower in the form of (i) Term B Loans on the Closing Date in an initial aggregate principal amount of $615,000,000, (ii) a Dollar Revolving Credit Facility in an initial aggregate principal amount of $50,000,000 and (iii) an Alternative Currency Revolving Credit Facility in an initial aggregate principal Dollar Amount of $50,000,000. The Dollar Revolving Credit Facility may include one or more Dollar Letters of Credit from time to time and one or more Swing Line Loans from time to time. The Alternative Currency Revolving Credit Facility may include one or more Alternative Currency Letters of Credit from time to time.

The proceeds of the Term B Loans and the Initial Revolving Borrowing (to the extent permitted in accordance with the definition of the term “Permitted Initial Revolving Credit Borrowing Purposes”), together with (i) a portion of the Borrower’s cash on hand, (ii) the proceeds of the issuance of the Senior Notes on the Closing Date or into escrow prior to the Closing Date (it being understood that, pursuant to the Merger and a supplemental indenture, the obligations of Merger Sub in respect of the Senior Notes shall be assumed by the Company on the Closing Date) (or, if and to the extent the Borrower does not, or is unable to, issue the Senior Notes generating gross proceeds of at least $400,000,000 on or before the Closing Date, the proceeds of loans under a bridge facility or other debt securities in the aggregate principal amount of at least $400,000,000, less the aggregate gross proceeds of the Senior Notes, if any, issued on or before the Closing Date) and (iii) the proceeds of the Equity Contribution, will be used to pay the Share Consideration, to refinance certain indebtedness and hedging obligations of the Company (if any) and pay the Transaction Expenses.

The applicable Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning specified in Section 2.05(a)(vi)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(vi)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit O.

“Acceptance Date” has the meaning specified in Section 2.05(a)(vi)(D)(2).

“Acquisition” means the acquisition of the Company pursuant to the terms of the Merger Agreement.

“Additional Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loan in accordance with Section 2.14 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15; provided that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent (such consent not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent under Section 10.07(b)(iii)(B) for an assignment of Loans to such Additional Lender and in the case of any New Revolving Credit Commitments with respect to the Revolving Facility, the Swing Line Lender and each applicable L/C Issuer, solely to the extent such consent would be required for any assignment to any such Lender.

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) the Eurodollar Rate for such Interest Period multiplied by the Statutory Reserve Rate and (b) solely with respect to Term B Loans, 1.50% per annum. The Adjusted Eurodollar Rate will be adjusted automatically as to all Eurodollar Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Administrative Agent” means Citibank, in its capacity as administrative agent and collateral agent under the Loan Documents, or any successor administrative agent and collateral agent.

“Administrative Agent’s Office” means the Administrative Agent’s address(es) and, as appropriate, account(s) as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, none of the Lead Arrangers, the Agents or their respective lending affiliates or any entity acting as an L/C Issuer hereunder shall be deemed to be an Affiliate of Holdings, the Borrower or any of their respective Subsidiaries.

“Affiliated Lender” means, at any time, any Lender that is the Sponsor (other than Holdings, the Borrower or any of their respective Subsidiaries and other than any Debt Fund Affiliate) or a Non-Debt Fund Affiliate of the Sponsor at such time.

“Affiliated Lender Cap” has the meaning specified in Section 10.07(h)(iii)(A).

“Agent Parties” has the meaning specified in Section 10.02(d).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent, each Co-Syndication Agent, each Co-Documentation Agent and the Supplemental Administrative Agents (if any) and the Lead Arrangers and Bookrunners.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning specified in Section 10.18.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a Eurodollar Rate or Base Rate floor greater than 1.5% or 2.5%, respectively, or otherwise; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees or other fees not paid to all providers of such Indebtedness.

“Alternative Currency” means Sterling, Euros, Yen, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.10.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Alternative Currency L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency L/C Advance” means, with respect to each Alternative Currency Revolving Credit Lender, such Lender’s funding of its participation in any Alternative Currency L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement. All Alternative Currency L/C Advances shall be denominated in Dollars.

“Alternative Currency L/C Borrowing” means an extension of credit resulting from a drawing under any Alternative Currency Letter of Credit that has not been reimbursed on the applicable Honor Date or refinanced as an Alternative Currency Revolving Credit Borrowing. All Alternative Currency L/C Borrowings shall be denominated in Dollars.

“Alternative Currency L/C Credit Extension” means, with respect to any Alternative Currency Letter of Credit, the issuance thereof or extension of the expiration date thereof, or the renewal or increase of the amount thereof.

“Alternative Currency L/C Issuer” means Citibank and any other Lender that becomes an Alternative Currency L/C Issuer in accordance with Section 2.03(l), in each case, in its capacity as an issuer of Alternative Currency Letters of Credit hereunder, or any successor issuer of Alternative Currency Letters of Credit hereunder.

“Alternative Currency L/C Obligations” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Alternative Currency Letters of Credit (whether or not (i) such maximum amount is then in effect under any such Alternative Currency Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Alternative Currency Letter of Credit or (ii) the conditions to drawing can then be satisfied) plus the aggregate of all Unreimbursed Amounts in respect of Alternative Currency Letters of Credit, including all Alternative Currency L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Alternative Currency Letter of Credit” means a Letter of Credit denominated in Dollars or an Alternative Currency and issued pursuant to Section 2.03(a)(i)(B).

“Alternative Currency Revolving Credit Borrowing” means a borrowing consisting of Alternative Currency Revolving Credit Loans of the same Type, denominated in the same currency and having the same Interest Period made by each of the Alternative Currency Revolving Credit Lenders pursuant to Section 2.01(b).

“Alternative Currency Revolving Credit Commitment” means, as to each Alternative Currency Revolving Credit Lender, its obligation to (a) make Alternative Currency Revolving Credit Loans to the Borrower pursuant to Section 2.01(b)(ii) and (b) purchase participations in Alternative Currency L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, opposite such Lender’s name on Schedule 2.01A under the caption “Alternative Currency Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Dollar Amount of Alternative Currency Revolving Credit Commitments of all Alternative Currency Revolving Credit Lenders shall be $50,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement, including pursuant to any applicable Alternative Currency Revolving Facility Increase.

“Alternative Currency Revolving Credit Exposure” means, as to each Alternative Currency Revolving Credit Lender, the sum of the Outstanding Amount of such Alternative Currency Revolving Credit Lender’s Alternative Currency Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Alternative Currency L/C Obligations at such time.

“Alternative Currency Revolving Credit Facility” means, at any time, the aggregate Dollar Amount of the Alternative Currency Revolving Credit Commitments at such time.

“Alternative Currency Revolving Credit Lender” means, at any time, any Lender that has an Alternative Currency Revolving Credit Commitment at such time.

“Alternative Currency Revolving Credit Loan” has the meaning specified in Section 2.01(b)(ii).

“Alternative Currency Revolving Credit Note” means a promissory note of the Borrower payable to any Alternative Currency Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrower to such Alternative Currency Revolving Credit Lender resulting from the Alternative Currency Revolving Credit Loans made by such Alternative Currency Revolving Credit Lender.

“Alternative Currency Revolving Facility Increase” has the meaning specified in Section 2.14(a).

“Annual Financial Statements” means the audited consolidated balance sheets of the Company as of May 31, 2011, 2010 and 2009, and the related consolidated statements of income, statements of shareholders’ equity and cash flows for the Company for the fiscal years then ended.

“Applicable Discount” has the meaning specified in Section 2.05(a)(vi)(C)(2).

“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity.”

“Applicable Rate” means a percentage per annum equal to (a) with respect to Term B Loans, (i) 5.75% for Eurodollar Rate Loans, and (ii) 4.75% for Base Rate Loans, and (b)(i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 6.01, (A) for Eurodollar Rate Loans that are Revolving Credit Loans, 5.75%, (B) for Base Rate Loans that are Dollar Revolving Credit Loans, 4.75%, (C) for Letter of Credit fees, 5.75% and (D) for commitment fees, 0.50%, and (ii) thereafter, the following percentages per annum, based upon the Senior Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Senior Secured Net Leverage Ratio	Eurodollar Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Commitment Fee Rate
1	> 3.00 to 1.0	5.75%	4.75%	0.50%
2	≤ 3.00 to 1.0	5.50%	4.50%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Alternative Currency L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii)(x) with respect to any Dollar Letters of Credit issued pursuant to Section 2.03(a), the Dollar Revolving Credit Lenders and (y) with respect to any Alternative Currency Letters of Credit issued pursuant to Section 2.03(a), the Alternative Currency Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Dollar Revolving Credit Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(vi); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Reference Date”), the sum of (without duplication):

(a) an amount equal to Cumulative Consolidated Net Income; plus

(b) the amount of any capital contributions to the Borrower or Net Cash Proceeds from the issuance or sale of Qualified Equity Interests (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than the Equity Contribution, any Excluded Contribution or any amount designated as a Cure Amount) received or made by the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(c) to the extent not (A) included in clause (a) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(d) to the extent not (A) included in clause (a) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date in respect of loans or advances made by the Borrower or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries; plus

(e) to the extent not (A) included in clause (a) above, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay Loans in accordance with Section 2.05(b)(ii), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; minus

(f) the aggregate amount of any Investments made pursuant to Section 7.02(c)(iv)(B)(y), 7.02(i)(B)(ii) and Section 7.02(n)(ii), any Restricted Payment made pursuant to Section 7.06(k)(ii) or any payment made pursuant to Section 7.12(a)(i)(D)(1)(y) during the period commencing on the Closing Date and ending on the Reference Date (and for purposes of this clause (f), without taking account of the intended usage of the Available Amount on such Reference Date in the contemplated transaction).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Adjusted Eurodollar Rate on such day for an Interest Period of one (1) month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day). The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“BBA LIBOR” has the meaning specified in the definition of “Eurodollar Rate.”

“Bookrunner” means each of Citigroup Global Markets Inc., JPMS and UBS Securities LLC.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(vi)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(vi)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(vi)(D).

“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, having the same Interest Period.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the jurisdiction where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any funding, disbursement, settlement and payment in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurodollar Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euros, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euros in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euros, or any other dealings in any currency other than Dollars or Euros to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollars” means Canadian dollars, the lawful currency of Canada.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be either (i) included as capital expenditures, or (ii) disclosed as “movement from inventory to property and equipment for instruments placed on rental agreements” (or any line item in respect of expenditures on instruments subject to rental agreements), in each case, on the consolidated statement of cash flows or referenced to the statement of cash flows of the Borrower and the Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at Citibank (or any successor Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars, Euros, Yen, Canadian Dollars, Sterling or any national currency of any Participating Member State of the EMU;

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(c) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (g) below entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof;

(g) marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(h) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 12 months or less from the date of acquisition;

(i) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(j) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (i) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (j) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (j) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above, provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it initially provides any Cash Management Services under a Secured Cash Management Agreement, whether or not such Person subsequently ceases to be a Lender or an Affiliate of a Lender.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of section 957(a) of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the date of this Agreement of a law, rule, regulation or treaty adopted prior to the date of this Agreement), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the date hereof.

“Change of Control” means the earliest to occur after the Closing Date of:

(a) (i) at any time prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to own, in the aggregate, directly or indirectly, beneficially and of record, at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; or

(ii) at any time upon or after the consummation of a Qualifying IPO, (1) any Person (other than a Permitted Holder) or (2) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Equity Interests representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders;

unless, in the case of either clause (a)(i) or (a)(ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings; or

(b) any “Change of Control” (or any comparable term) in any document pertaining to the Senior Notes, the Senior Notes Indenture, any indenture governing notes issued in a Permitted Refinancing of the Senior Notes or any Credit Agreement Refinancing Indebtedness (or any Permitted Refinancing thereof); or

(c) the Borrower ceases to be a direct wholly owned Subsidiary of Holdings (or any Successor Holdings or successor under 7.04(a)).

“Citibank” means Citibank, N.A.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term B Loans, Dollar Revolving Credit Loans, Alternative Currency Revolving Credit Loans, New Term Loans, New Revolving Credit Loans, Other Term Loans, Extended Term Loans, Extended Dollar Revolving Credit Loans, Extended Alternative Currency Revolving Credit Loans or another Class of Loans to be made pursuant to an Extension Offer (including Loans made pursuant to Replacement Dollar Revolving Credit Commitments or Replacement Alternative Currency Revolving Credit Commitments), (b) any Commitment, refers to whether such Commitment is a Term B Commitment, Dollar Revolving Credit Commitment, Alternative Currency Revolving Credit Commitment, New Dollar Revolving Credit Commitment, New Alternative Currency Revolving Credit Commitment, New Term Commitment, Other Term Commitment or a Commitment in respect of a Class of Loans to be made pursuant to an Extension Offer (including a Replacement Dollar Revolving Credit Commitment or Replacement Alternative Currency Revolving Credit Commitment) and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Dollar Revolving Credit Commitments, Alternative Currency Revolving Credit Commitments, Term B Commitments, Replacement Dollar Revolving Credit Commitments, Replacement Alternative Currency Revolving Credit Commitments, Other Term Commitments, Extended Dollar Revolving Credit Commitments, Extended Alternative Currency Revolving Credit Commitments, New Term Commitments, New Dollar Revolving Credit Commitments and New Alternative Currency Revolving Credit Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Co-Documentation Agent” means Deutsche Bank Securities Inc. and Royal Bank of Canada, each in its capacity as a co-documentation agent under this Agreement.

“Co-Investor” means any of (a) the assignees, if any, of the equity commitments of any Sponsor who become holders of Equity Interests in the Borrower (or any of the direct or indirect parent companies of the Borrower) on the Closing Date in connection with the Acquisition and (b) the transferees, if any, that acquire, within 90 days of the Closing Date, any Equity Interests in the Borrower (or any of the direct or indirect parent companies of the Borrower) held by any Sponsor as of the Closing Date.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iv) or pursuant to the Collateral Documents, Section 6.11 or Section 6.13 at such time, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by Holdings, each Restricted Subsidiary of the Borrower that is a wholly owned Material Domestic Subsidiary and not an Excluded Subsidiary including those that are listed on Schedule I hereto (each, a “Guarantor”), and any Restricted Subsidiary of the Borrower that Guarantees the Senior Notes, any Junior Financing or any Credit Agreement Refinancing Indebtedness (or, in each case, any Permitted Refinancing thereof) shall be a Guarantor hereunder;

(c) the Obligations and the Guaranty shall have been secured by a first-priority security interest (subject to Liens permitted by Section 7.01) in (i) all the Equity Interests of the Borrower, (ii) all Equity Interests of each direct, wholly owned Domestic Subsidiary (other than a Domestic Subsidiary described in the following clause (iii)(A)) that is directly owned by the Borrower or any Subsidiary Guarantor and (iii) 65% of the issued and outstanding Equity Interests of (A) each wholly owned Domestic Subsidiary that is directly owned by the Borrower or by any Subsidiary Guarantor and that is a disregarded entity for United States Federal income tax purposes and that has no material assets other than Equity Interests in one or more Foreign Subsidiaries that are CFCs and (B) each wholly owned Foreign Subsidiary that is directly owned by the Borrower or by any Subsidiary Guarantor;

(d) except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities or instruments, filing financing statements under the Uniform Commercial Code or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or to the extent required in the Security Agreement) in substantially all tangible and intangible personal property of the Borrower and each Guarantor (including accounts (other than deposit accounts, other bank or securities accounts or any Securitization Assets), inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles, and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents, in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents; and

(e) the Administrative Agent shall have received duly executed counterparts of a Mortgage and other documentation required to be delivered with respect to each Material Real Property pursuant to Section 6.13.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of surveys, abstracts or appraisals with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining surveys, abstracts or appraisals in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the perfection of security interests in, or the delivery of the Mortgages and the obtaining of title insurance and surveys with respect to, particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Agents and the Lenders pursuant to Sections 4.01(a)(iv), 6.11 or 6.13, the Guaranty, the First Lien Intercreditor Agreement (if any), the Second Lien Intercreditor Agreement (if any) and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption and shall include any Term B Commitment, Revolving Credit Commitment, New Revolving Credit Commitment, New Term Commitment, Other Term Commitment, Extended Dollar Revolving Credit Commitment, Extended Alternative Currency Revolving Credit Commitment, Replacement Alternative Currency Revolving Credit Commitment and Replacement Dollar Revolving Credit Commitment.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Company” has the meaning specified in the introductory paragraph to this Agreement.

“Company Parties” means the collective reference to Holdings and its Subsidiaries, including the Borrower, and “Company Party” means any one of them.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D and which certificate shall in any event be a certificate of a Financial Officer (a) certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations, in the case of financial statements delivered under Section 6.01(a), beginning with the financial statements for the fiscal year of the Borrower ending May 31, 2013, of Excess Cash Flow for such fiscal year, (c) commencing with the certificate delivered pursuant to Section 6.02(a) for the fiscal quarter ending November 30, 2011, setting forth a calculation of the Senior Secured Net Leverage Ratio as of the end of the most recent Test Period and (d) in the case of financial statements delivered under Section 6.01(a), setting forth a reasonably detailed calculation of the Net Cash Proceeds received during the applicable period by or on behalf of, Holdings or any of its Restricted Subsidiaries in respect of any Disposition subject to prepayment pursuant to Section 2.05(b)(ii)(A) and the portion of such Net Cash Proceeds that has been invested or are intended to be reinvested in accordance with Section 2.05(b)(ii)(B).

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (A) the current portion of any Funded Debt, (B) the current portion of interest, (C) accruals for current or deferred taxes based on income or profits, (D) accruals of any costs or expenses related to restructuring reserves or severance, (E) Revolving Credit Loans, Swing Line Loans, L/C Obligations or any other revolving loans, swingline loans or letter of credit obligations under any revolving credit facility, (F) the current portion of any Capitalized Lease Obligation, (G) deferred revenue arising from cash receipts, (H) liabilities in respect of unpaid earn-outs, (I) the current portion of any other long-term liabilities and (J) amounts related to derivative financial instruments and assets held for sale, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries, including the amortization of deferred financing fees, debt issuance costs, and commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(a) increased by (without duplication):

(i) provision for taxes based on income or profits or capital, including, state, franchise or similar taxes and foreign withholding taxes, of such Person and its Restricted Subsidiaries for such period (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustment made pursuant to clauses (a) through (m) of the definition of Consolidated Net Income, in each case, to the extent deducted in computing Consolidated Net Income, plus

(ii) (A) Fixed Charges of such Person and its Restricted Subsidiaries for such period (including (x) net losses or obligations under Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other deferred financing fees, and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (i)(t) through (z) in the definition thereof), to the extent the same was deducted in computing Consolidated Net Income, plus

(iii) Consolidated Depreciation and Amortization Expense of such Person and its Restricted Subsidiaries for such period to the extent deducted in computing Consolidated Net Income, plus

(iv) any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred hereunder including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transaction, in each case, deducted in computing Consolidated Net Income, plus

(v) the amount of any restructuring charge or reserve deducted in such period in computing Consolidated Net Income, and any one-time costs incurred in connection with Investments after the Closing Date, plus

(vi) the amount of costs relating to signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs and costs incurred in connection with non-recurring product and intellectual property development after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs), new systems design and implementation costs and project start-up costs and curtailments and modifications to pension and post-retirement employee benefit plans in an aggregate amount for all items added pursuant to this clause (vi) not to exceed $15,000,000 for such Test Period, plus

(vii) any other non-cash charges including any write offs or write downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(viii) the amount of any expense resulting from the application of Accounting Standards Codification No. 810 deducted in calculating Consolidated Net Income, plus

(ix) Specified Legal Expenses, plus

(x) the amount of management, monitoring, consulting, advisory and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Sponsor Management Agreement or otherwise to the Sponsors to the extent permitted under Section 7.08 and deducted in such period in computing Consolidated Net Income, plus

(xi) the amount of “run-rate” net cost savings and synergies (other than any of the foregoing related to Specified Transactions) projected by the Borrower in good faith to result from specified actions taken, committed to be taken or expected in good faith to be taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings and synergies are reasonably identifiable and factually supportable and certified by a Financial Officer of the Borrower (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken, provided that such benefit is expected to be realized within 12 months of taking such action), and (B) the aggregate amount of cost savings and synergies added pursuant to this clause (xi) for any Test Period shall not exceed, after the Closing Date, the greater of (x) $15,000,000 and (y) 10% of Consolidated EBITDA for such Test Period (calculated prior to giving effect to any adjustment pursuant to this clause (xi)), plus

(xii) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing, plus

(xiii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back, plus

(xiv) any costs or expenses incurred by such Person or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or Net Cash Proceeds of issuance of Equity Interests of such Person (other than Disqualified Equity Interests), in each case, solely to the extent that such cash proceeds are excluded from the calculation of the Available Amount, plus

(xv) any net loss from operations disposed of, abandoned or discontinued or reflected as discontinued in the most recent financial statements delivered pursuant to this Agreement;

(b) decreased by (without duplication):

(i) any non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than any such accruals or cash reserves that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition), plus

(ii) any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase Consolidated EBITDA in such prior period, plus

(iii) any net income from operations disposed of, abandoned or discontinued or reflected as discontinued in the most recent financial statements delivered pursuant to this Agreement.

“Consolidated First Lien Net Debt” means, as of any date of determination, Consolidated Net Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary but excluding (a) any such Indebtedness of a Restricted Subsidiary that is not a Loan Party and (b) any such Indebtedness in which the applicable Liens are subordinated to the Liens securing the Obligations.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of obligations under Swap Contracts or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Swap Contracts with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transaction or any acquisition, (u) penalties and interest relating to taxes and any other fees related to the Transaction, (v) any “additional interest” with respect to the Senior Notes or other securities, (w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Financing and (z) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty); plus

(ii) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(iii) interest income of such Person and its Restricted Subsidiaries for such period.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt outstanding on such date, minus (b) an aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (l), (m), (s), (t)(i), (t)(ii), (u) and (bb)), not exceeding $75,000,000 in the aggregate, included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, excluding cash and Cash Equivalents which are listed as “Restricted” on such balance sheet; provided that for purposes of determining the Senior Secured First Lien Net

Leverage Ratio or the Senior Secured Net Leverage Ratio for purposes of Sections 2.14 and 7.03(r) only, the cash proceeds of any Incremental Loan and/or Incremental Equivalent Debt shall not be deemed to be included on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(a) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, and Transaction Expenses, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses and one-time compensation charges, shall be excluded;

(b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP;

(c) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(d) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations shall be excluded;

(e) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded;

(f) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (g) below);

(g) solely for the purpose of determining the Available Amount, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(h) (i) any net unrealized gain or loss (after any offset) resulting in such period from obligations in respect of Swap Contracts and the application of Financial Accounting Standards Board Accounting

Standards Codification 815 (Derivatives and Hedging), (ii) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including the net loss or gain (A) resulting from Swap Contracts for currency exchange risk and (B) resulting from intercompany Indebtedness) and all other foreign currency translation gains or losses to the extent such gain or losses are non-cash items, and (iii) any net after-tax effect of income (loss) for such period attributable to the early extinguishment or conversion of (A) Indebtedness, (B) obligations under any Swap Contracts or (C) other derivative instruments, shall be excluded;

(i) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a Change in Law, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(j) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period), shall be excluded;

(k) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of the insurable event (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded;

(l) any non-cash (for such period and all other periods) compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by, or to, management of such Person or any of its Restricted Subsidiaries, or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded; and

(m) any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation shall be excluded.

“Consolidated Senior Secured Net Debt” means, as of any date of determination, Consolidated Net Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction, any Permitted Acquisition or any other Investment permitted hereunder), consisting only of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit, obligations in respect of Capitalized Leases or other purchase money indebtedness, debt obligations evidenced by promissory notes or similar instruments and guarantees of any of the foregoing obligations; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any Qualified Securitization Financing, (ii) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until three (3) Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted)) and (iii) obligations under Swap Contracts (but including unpaid termination payments under Swap Contracts).

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including tender premium) thereon plus reasonable upfront fees and OID on such exchanging, extending, renewing, replacing or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension, (ii) such Indebtedness has a later maturity than, and a Weighted Average Life to Maturity equal to or greater than, in each case, the Refinanced Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), and (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Consolidated Net Income” means 50% of the cumulative Consolidated Net Income (which amount shall not be less than zero) of the Borrower and its Restricted Subsidiaries since the beginning of the fiscal quarter including the Closing Date to the end of the last fiscal period (taken as one accounting period) for which financial statements have been provided to the Lenders pursuant to Section 6.01(a) or (b).

“Cure Amount” has the meaning specified in Section 8.04(a).

“Cure Expiration Date” has the meaning specified in Section 8.04(a).

“Debt Fund Affiliate” means any Affiliate of Holdings that is a bona fide diversified debt fund that is not (a) a natural person or (b) a Subsidiary of Holdings.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Revolving Credit Loans which are Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and Mandatory Cost) otherwise applicable to such Loan (giving effect to Section 2.02(c)) plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, at any time, as reasonably determined by the Administrative Agent, a Lender as to which the Administrative Agent has notified the Borrower that (i) such Lender has failed to comply with its obligations under this Agreement to fund a Term Loan, Revolving Credit Loans, participations in L/C Obligations and/or participations in Swing Line Loans (each a “Lender Funding Obligation”), in each case, required to be funded hereunder, (ii) such Lender has notified the Administrative Agent, or has stated publicly, that it will not comply with any such Lender Funding Obligation hereunder, or has defaulted on its similar obligations under any other loan agreement or credit agreement or other similar agreement in which it commits to extend credit (absent a good faith dispute), (iii) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its Lender Funding Obligations hereunder; provided that any such Lender shall cease to be a Defaulting Lender under this clause (iii) upon receipt of such confirmation by the Administrative Agent, or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender. Any determination that a Lender is a Defaulting Lender under clauses (ii) and (iii) above will be made by the Administrative Agent in its sole discretion acting in good faith. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within one hundred eighty (180) days following the consummation of the applicable Disposition).

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.05(a)(vi)(B)(2).

“Discount Range” has the meaning assigned to such term in Section 2.05(a)(vi)(C)(1).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.05(a)(vi)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(vi)(C) substantially in the form of Exhibit L.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit M, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.05(a)(vi)(C)(1).

“Discount Range Proration” has the meaning assigned to such term in Section 2.05(a)(vi)(C)(3).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.05(a)(vi)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(vi)(B), Section 2.05(a)(vi)(C) or Section 2.05(a)(vi)(D), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.05(a)(vi)(A).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings, the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institutions” means those Persons who are identified after the Closing Date as competitors of the Borrower or any of its Subsidiaries and any Affiliate of such Persons reasonably acceptable to the Administrative Agent as Disqualified Institutions for the purposes of this Agreement.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a) with respect to an amount denominated in Dollars, such amount; and

(b) with respect to an amount denominated in an Alternative Currency, an equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollar L/C Advance” means, with respect to each Dollar Revolving Credit Lender, such Lender’s funding of its participation in any Dollar L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.

“Dollar L/C Borrowing” means an extension of credit resulting from a drawing under any Dollar Letter of Credit that has not been reimbursed on the applicable Honor Date or refinanced as a Dollar Revolving Credit Borrowing.

“Dollar L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“Dollar L/C Issuer” means Citibank and any other Lender that becomes a Dollar L/C Issuer in accordance with Section 2.03(l), in each case, in its capacity as an issuer of Dollar Letters of Credit hereunder, or any successor issuer of Dollar Letters of Credit hereunder.

“Dollar L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Dollar Letters of Credit (whether or not (i) such maximum amount is then in effect under any such Dollar Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Dollar Letter of Credit or (ii) the conditions to drawing can then be satisfied) plus the aggregate of all Unreimbursed Amounts in respect of Dollar Letters of Credit, including all Dollar L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Dollar Letter of Credit” means a Letter of Credit denominated in Dollars and issued pursuant to Section 2.03(a)(i)(A)(1).

“Dollar Revolving Credit Borrowing” means a borrowing consisting of Dollar Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Dollar Revolving Credit Lenders pursuant to Section 2.01(b)(i).

“Dollar Revolving Credit Commitment” means, as to each Dollar Revolving Credit Lender, its obligation to (a) make Dollar Revolving Credit Loans to the Borrower pursuant to Section 2.01(b)(i), (b) purchase participations in Dollar L/C Obligations in respect of Dollar Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 2.01A under the caption “Dollar Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Dollar Revolving Credit Commitments of all Dollar Revolving Credit Lenders shall be $50,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement, including pursuant to any applicable Dollar Revolving Facility Increase.

“Dollar Revolving Credit Exposure” means, as to each Dollar Revolving Credit Lender, the sum of the Outstanding Amount of such Revolving Credit Lender’s Dollar Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Dollar L/C Obligations and the Swing Line Obligations at such time.

“Dollar Revolving Credit Facility” means, at any time, the aggregate Dollar Amount of the Dollar Revolving Credit Commitments at such time.

“Dollar Revolving Credit Lender” means, at any time, any Lender that has a Dollar Revolving Credit Commitment at such time.

“Dollar Revolving Credit Loan” has the meaning specified in Section 2.01(b)(i).

“Dollar Revolving Credit Note” means a promissory note of the Borrower payable to any Dollar Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Dollar Revolving Credit Lender resulting from the Dollar Revolving Credit Loans made by such Revolving Credit Lender.

“Dollar Revolving Facility Increase” has the meaning specified in Section 2.14(a).

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“Electing Lender” has the meaning specified in Section 2.16(d)(ii).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.07(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws relating to the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” means, the contribution by the Sponsors, the Co-Investors and the Management Stockholders of an aggregate amount of cash as common equity, directly or indirectly to Holdings, which will in turn be contributed to the Borrower in the form of common stock, which, together with any rollover equity, will constitute an aggregate amount of not less than 35% of the sum of the proceeds of (i) the Term B Loans and the Initial Revolving Borrowings (but excluding (x) Initial Revolving Borrowings to fund OID (including in respect of the Senior Notes issued or released from escrow on the Closing Date)) and upfront fees, (ii) any Senior Notes issued or released from escrow on the Closing Date and (iii) the Equity Contribution; provided the aggregate amount of rollover equity does not exceed 5% of such sum.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA, whether or not waived, which could result in liability to any Loan Party; (c) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (e) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (g) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (h) the imposition of a lien under Section 303(k) of ERISA with respect to any Pension Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Loan Party; or (j) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA).

“Eurodollar Borrowing” means a Borrowing comprised of Eurodollar Rate Loans.

“Eurodollar Rate” means

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Loan, whether denominated in Dollars or in an Alternative Currency, that bears interest at a rate based on clause (a) of the definition of Eurodollar Rate.

“Euros” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income of the Borrower for such period;

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period;

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting);

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income;

(v) the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period; and

(vi) cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in such Consolidated Net Income; over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges excluded by virtue of clauses (a) through (m) of the definition of Consolidated Net Income;

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period, in each case except to the extent financed with the proceeds of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than revolving Indebtedness);

(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii)

to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase and (C) the amount of any voluntary prepayments of Term Loans made pursuant to Section 2.05(a)(vi) to the extent financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Term Loans), but excluding (W) all other prepayments of Term Loans (other than prepayments referred to in clauses (B) and (C) above) to the extent repaid with proceeds of internally generated cash flow, (X) all prepayments of Revolving Credit Loans and Swing Line Loans, (Y) all prepayments in respect of any other revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder and (Z) payments of any subordinated indebtedness except to the extent permitted to be paid pursuant to Section 7.12(a)) made during such period, in each case except to the extent financed with the proceeds of other long term Indebtedness of the Borrower or the Restricted Subsidiaries (other than revolving Indebtedness);

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and the net cash loss on Dispositions to the extent otherwise added to arrive at Consolidated Net Income;

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting);

(vi) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income;

(vii) without duplication of amounts deducted pursuant to clauses (viii) and (xi) below in prior fiscal years, the amount of Investments made pursuant to Sections 7.02(b)(iii), (m) (but excluding such loans and advances in respect of Sections 7.06(g)(i), (g)(iv) (to the extent the amount of such Investment would not have been deducted pursuant to this clause if made by the Borrower or a Restricted Subsidiary) and (k)), (n) and (v) and acquisitions made during such period to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries and not made in reliance on any basket calculated by reference to the Available Amount;

(viii) the amount of Restricted Payments paid during such period pursuant to Sections 7.06(f), (g), (h), (i), (k)(i) and (l) in each case to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries;

(ix) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries from internally generated cash flow of the Borrower and the Restricted Subsidiaries during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income;

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such payments reduced Excess Cash Flow pursuant to clause (b)(iii) above or reduced the mandatory prepayment required by Section 2.05(b)(i);

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount of internally generated cash flow actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;

(xii) the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; and

(xiii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means the amount of capital contributions to the Borrower or Net Cash Proceeds from the sale or issuance of Qualified Equity Interests (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than the Equity Contribution or any amount to the extent used in the Cure Amount) and designated by the Borrower to the Administrative Agent as an Excluded Contribution on the date such capital contributions are made or such Equity Interests are sold or issued.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or a Guarantor, (b) any Foreign Subsidiary of the Borrower or of any direct or indirect Domestic Subsidiary or Foreign Subsidiary, (c) any Subsidiary that is a disregarded entity for United States Federal income tax purposes and that has no material assets other than Equity Interests in one or more Foreign Subsidiaries that are CFCs, (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a CFC, (e) any Subsidiary that is prohibited by applicable Law or material contractual obligation existing on the Closing Date (or in the case of any future acquisition, of the acquired company and as in effect as of the closing date of such acquisition) from providing a Guaranty or if such Guaranty would require governmental (including regulatory) consent, approval, license or authorization to grant such Guaranty or third party consent to grant such Guaranty, (f) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary, (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the burden or cost (including any adverse tax consequences) of providing the Guaranty shall outweigh the benefits to be obtained by the Lenders therefrom and (h) each Unrestricted Subsidiary.

“Extended Alternative Currency Revolving Credit Commitment” has the meaning specified in Section 2.16(a).

“Extended Alternative Currency Revolving Credit Facility” means, at any time, the aggregate Dollar Amount of the Extended Alternative Currency Revolving Credit Commitments at such time.

“Extended Dollar Revolving Credit Commitment” has the meaning specified in Section 2.16(a).

“Extended Dollar Revolving Credit Facility” means, at any time, the aggregate principal amount of the Extended Dollar Revolving Credit Commitments at such time.

“Extended Revolving Credit Commitment” means the Extended Alternative Currency Revolving Credit Commitments and the Extended Dollar Revolving Credit Commitments.

“Extended Revolving Credit Facility” means the Extended Alternative Currency Revolving Credit Facility and the Extended Dollar Revolving Credit Facility.

“Extended Term Loans” has the meaning specified in Section 2.16(a).

“Extending Term Lender” has the meaning specified in Section 2.16(a).

“Extension” has the meaning specified in Section 2.16(a).

“Extension Offer” has the meaning specified in Section 2.16(a).

“Facility” means the Term B Loans, Dollar Revolving Credit Facility, Alternative Currency Revolving Credit Facility, any Extended Revolving Credit Facility, any Extended Term Loans, any New Term Loans, any New Revolving Credit Commitments, any Replacement Dollar Revolving Credit Commitments, any Replacement Alternative Currency Revolving Credit Commitments or any Other Term Loans (or Commitments), as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof or any successor provision that is substantively the equivalent thereof (and, in each case, any regulations promulgated thereunder or official interpretations thereof).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Financial Officer” means the chief financial officer, the treasurer or other financial officer, as appropriate, of the Borrower.

“First Lien Intercreditor Agreement” means a “pari passu” intercreditor agreement among the Administrative Agent and one or more Senior Representatives for holders of Permitted Pari Passu Secured Refinancing Debt in form and substance reasonably satisfactory to the Administrative Agent.

“Fixed Charge Coverage Ratio” means, with respect to any Test Period, the ratio of (1) Consolidated EBITDA for such Test Period to (2) the Fixed Charges for such Test Period, in each case for the Borrower and its Restricted Subsidiaries.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(a) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period;

(b) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock made during such period; and

(c) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests made during such period.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Casualty Event” has the meaning specified in Section 2.05(b)(vi).

“Foreign Disposition” has the meaning specified in Section 2.05(b)(vi).

“Foreign Lender” has the meaning specified in Section 3.01(b).

“Foreign Plan” means any material employee benefit plan, program or agreement maintained or contributed to by, or entered into with, Holdings or any Subsidiary of Holdings with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through the adoption of IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Global Intercompany Note” means a promissory note substantially in the form of Exhibit J.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, the Borrower may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, and any such Restricted Subsidiary shall be a Guarantor hereunder for all purposes.

“Guaranty” means (a) the guaranty made by Holdings and the other Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b) of the definition of “Collateral and Guarantee Requirement,” substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, and all chemicals, wastes, pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person party to a Secured Hedge Agreement that is an Agent, a Lender, a Bookrunner or an Affiliate of any of the foregoing on the Closing Date or at the time it enters into such Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of any of the foregoing.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Identified Participating Lenders” has the meaning specified in Section 2.05(a)(vi)(C)(3).

“Identified Qualifying Lender” has the meaning specified in Section 2.05(a)(vi)(D)(3).

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Increased Amount Date” has the meaning specified in Section 2.14(a).

“Incremental Commitments” has the meaning specified in Section 2.14(a).

“Incremental Equivalent Debt” has the meaning specified in Section 7.03(r).

“Incremental Joinder Agreement” has the meaning specified in Section 2.14(a).

“Incremental Loan” has the meaning specified in Section 2.14(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include (A) the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of Restricted Subsidiaries that are not Loan Parties, exclude loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business solely to the extent that such intercompany loans and advances are evidenced by one or more notes in form and substance reasonably satisfactory to the Administrative Agent and pledged as Collateral. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning specified in Section 10.08.

“Initial Revolving Borrowing” means one or more borrowings of Revolving Credit Loans on the Closing Date in an amount not to exceed the aggregate amounts specified or referred to in the definition of the term “Permitted

Initial Revolving Credit Borrowing Purposes”; provided, that, without limitation, Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from an existing issuer of letters of credit outstanding on the Closing Date agreeing to become an L/C Issuer under this Agreement).

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by each applicable Lender, nine or twelve months (or such period of less than one month as may be consented to by each applicable Lender), as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including without limitation by merger or otherwise) of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions, including without limitation by merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any return representing a return of capital with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“IP Rights” has the meaning specified in Section 5.15.

“IRS” means Internal Revenue Service of the United States.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any of its Subsidiaries) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of the Restricted Subsidiaries and (b) any Person in whom the Borrower or any of the Restricted Subsidiaries beneficially owns any Equity Interest that is not a Restricted Subsidiary (other than an Unrestricted Subsidiary).

“JPMS” means J.P. Morgan Securities LLC.

“Judgment Currency” has the meaning specified in Section 10.18.

“Junior Financing” has the meaning specified in Section 7.12(a)(i).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“L/C Advances” means the collective reference to Dollar L/C Advances and Alternative Currency L/C Advances.

“L/C Borrowing” means the collective reference to Dollar L/C Borrowings and Alternative Currency L/C Borrowings.

“L/C Credit Extensions” means the collective reference to the Dollar L/C Credit Extensions and the Alternative Currency L/C Credit Extensions.

“L/C Issuer” means the collective reference to each Dollar L/C Issuer and each Alternative Currency L/C Issuer.

“L/C Obligations” means the collective reference to the Dollar L/C Obligations and the Alternative Currency L/C Obligations.

“L/C Sublimit” means an amount equal to $25,000,000.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Term Loan, Revolving Credit Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Other Term Loan, any Extended Term Loan, any Extended Revolving Credit Commitment (or Loan thereunder), any Replacement Revolving Credit Commitment (or Loan thereunder) in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lead Arrangers” means Citigroup Global Markets Inc. and JPMS, each in its capacity as a joint lead arranger under this Agreement.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” For avoidance of doubt, each Additional Lender to the extent any such Person has executed and delivered a Refinancing Amendment or an Incremental Joinder Agreement, as the case may be, and to the extent such Refinancing Amendment or Incremental Joinder Agreement shall have become effective in accordance with the terms hereof and thereof. As of the Closing Date, Schedule 2.01 sets forth the name of each Lender.

“Lender Funding Obligation” has the meaning specified in the definition of “Defaulting Lender.”

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is determined or adjudicated to be insolvent by a Governmental Authority, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interest in any Lender or its Parent Company by a Governmental Authority or an instrumentality thereof.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Loan” means an extension of credit by a Lender to the Borrower under Article II.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Joinder Agreement or Extension Offer, (d) the Guaranty, (e) the Collateral Documents and (f) the Issuer Documents.

“Loan Parties” means, collectively, (a) Holdings, (b) the Borrower and (c) each other Guarantor.

“Management Stockholders” means the members of management of Holdings or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01D.

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, financial condition or results of operations of Holdings, the Borrower and the Borrower’s Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (c) a material adverse effect on the ability of the Borrower or any Guarantor to perform its payment obligations under any Loan Document.

“Material Domestic Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than 5.0% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such Test Period, then the Borrower shall, not later than forty-five (45) days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 applicable to such Subsidiary.

“Material Foreign Subsidiary” means, at any date of determination, each of the Borrower’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Real Property” means any real property owned by any Loan Party with a fair market value in excess of $5,000,000.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means (i) with respect to each of the Revolving Credit Facilities, the fifth anniversary of the Closing Date, (ii) with respect to the Term B Loans that have not been extended pursuant to Section 2.16, the date that is seven years after the Closing Date, (iii) with respect to any tranche of Extended Term Loans, Extended Revolving Credit Facility, Replacement Dollar Revolving Credit Commitments or Replacement Alternative Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender or Lenders, (iv) with respect to any Other Term Loans, the final maturity date as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Loans, the final maturity date as specified in the applicable Incremental Joinder Agreement; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 10.10.

“Merger” has the meaning specified in the preliminary statements to this Agreement.

“Merger Agreement” means the Agreement and Plan of Merger dated as of July 2, 2011, among Parent, Merger Sub and the Company.

“Merger Consideration” has the meaning specified in the preliminary statements to this Agreement.

“Merger Sub” has the meaning specified in the preliminary statements to this Agreement.

“Minimum Extension Condition” has the meaning specified in Section 2.16(b).

“Minority Investment” means any Person other than a Subsidiary in which the Borrower or any Restricted Subsidiary owns any Equity Interests.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).

“Mortgaged Properties” means each Material Real Property requiring delivery of a Mortgage pursuant to Sections 6.11 and 6.13(b).

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Administrative Agent executed and delivered pursuant to Sections 6.11 and 6.13(b).

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset (including issuance or Disposition of Equity Interests by or of Subsidiaries) by the Borrower or any of the Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of the Restricted Subsidiaries) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and the Credit Agreement Refinancing Indebtedness), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes or distributions made pursuant to Section 7.06(g)(i) or (g)(iii) paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E); provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $30,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary or any sale or issuance of Qualified Equity Interests by the Borrower or any direct or indirect parent of the Borrower, the excess, if any, of (A) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (B) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance (and with respect to any sale or issuance of Qualified Equity Interests by any direct or indirect parent of the Borrower, the amount of cash from such sale or issuance of Qualified Equity Interests contributed to the capital of the Borrower).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“New Alternative Currency Revolving Credit Commitments” means any New Revolving Credit Commitments that are Commitments to make Loans denominated in Dollars and Alternative Currencies.

“New Dollar Revolving Credit Commitments” means any New Revolving Credit Commitments that are Commitments to make Loans only denominated in Dollars.

“New Revolving Credit Commitments” has the meaning specified in Section 2.14(a).

“New Revolving Credit Lender” has the meaning specified in Section 2.14(a).

“New Revolving Credit Loan” has the meaning specified in Section 2.14(d).

“New Term Commitments” has the meaning specified in Section 2.14(a).

“New Term Lender” has the meaning specified in Section 2.14(a).

“New Term Loan” has the meaning specified in Section 2.14(d).

“Non-Consenting Lender” has the meaning specified in Section 3.07.

“Non-Debt Fund Affiliate” means any Affiliate of the Sponsor other than (a) Holdings or any Subsidiary of Holdings, (b) any Debt Fund Affiliate and (c) any natural person.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Electing Lender” has the meaning specified in Section 2.16(d)(ii).

“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note, Dollar Revolving Credit Note or Alternative Currency Revolving Credit Note of the Borrower payable to any Lender or its registered assigns, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.

“Notice of Intent to Cure” has the meaning specified in Section 8.04(a).

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit , whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) obligations of any Loan Party arising under any Secured Hedge Agreement and (c) obligations of any Loan Party arising under any Secured Cash Management Agreements. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

“Offered Amount” has the meaning specified in Section 2.05(a)(vi)(D)(1).

“Offered Discount” has the meaning specified in Section 2.05(a)(vi)(D)(1).

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii)(A).

“Other Taxes” has the meaning specified in Section 3.01(f).

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of term loans that result from a Refinancing Amendment.

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, an L/C Issuer, or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent” means IVD Holdings Inc., a Delaware corporation.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the economic or voting Equity Interests of such Lender.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Lender” has the meaning specified in Section 2.05(a)(vi)(C)(2).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Holder” means any of (a) the Sponsor, (b) the Management Stockholders and (c) the Co-Investors; provided that for purposes of the definition of “Change of Control” (i) in each of clause (a)(i), the final reference to Permitted Holders in clause (a)(ii) and the proviso to clause (a), the Co-Investors shall not constitute Permitted Holders at any time that they hold voting power equal to more than 20% of the ordinary voting power of all Equity Interests collectively held by the Sponsor, the Management Stockholders and the Co-Investors, (ii) in the final reference to Permitted Holders in clause (a)(ii), the Co-Investors shall not constitute Permitted Holders if they are part of the “group” referred to in clause (a)(ii)(2) of the definition of “Change of Control” and (iii) in the parenthetical in each of clauses (a)(ii)(1) and (2), the Co-Investors shall not constitute Permitted Holders.

“Permitted Initial Revolving Credit Borrowing Purposes” means (a) one or more Borrowings of Revolving Credit Loans that, do not in the aggregate, exceed $25,000,000 (i) to pay fees and expenses related to the Transaction and the cash collateralization of letters of credit of Holdings, the Borrower or any of the Restricted Subsidiaries outstanding on the Closing Date, (ii) to fund any original issue discount or upfront fees in connection with this Agreement or the issuance of the Senior Notes or other securities and (iii) to fund working capital needs and (b) the issuance of Letters of Credit in replacement of, or as a backstop for, letters of credit of Holdings, the Borrower or any of the Restricted Subsidiaries outstanding on the Closing Date.

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of second-lien secured notes; provided that (i) such Indebtedness is secured by the Collateral on a second-priority basis with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Borrower, then Holdings, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower, then the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Ratio Debt” means Indebtedness of the Borrower or any Subsidiary Guarantor provided that (a) such Indebtedness is unsecured and/or is subordinated in right of payment to the Obligations, (b) such Indebtedness either does not mature prior to the date that is ninety one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred or the maturity date of such Indebtedness can be extended subject to any customary conditions to a date that is ninety one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (c) such Indebtedness has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the date that is ninety one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (d) immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof, (i) no Event of Default shall exist or result therefrom, and (ii) the Fixed Charge Coverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness is greater than or equal to 2.00:1.00 and (e) such Indebtedness is issued on market terms for the type of Indebtedness issued and for issuers having a similar credit profile and in any event (other than pricing, premiums and optional prepayment or redemption provisions) not materially less favorable to the Borrower, the Restricted Subsidiaries and the Lenders than the terms and conditions of the Senior Notes; provided that a certificate of the Borrower as to the satisfaction of the conditions described in clause (e) above delivered at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements, shall be conclusive unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus reasonable OID and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(b) or Section 7.03(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, pricing, premiums and optional prepayment or redemption provisions) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended and no additional obligors become liable for such Indebtedness.

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of the Borrower or any Restricted Subsidiary, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default), and (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, sponsored, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Post-Effectiveness” has the meaning set forth in Section 2.16(d)(ii).

“Pre-Effectiveness” has the meaning set forth in Section 2.16(d)(ii).

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Pro Forma Balance Sheet” has the meaning specified in Section 5.05(a)(ii).

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.

“Pro Forma Financial Statements” has the meaning specified in Section 5.05(a)(ii).

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of a Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” shall have the meaning specified in Section 6.01(c).

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings (A) that is not subject to any Guarantee by any Subsidiary of Holdings, (B) that will not mature prior to the date that is six (6) months after the Latest Maturity Date in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (E) below), (D) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (1) the date that is four (4) years from the date of the issuance or incurrence thereof and (2) the date that is ninety-one (91) days after the Latest Maturity Date in effect on the date of such issuance or incurrence, and (E) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior discount notes of a holding company); provided that the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value and (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms. The grant of a security interest in any Securitization Assets of the Borrower or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualifying Lender” has the meaning specified in Section 2.05(a)(vi)(D)(3).

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each New Revolving Credit Lender or New Term Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.15.

“Register” has the meaning specified in Section 10.07(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharge, injecting, escaping, leaching, dumping, disposing, depositing or migration into the environment.

“Replacement Alternative Currency Revolving Amount” has the meaning specified in Section 2.16(d)(i).

“Replacement Alternative Currency Revolving Credit Commitments” has the meaning specified in 2.16(d)(i).

“Replacement Dollar Revolving Amount” has the meaning specified in Section 2.16(d)(i).

“Replacement Dollar Revolving Credit Commitments” has the meaning specified in 2.16(d)(i).

“Replacement Revolving Amount” has the meaning specified in 2.16(d)(i).

“Replacement Revolving Credit Commitments” has the meaning specified in 2.16(d)(i).

“Replacement Revolving Credit Lender” has the meaning specified in 2.16(d)(i).

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” shall mean the prepayment, refinancing, substitution or replacement of all or a portion of the Term B Loans with the incurrence by the Borrower or any Subsidiary of any debt financing having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Eurodollar Rate) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Term B Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term B Loans or the incurrence of any Replacement Term Loans.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Alternative Currency Revolving Credit Lenders” means, as of any date of determination, Alternative Currency Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Alternative Currency Revolving Credit Loans and all Alternative Currency L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in Alternative Currency L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Alternative Currency Revolving Credit Commitments; provided that the unused Alternative Currency Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Alternative Currency Revolving Credit Loans and all Alternative Currency L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Alternative Currency Revolving Credit Lenders.

“Required Dollar Revolving Credit Lenders” means, as of any date of determination, Dollar Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Dollar Revolving Credit Loans, Swing Line Loans and all Dollar L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in Dollar L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Dollar Revolving Credit Commitments; provided that the unused Dollar Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Dollar Revolving Credit Loans, Swing Line Loans and all Dollar L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Dollar Revolving Credit Lenders.

“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility or Facilities (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility or Facilities being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility or Facilities; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; provided, further, that, to the same extent set forth in Section 10.07(i) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Required Term Lenders” means, as of any date of determination, Term Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Term Loans and (b) aggregate unused Term Commitments; provided that the unused Term Commitment and the portion of the Outstanding Amount of all Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders; provided, further, that, to the same extent set forth in Section 10.07(i) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Term Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or Holdings’ stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Alternative Currency Revolving Credit Loan, each of the following: (i) each date of a Borrowing of a Eurodollar Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurodollar Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Alternative Currency Revolving Credit Lenders under the Alternative Currency Revolving Credit Facility shall require; (b) with respect to any Alternative Currency Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an Alternative Currency L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the Alternative Currency L/C Issuer shall determine or the Required Alternative Currency Revolving Credit Lenders under the Alternative Currency Revolving Credit Facility shall require.

“Revolving Credit Borrowing” means the collective reference to a Dollar Revolving Credit Borrowing or an Alternative Currency Revolving Credit Borrowing.

“Revolving Credit Commitments” means the collective reference to the Dollar Revolving Credit Commitments and the Alternative Currency Revolving Credit Commitments.

“Revolving Credit Exposure” means the collective reference to the Dollar Revolving Credit Exposure and the Alternative Currency Revolving Credit Exposure.

“Revolving Credit Facilities” means the collective reference to the Dollar Revolving Credit Facility and the Alternative Currency Revolving Credit Facility.

“Revolving Credit Lenders” means the collective reference to the Dollar Revolving Credit Lenders and the Alternative Currency Revolving Credit Lenders.

“Revolving Credit Loans” means the collective reference to the Dollar Revolving Credit Loans and the Alternative Currency Revolving Credit Loans.

“Revolving Credit Notes” means the collective reference to the Dollar Revolving Credit Notes and the Alternative Currency Revolving Credit Notes.

“Revolving Facility Increase” has the meaning specified in Section 2.14(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means a “junior lien” intercreditor agreement among the Administrative Agent and one or more Senior Representatives for holders of Permitted Junior Secured Refinancing Debt in form and substance reasonably satisfactory to the Administrative Agent.

“Secured Cash Management Agreement” means any agreement for the provision of Cash Management Services that is entered into by and between any Loan Party (or entered into by Merger Sub and existing at the time of the Merger) or any Restricted Subsidiary and any Cash Management Bank; and in the case of such agreements with any Restricted Subsidiary which is not a Loan Party designated in writing by the Cash Management Bank to the Administrative Agent as a “Secured Cash Management Agreement.”

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(f) that is entered into by and between any Loan Party (or entered into by Merger Sub and existing at the time of the Merger) or any Restricted Subsidiary and any Hedge Bank; and designated in writing by the Hedge Bank to the Administrative Agent as a “Secured Hedge Agreement.”

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Borrower or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and (c) to which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Borrower or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the board of directors of the Borrower or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other Security Agreement Supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Notes” means $400,000,000 in aggregate principal amount of the Borrower’s senior unsecured notes due 2019 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior Notes Indenture in exchange for the initial, unregistered senior unsecured notes.

“Senior Notes Indenture” means the Indenture for the Senior Notes, dated August 19, 2011, between the Borrower and Deutsche Bank Trust Company Americas, as trustee, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.

“Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Share Consideration” has the meaning specified in the preliminary statements to this Agreement.

“Shares” shall mean the shares of common stock, $0.10 par value per share, of the Company.

“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(vi)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(vi)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(vi)(D) substantially in the form of Exhibit N.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit Q, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(vi)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person exceeds its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Discount” has the meaning specified in Section 2.05(a)(vi)(B)(1).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(a)(vi)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(vi)(B) substantially in the form of Exhibit P.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit R, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(a)(vi)(B)(1).

“Specified Discount Proration” has the meaning specified in Section 2.05(a)(vi)(B)(3).

“Specified Legal Expenses” means all attorneys’ and experts’ fees and expenses and all other costs, liabilities and expenses paid or payable in connection with settling, investigating or defending or preparing to investigate or defend any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative or investigative) arising out of or related to antitrust, Federal Trade Commission or Department of Justice proceedings or securities law (other than in connection with the Transaction) not to exceed in aggregate $2.0 million in any Test Period.

“Specified Merger Agreement Representations” means such of the representations and warranties made by or with respect to the Company in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Merger Sub has (or its applicable affiliate has) the right to terminate their (or its) obligations under the Merger Agreement as a result of a breach of such representations and warranties in the Merger Agreement.

“Specified Representations” shall mean those representations and warranties made by the Borrower in Sections 5.01(a) (with respect to organizational existence only of the Loan Parties), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.02(b)(iii), 5.04, 5.13, 5.16, 5.18(a)(ii) and 5.19.

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), Restricted Payment or Incremental Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Sponsor” means any of TPG Capital, L.P., TPG IVD Co-Invest, L.P. (for so long as TPG Capital, L.P. or any of its Affiliates retains control of the voting power thereof) any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.

“Sponsor Management Agreement” means the management services agreement among TPG Capital, L.P. or certain of the management companies associated with it or their advisors, if applicable, IVD Holdings Inc. and the Borrower (and/or any of its direct or indirect parent companies), as the same may be amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, but only to the extent that any such amendment, modification, supplement or other modification does not, directly or indirectly, increase the obligation of Holdings, the Borrower or any of its Restricted Subsidiaries to make any payments thereunder.

“Sponsor Termination Fees” means the one-time payment under the Sponsor Management Agreement of a termination fee to one or more of the Sponsors in the event of either a Change of Control or the completion of a Qualifying IPO.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or an Alternative Currency L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or an Alternative Currency L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such Alternative Currency L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided that the Alternative Currency L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Alternative Currency Letter of Credit denominated in an Alternative Currency.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower that are customary in a Securitization Financing.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted Eurodollar Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” means the lawful currency of the United Kingdom.

“Submitted Amount” has the meaning specified in Section 2.05(a)(vi)(C)(1).

“Submitted Discount” has the meaning specified in Section 2.05(a)(vi)(C)(1).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Guarantor other than Holdings.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Successor Holdings” has the meaning specified in Section 7.04(e).

“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 9.12(a).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Citibank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the aggregate Dollar Amount of the Dollar Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Dollar Revolving Credit Commitments.

“Syndication Agents” means J.P. Morgan Securities LLC and UBS Securities LLC, as co-syndication agents under this Agreement.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” has the meaning specified in Section 3.01(a).

“Tender Consideration” has the meaning specified in the preliminary statements to this Agreement.

“Tendered Shares” has the meaning specified in the preliminary statements to this Agreement.

“Term B Commitments” means the commitment of the Lenders to make Term B Loans to the Borrower on the Closing Date expressed as an amount representing the maximum principal amount of the Term B Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to an Assignment and Assumption. The initial amount of each Term B Lender’s Commitment is set forth on Schedule 2.01 under the caption “Term B Commitment” or, otherwise, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term B Commitment, as the case may be. The initial aggregate amount of the Term B Commitments is $615,000,000.

“Term B Loans” means the term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a).

“Term Borrowing” means a Borrowing of any Term Loans.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Joinder Agreement, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Term Lender’s Commitment is set forth on Schedule 2.01 under the caption “Term B Commitment” or, otherwise, in the Assignment and Assumption, Incremental Joinder Agreement or Refinancing Amendment pursuant to which such Lender shall have assumed its Commitment, as the case may be.

“Term Facility” means any Facility consisting of Term Loans and/or Term Commitments.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means any Term B Loan, New Term Loan, Other Term Loan or Extended Term Loan, as the context may require.

“Term Loan Increase” has the meaning specified in Section 2.14(a).

“Term Loan Refinancing Debt” means (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt and (c) Permitted Unsecured Refinancing Debt and, in each case, any Permitted Refinancing thereof.

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 4.01(d) or Section 6.01(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended May 31, 2011. A Test Period may be designated by reference to the last day thereof (i.e., the “May 31, 2011 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended May 31, 2011), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means $20,000,000.

“Top-Up Consideration” has the meaning specified in the preliminary statements to this Agreement.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Pro Forma Financial Statements.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the Equity Contribution, (b) the Merger, (c) the issuance of the Senior Notes, if any, (d) the funding of the Term B Loans and the Initial Revolving Borrowing on the Closing Date, (e) the funding of the loans under the senior bridge facility on the Closing Date, if any, (f) the consummation of any other transactions in connection with the foregoing, and (g) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Securitization Subsidiary and (ii) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 6.14 or ceases to be a Subsidiary of the Borrower. No Subsidiary shall be designated an Unrestricted Subsidiary if it owns Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary.

“U.S. Lender” has the meaning specified in Section 3.01(d).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Refinanced Debt or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

“Yen” means the lawful currency of Japan.

SECTION 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h) For purposes of determining compliance with any Section of Article VII, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation, or prepayment of Indebtedness meets the criteria of one or more of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time, shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time.

SECTION 1.03. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

SECTION 1.04. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York, New York time.

SECTION 1.07. Available Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously, i.e. each transaction must be permitted under the Available Amount as so calculated.

SECTION 1.08. Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Senior Secured First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Total Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated in the manner prescribed by this Section 1.08; provided, that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.08, when calculating the Senior Secured Net Leverage Ratio for purposes of the definition of “Applicable Rate” and Section 2.05(b)(i) and Section 7.13 (other than for the purpose of determining pro forma compliance with Section 7.13), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Borrower are available (as determined in good faith by the Borrower). For the avoidance of doubt, the provisions of the foregoing sentence shall not apply for purposes of calculating the Senior Secured Net Leverage Ratio for purposes of the definition of “Applicable Rate,” Section 2.05(b)(i) and Section 7.13 (other than for the purpose of determining pro forma compliance with Section 7.13), each of which shall be based on the financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, for the relevant period.

(b) For purposes of calculating any financial ratio or test, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period or (ii) if applicable, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period and as if such cost savings and synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Periods in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrower, (B) such actions are taken, committed to be taken or expected to be taken no later than twelve (12) months after the date of such Specified Transaction, (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) the aggregate amount of cost savings and synergies added pursuant to this clause (c) for any such period after the Closing Date shall not exceed the greater of (x) $15,000,000 and (y) 10% of Consolidated EBITDA for such Test Period (giving pro forma effect to the relevant Specified Transaction (but not to any cost savings or synergies)).

(d) In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any Revolving Credit Facilities or any other revolving credit facility in the ordinary course of business for working capital purposes other than as expressly contemplated by Section 4.02), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Fixed Charge Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness will be given effect, as if the same had occurred on the first day of the applicable Test Period).

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

SECTION 1.09. Currency Equivalents Generally.

(a) The Administrative Agent or the applicable Alternative Currency L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial ratios or tests hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the Alternative Currency L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurodollar Rate Loan or the issuance, amendment or extension of an Alternative Currency Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurodollar Rate Loan or Alternative Currency Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Alternative Currency L/C Issuer, as the case may be.

(c) For purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

(d) For purposes of determining the Senior Secured Net Leverage Ratio, the Senior Secured First Lien Net Leverage Ratio, the Total Leverage Ratio and the Total Net Leverage Ratio, the amount of Indebtedness shall reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

SECTION 1.10. Additional Alternative Currencies.

(a) The Borrower may from time to time request that Alternative Currency Revolving Credit Loans that are Eurodollar Rate Loans be made and/or Alternative Currency Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurodollar Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Alternative Currency Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Alternative Currency Letters of Credit, such request shall be subject to the approval of the Administrative Agent and each Alternative Currency L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Alternative Currency Letters of Credit, each Alternative Currency L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurodollar Rate Loans, the Administrative Agent shall promptly notify each Alternative Currency Revolving Credit Lender thereof; and in the case of any such request pertaining to Alternative Currency Letters of Credit, the Administrative Agent shall promptly notify each Alternative Currency L/C Issuer thereof. Each Alternative Currency Revolving Credit Lender (in the case of any such request pertaining to Eurodollar Rate Loans) or each Alternative Currency L/C Issuer (in the case of a request pertaining to Alternative Currency Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurodollar Rate Loans or the issuance of Alternative Currency Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by an Alternative Currency Revolving Credit Lender or an Alternative Currency L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Alternative Currency Credit Lender or such Alternative Currency L/C Issuer, as the case may be, to permit Eurodollar Rate Loans to be made or Alternative Currency Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Alternative Currency Revolving Credit Lenders consent to making Eurodollar Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Alternative Currency Revolving Credit Borrowings of Eurodollar Rate Loans; and if the Administrative Agent and each Alternative Currency L/C Issuer consent to the issuance of Alternative Currency Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Alternative Currency Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Borrower.

SECTION 1.11. Change in Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Alternative Currency Revolving Credit Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Alternative Currency Revolving Credit Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II

The Commitments and Borrowings

SECTION 2.01. The Loans.

(a) Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrower a single loan denominated in Dollars equal to such Term Lender’s Term B Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, (i) each Dollar Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, a “Dollar Revolving Credit Loan”) from time to time, on any Business Day after the Closing Date until the Maturity Date (provided that each Dollar Revolving Credit Lender agrees to make loans denominated in Dollars in an aggregate amount not exceeding its Pro Rata Share of the Initial Revolving Borrowing, at the request of the Borrower, on the Closing Date), in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Dollar Revolving Credit Commitment; provided that after giving effect to any Dollar Revolving Credit Borrowing, the aggregate Outstanding Amount of the Dollar Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Dollar L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Revolving Credit Commitment; and (ii) each Alternative Currency Revolving Credit Lender severally agrees to make loans denominated in Dollars or an Alternative Currency to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, an “Alternative Currency Revolving Credit Loan”) from time to time, on any Business Day after the Closing Date until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Alternative Currency Revolving Credit Commitment; provided that after giving effect to any Alternative Currency Revolving Credit Borrowing, the aggregate Outstanding Amount of the Alternative Currency Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Alternative Currency L/C Obligations shall not exceed such Lender’s Alternative Currency Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05 and reborrow under this Section 2.01(b). Dollar Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein, and Alternative Currency Revolving Credit Loans (other than Alternative Currency Revolving Credit Loans denominated in Dollars which may be Base Rate Loans or Eurodollar Rate Loans) must be Eurodollar Rate Loans, as further provided herein.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing (other than Swing Line Borrowings with respect to which this Section 2.02 shall not apply), each conversion of Term Loans or Revolving Credit Loans of a given Class from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent (provided that the notice in respect of the initial Credit Extension may be conditioned on the closing of the Merger), which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 noon (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans and (iii) four (4) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans denominated in an Alternative Currency. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal Dollar Amount of $2,500,000 or a whole multiple of the Dollar Amount of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal Dollar Amount of $1,000,000 or a whole multiple of the Dollar Amount of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, Dollar Revolving Credit Borrowing, an Alternative Currency Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans (and in each case the applicable Class thereof), (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the currency in which the Loans to be borrowed are to be denominated, (v) the Class and Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) in the case of Revolving Credit Loans denominated in Dollars, whether such Revolving Credit Loans are being borrowed under the Dollar Revolving Credit Facility or the Alternative Currency Revolving Credit Facility. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans (unless the Loan being made or continued is denominated in an Alternative Currency, in which case it shall be made or continued as a Eurodollar Rate Loan with an Interest Period of one month). Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period (or fails to give a timely notice requesting a continuation of Eurodollar Rate Loans denominated in an Alternative Currency), it will be deemed to have specified an Interest Period of one (1) month. If no currency is specified, the requested Borrowing shall be in Dollars.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in Alternative Currencies described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the respective currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to a Borrowing under a Revolving Credit Facility is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent or the Required Facility Lenders under any Facility may require by notice to the Borrower that no Loans under the applicable Facility may be converted to or continued as Eurodollar Rate Loans and the Required Facility Lenders under the Alternative Currency Revolving Credit Facility may require that any or all of the then outstanding Eurodollar Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Amount thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Incremental Joinder Agreement, Refinancing Amendment or Extension (including for New Revolving Credit Commitments), the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the

Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.03. Letters of Credit.

(a) The Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein, (A) (1) each Dollar L/C Issuer agrees, in reliance upon the agreements of the other Dollar Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Dollar Letters of Credit for the account of the Borrower (provided that any Dollar Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Dollar Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drawings under the Dollar Letters of Credit and (2) the Dollar Revolving Credit Lenders severally agree to participate in Dollar Letters of Credit issued pursuant to this Section 2.03 and (B) (1) each Alternative Currency L/C Issuer agrees, in reliance upon the agreements of the other Alternative Currency Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Alternative Currency Letters of Credit denominated in Dollars or in an Alternative Currency for the account of the Borrower (provided that any Alternative Currency Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Alternative Currency Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drawings under the Alternative Currency Letters of Credit and (2) the Alternative Currency Revolving Credit Lenders severally agree to participate in Alternative Currency Letters of Credit issued pursuant to this Section 2.03; provided that L/C Issuers shall not be obligated to make L/C Credit Extensions with respect to Letters of Credit, and Lenders shall not be obligated to participate in Letters of Credit if, as of the date of the applicable (I) Dollar Letter of Credit, (x) the Dollar Revolving Credit Exposure of any Lender would exceed such Lender’s Dollar Revolving Credit Commitment or (y) the Outstanding Amount of all L/C Obligations would exceed the L/C Sublimit and (II) Alternative Currency Letter of Credit, (x) the Alternative Currency Revolving Credit Exposure of any Lender would exceed such Lender’s Alternative Currency Revolving Credit Commitment or (y) the Outstanding Amount of all L/C Obligations would exceed the L/C Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiration date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless otherwise agreed by the L/C Issuer and the Administrative Agent in their sole discretion; or

(B) the expiration date of such requested Letter of Credit would occur after the applicable Letter of Credit Expiration Date, unless (1) each Appropriate Lender shall have approved such expiration date or (2) the Outstanding Amount of the L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized.

(iii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally; or

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than (i) in the case of Dollar Letters of Credit, Dollars and (ii) in the case of Alternative Currency Letters of Credit, Dollars or an Alternative Currency.

(iv) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) Each L/C Issuer shall act on behalf of the Appropriate Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:00 noon at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiration date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the currency in which the requested Letter of Credit will be denominated and whether such Letter of Credit shall constitute a Dollar Letter of Credit or an Alternative Currency Letter of Credit; and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from any Dollar Revolving Credit Lender, in the case of a Dollar Letter of Credit, or any Alternative Currency Revolving Credit Lender, in the case of an Alternative Currency Letter of Credit, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of (x) each Dollar Letter of Credit, each Dollar Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Dollar Letter of Credit in an amount equal to the product of such Dollar Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Dollar Letter of Credit and (y) each Alternative Currency Letter of Credit, each Alternative Currency Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Alternative Currency Letter of Credit in an amount equal to the product of such Alternative Currency Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Alternative Currency Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon by the L/C Issuer and the Borrower at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time until an expiration date not later than the applicable Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would not be permitted, or would have no obligation at such time, to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received actual notice (which may be by telephone or in writing) at least five (5) Business Days in advance of the Nonrenewal Notice Date from the Administrative Agent or any Dollar Revolving Credit Lender, in the case of a Dollar Letter of Credit, or any Alternative Currency Revolving Letter of Credit Lender, in the case of an Alternative Currency Letter of Credit, as applicable, or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (it being understood that such notice shall not be presumptively sufficient unless such notice is provided not less than five (5) Business Days in advance of such Nonrenewal Notice Date).

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. In the case of an Alternative Currency Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the relevant Alternative Currency L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the relevant Alternative Currency L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse such Alternative Currency L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under an Alternative Currency Letter of Credit denominated in an Alternative Currency, the relevant Alternative Currency L/C Issuer shall notify the Borrower of the Dollar equivalent of the amount of the drawing promptly following the determination thereof. Not later than 12:00 noon on the first Business Day following the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars (including all Letters of Credit denominated in Dollars), or the Applicable Time on the first Business Day following the date of any payment by the L/C Issuer under an Alternative Currency Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Amount thereof in the case of an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, (x) in the case of an Unreimbursed Amount under a Dollar Letter of Credit, the Borrower shall be deemed to have requested a Dollar Revolving Credit Borrowing of Base Rate Loans and (y) in the case of an Unreimbursed Amount under an Alternative Currency Letter of Credit, the Borrower shall be deemed to have requested an Alternative Currency Revolving Credit Borrowing of Base Rate Loans, in each case to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments under the applicable Revolving Credit Facility of the Appropriate Lenders, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Dollar Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant Dollar L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of any Unreimbursed Amount in respect of a Dollar Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (which may be the same Business Day such notice is provided if such notice is provided prior to 12:00 noon), whereupon, subject to the provisions of Section 2.03(c)(iii), each Dollar Revolving Credit Lender that so makes funds available shall be deemed to have made a Dollar Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant Dollar L/C Issuer. Each Alternative Currency Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant Alternative Currency L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of any Unreimbursed Amount in respect of an Alternative Currency Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (which may be the same Business Day such notice is provided if such notice is provided prior to 12:00 noon), whereupon, subject to the provisions of Section 2.03(c)(iii), each Alternative Currency Revolving Credit Lender that so makes funds available shall be deemed to have made an Alternative Currency Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant Alternative Currency L/C Issuer.

(iii) With respect to any Unreimbursed Amount in respect of a Dollar Letter of Credit that is not fully refinanced by a Dollar Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant Dollar L/C Issuer a Dollar L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Dollar L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Dollar Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant Dollar L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Dollar L/C Borrowing and shall constitute a Dollar L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03. With respect to any Unreimbursed Amount in respect of an Alternative Currency Letter of Credit that is not fully refinanced by an Alternative Currency Revolving Credit

Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant Alternative Currency L/C Issuer an Alternative Currency L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Alternative Currency L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Alternative Currency Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant Alternative Currency L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Alternative Currency L/C Borrowing and shall constitute an Alternative Currency L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to Section 2.03(c)(ii) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Appropriate Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Appropriate Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Obligations of the Revolving Credit Lenders under this clause (d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally;

(vi) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to punitive or consequential damages or lost profits, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by acts or omissions by such L/C Issuer constituting gross negligence or willful misconduct on the part of such L/C Issuer.

(f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of

Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(f); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to lost profits or consequential damages suffered by the Borrower that were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. If (i) any Event of Default occurs and is continuing and the Required Lenders require the Borrower to Cash Collateralize its L/C Obligations pursuant to Section 8.02(c), (ii) an Event of Default set forth under Section 8.01(f) occurs and is continuing or (iii) for any reason, any Letter of Credit is outstanding at the time of termination of the Revolving Credit Commitments, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in the case of (i) and (ii) above, in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i) or (iii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders of the applicable Facility, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents selected by the Administrative Agent in its sole discretion. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. In the case of clause (i) or (ii) above, if such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral shall be refunded to the Borrower.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees.

(i) The Borrower shall pay to the Administrative Agent for the account of each Dollar Revolving Credit Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee for each Dollar Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Dollar Letter of Credit (whether or not such maximum amount is then in effect under such Dollar Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Dollar Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Dollar Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Dollar Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(ii) The Borrower shall pay to the Administrative Agent for the account of each Alternative Currency Revolving Credit Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee for each Alternative Currency Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum Dollar Amount then available to be drawn under such Alternative Currency Letter of Credit (whether or not such maximum amount is then in effect under such Alternative Currency Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Alternative Currency Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Alternative Currency Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Alternative Currency Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee payable in Dollars with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum Dollar Amount then available to be drawn under such Letter of Credit or such lesser fee as may be agreed with such L/C Issuer. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Addition of an L/C Issuer.

(i) A Dollar Revolving Credit Lender may become an additional Dollar L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Dollar Revolving Credit Lender. The Administrative Agent shall notify the Dollar Revolving Credit Lenders of any such additional Dollar L/C Issuer.

(ii) An Alternative Currency Revolving Credit Lender may become an additional Alternative Currency L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Alternative Currency Revolving Credit Lender. The Administrative Agent shall notify the Alternative Currency Revolving Credit Lenders of any such additional Alternative Currency L/C Issuer.

(iii) On the last Business Day of each March, June, September and December (and on such other dates as the Administrative Agent may request), each L/C Issuer shall provide the Administrative Agent a list of all Letters of Credit issued by it that are outstanding at such time together with such other information as the Administrative Agent may from time to time reasonably request.

(m) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(n) Provisions Related to New Revolving Credit Commitments and Extended Revolving Credit Commitments. If the maturity date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments which has the same currency denomination (i.e., Alternative Currency or Dollar) in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

SECTION 2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Dollar Revolving Credit Loans and Dollar L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Dollar Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Dollar Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Dollar L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Revolving Credit Commitment then in effect. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05 and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Dollar Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $10,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Dollar Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Dollar Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Dollar Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Dollar Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar denominated payments not later than 1:00 p.m. on the date specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Dollar Revolving Credit Lender that so makes funds available shall be deemed to have made a Dollar Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Dollar Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Dollar Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Dollar Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Dollar Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Dollar Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Dollar Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Dollar Revolving Credit Lender’s obligation to make Dollar Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Dollar Revolving Credit Lender’s obligation to make Dollar Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Dollar Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Dollar Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Dollar Revolving Credit Lenders under this clause (d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Dollar Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Provisions Related to New Revolving Credit Commitments and Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Dollar Revolving Credit Commitments at a time when another tranche or tranches of Dollar Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Dollar Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(n)), there shall exist sufficient unutilized Extended Dollar Revolving Credit Commitments or New Revolving Credit Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant the Extended Dollar Revolving Credit Commitments or New Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Dollar Credit Revolving Commitments or New Revolving Credit Commitments, and such Swing Line Loans shall not be so required to be repaid in full on such earliest maturity date.

SECTION 2.05. Prepayments.

(a) Optional.

(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans of any Class or Classes in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:00 noon (New York, New York time in the case of Loans denominated in Dollars or London, England time in the case of Loans denominated in an Alternative Currency) (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (2) any partial prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and the payment amount specified in such notice shall be due and payable on the date specified therein. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of principal of, and interest on, Alternative Currency Revolving Credit Loans shall be made in the relevant Alternative Currency (even if the Borrower is required to convert currency to do so). Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $10,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. All Swing Line Loans shall be denominated in Dollars only.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iv) Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity).

(v) Notwithstanding the foregoing, in the event that, on or prior to the first anniversary after the Closing Date, the Borrower (x) prepays, refinances, substitutes or replaces any Term B Loans in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(vi) Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Default or Event of Default has occurred and is continuing (y) no proceeds of Revolving Credit Loans or Swing Line Loans are used for this purpose and (z) no more than $25,000,000 of Revolving Credit Loans and Swing Line Loans shall be outstanding after giving effect to the prepayment in this Section 2.05(vi), the Borrower may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower) (or Holdings or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel them) on the following basis:

(A) Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(vi); provided that no Company Party shall initiate any action under this Section 2.05(a)(vi) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(vi)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E) In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.

(F) If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. on the Discounted Prepayment

Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro-rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(vi) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(vi), the relevant Company Party shall make a representation to the Term Lenders that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information) and shall waive any right to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Term Loan Prepayment.

(G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(vi), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(vi), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I) Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(vi) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(vi) as well as activities of the Auction Agent.

(J) Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(vi) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b) Mandatory.

(i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall, subject to clause (b)(vi) of this Section 2.05, prepay an aggregate principal amount of Term Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended May 31, 2013) minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year pursuant to Section 2.05(a)(i) and (ii) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent accompanied by a corresponding permanent reduction in the Revolving Credit Commitments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness;

provided that (x) the ECF Percentage shall be 25% if the Senior Secured Net Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 3.00 to 1.0 and greater than 2.50 to 1.0 and (y) the ECF Percentage shall be 0% if the Senior Secured Net Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 2.50 to 1.0.

(ii) (A) If (x) the Borrower or any of its Restricted Subsidiaries Disposes of any property or assets (other than (x) any Disposition of any property or assets permitted by Sections 7.05(a), (b), (c), (d) (to the extent constituting a Disposition to the Borrower or a Restricted Subsidiary that is a Guarantor), (e), (g), (h), (i), (k), (l), (m), (n), (o), (p), and (q)) or (y) any Casualty Event occurs, which results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall prepay on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds, subject to clause (b)(vi) of this Section 2.05, an aggregate principal amount of Term Loans equal to 100% of such Net Cash Proceeds realized or received; provided, that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted Pari Passu Secured Refinancing Debt (or Permitted Refinancing thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further, that except as provided in Section 7.05(j)(iii), no prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B).

(A) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within eighteen (18) months following receipt thereof; provided, that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, and subject to clauses (b)(vi) of this Section 2.05(b), an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii) If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness (A) not expressly permitted to be incurred or issued pursuant to Section 7.03 or (B) that constitutes Credit Agreement Refinancing Indebtedness, the Borrower shall prepay an aggregate principal amount of the Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv) If the Administrative Agent notifies the Borrower at any time when (A) the Alternative Currency Revolving Credit Exposure at such time exceeds an amount equal to 105% of the aggregate Alternative Currency Revolving Credit Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Alternative Currency Revolving Credit Loans and/or the Borrower shall Cash Collateralize the Alternative Currency L/C Obligations in an aggregate amount sufficient to reduce such Alternative Currency Revolving

Credit Exposure as of such date of payment to an amount not to exceed 100% of the aggregate Alternative Currency Revolving Credit Commitments then in effect or (B) the Dollar Revolving Credit Exposure at such time exceeds the aggregate Dollar Revolving Credit Commitments then in effect, then, the Borrower shall, without notice or demand, immediately first, prepay Swing Line Loans and second, prepay Dollar Revolving Credit Loans and/or the Borrower shall Cash Collateralize the Dollar L/C Obligations in an aggregate amount sufficient to reduce such Dollar Revolving Credit Exposure as of such date of payment to an amount not to exceed 100% of the aggregate Dollar Revolving Credit Commitments then in effect; provided that, subject to the provisions of Section 2.03(g), the Borrower shall not be required to Cash Collateralize the Alternative Currency L/C Obligations pursuant to this Section 2.05(b)(iv)(A) unless after the prepayment in full of the Alternative Currency Revolving Credit Loans, the Alternative Currency Revolving Credit Exposure exceeds the aggregate Alternative Currency Revolving Credit Commitments then in effect and the Borrower shall not be required to Cash Collateralize the Dollar L/C Obligations pursuant to this Section 2.05(b)(iv)(B) unless after the prepayment in full of the Swing Line Loans and the Dollar Revolving Credit Loans, the Dollar Revolving Credit Exposure exceeds the aggregate Dollar Revolving Credit Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral in support of Alternative Currency L/C Obligations, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(v) (A) Except as may otherwise be set forth in any Refinancing Amendment, Extension Offer or any Incremental Joinder Agreement, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding (provided, that any prepayment of Term Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt), (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iii) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.07(a) in direct order of maturity; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(vi) Notwithstanding any other provisions of this Section 2.05(b), (A) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), or Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow would have material adverse tax consequences (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary.

(vii) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of the Borrower’s prepayment notice and of such Term Lender’s Pro Rata Share of the prepayment.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurodollar Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05.

SECTION 2.06. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent one (1) Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Commitments, the Swing Line Sublimit exceeds the amount of the Dollar Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. Except as provided above, the amount of any such Dollar Revolving Credit Commitment reduction shall not be applied to the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Term B Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Loans pursuant to Section 2.01.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Dollar Revolving Credit Commitments or Alternative Currency Revolving Credit Commitments, as applicable, shall be paid on the effective date of such termination.

SECTION 2.07. Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the last Business Day of each March, June, September and December commencing with the last Business Day of December 2011, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Term B Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Term B Loans, the aggregate principal amount of all Term B Loans outstanding on such date.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facilities the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the Maturity Date for the Dollar Revolving Credit Facility.

(d) For the avoidance of doubt, all Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.

SECTION 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Eurodollar Rate for such Interest Period, plus the Applicable Rate, plus (in the case of a Eurocurrency Rate Loan that is an Alternative Currency Revolving Credit Loan that is not denominated in Dollars of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Dollar Revolving Credit Loans. For the avoidance of doubt, each Alternative Currency Revolving Credit Loan (other than an Alternative Currency Revolving Credit Loan denominated in Dollars) shall be a Eurodollar Rate Loan.

(b) If an Event of Default under Section 8.01(a) has occurred and is continuing, the Borrower shall pay interest on past due amounts hereunder (whether principal, interest, fees or other amounts) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Interest on each Loan shall be payable in the currency in which such Loan was made.

SECTION 2.09. Fees.

(a) Commitment Fee. With respect to each Revolving Credit Facility, the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender for such Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment for such Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans (for the avoidance of doubt, excluding any Swing Line Loans) for such Facility and (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments under such Facility of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; provided, further, that no commitment fee shall accrue on any of the Revolving Credit Commitments under any Facility of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fees for a Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the applicable Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for such Facility, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall be calculated quarterly in arrears.

(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(c) Upfront Payments. The Borrower agrees to pay on the Closing Date to each Term Lender party to this Agreement as a Term Lender on the Closing Date, an upfront payment in an amount equal to 4.0% of the stated principal amount of such Term Lender’s Term B Loan. Such payment shall be made to each Term Lender out of the proceeds of such Term Lender’s Term B Loan as and when funded on the Closing Date. Such upfront payment will be in all respects fully earned, due and payable upon the funding of the applicable Term B Loan on the Closing Date.

SECTION 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent’s “prime rate” shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent, as set forth in the Register, shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the

Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to payments in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder for the account of any Lender or an L/C Issuer hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to such Lender or L/C Issuer. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then such Lender or L/C Issuer shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or L/C Issuer in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the

Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13. Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal of or interest on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise), in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment of principal of or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14. Incremental Borrowings.

(a) At any time or from time to time after the Closing Date, the Borrower may by written notice to the Administrative Agent elect to request (A) prior to the Maturity Date of the Dollar Revolving Credit Facility, one or more increases in the amount of the Dollar Revolving Credit Commitments (a “Dollar Revolving Facility Increase”), (B) prior to the Maturity Date of the Alternative Currency Revolving Credit Facility, one or more increases in the amount of the Alternative Currency Revolving Credit Commitments (an “Alternative Currency Revolving Facility Increase” and, collectively with any Dollar Revolving Facility Increase, a “Revolving Facility Increase”), (C) the establishment of one or more new revolving credit commitments (any such new commitments, collectively with any Revolving Facility Increase, the “New Revolving Credit Commitments”), (D) prior to the Maturity Date of any Term Loans, the establishment of one or more new term loan commitments which may be of the same Facility as such Term Loans (a “Term Loan Increase”) or a separate class of term loans (collectively with any Term Loan Increase, the “New Term Commitments” and the New Term Commitments, collectively with any New Revolving Credit Commitments, the “Incremental Commitments”). Each Incremental Commitment shall be in an aggregate principal amount that is not less than a Dollar Amount of $5,000,000 individually (or such lesser Dollar Amount which shall be approved by Administrative Agent or such lesser amount if such amount represents all remaining availability under the limit set forth in the next sentence), and integral Dollar Amount multiples of $1,000,000 in excess of that amount. Notwithstanding anything to the contrary herein, the Incremental Commitments shall not exceed the greater of (x) $150,000,000 and (y) the amount of Incremental Commitments such that the Senior Secured First Lien Net Leverage Ratio shall be no greater than 3.75 to 1.0 as of the end of the Test Period most recently ended after giving Pro Forma Effect to such Incremental Commitments (and, in each case, with respect to any New Revolving Credit Commitments, assuming a borrowing of the maximum amount of Loans available under such New Revolving Commitment and any New Revolving Commitments previously made pursuant to this Section 2.14). Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that such Incremental Commitments shall be effective, which shall be a date after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Credit Lender” or “New Term Lender,” as applicable) to whom the Borrower proposes any portion of such Incremental Commitments, be allocated and the amounts of such allocations; provided that (w) any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment (it being understood that there is no obligation to approach any existing Lenders to provide any Incremental Commitment), (x) the Administrative Agent, the L/C Issuer and the Swing Line Lender shall have consented (such consent not to be unreasonably withheld) to such Person’s providing such Incremental Commitments if such consent of the Administrative Agent, the L/C Issuer and Swing Line Lender would be required under Section 10.07 for an assignment of Loans or Commitments to such Person, (y) with respect to New Term Commitments, any Affiliated Lender providing a New Term Commitment shall be subject to the same restrictions set forth in Section 10.07(h) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (z) Affiliated Lenders may not provide New Revolving Credit Commitments. Such Incremental Commitments shall become effective, as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date after giving effect to such Incremental Commitments, as applicable; (2) after giving effect to the making of any New Term Loans or the effectiveness of any New Revolving Credit Commitments, each of the conditions set forth in Section 4.02 shall be satisfied; (3) the Incremental Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements (each, an “Incremental Joinder Agreement”) executed and delivered by the Borrower, the New Revolving Credit Lender or New Term Lender, as applicable, and to the extent applicable, the Administrative Agent and the L/C Issuer and the Swing Line Lender, and each of which shall be recorded in the Register; (4) the Borrower shall make any payments required pursuant to Section 3.05 in connection with the Incremental Commitments, if applicable, and (5) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(b) On any Increased Amount Date on which New Revolving Credit Commitments are effected through a Dollar Revolving Facility Increase, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Dollar Revolving Credit Lenders shall assign to each of the New Revolving Credit Lenders, and each of the New Revolving Credit Lenders shall purchase from each of the Dollar Revolving Credit Lenders, at the principal amount thereof, such interests in the New Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Dollar Revolving Credit Loans will be held by existing Dollar Revolving Credit Lenders and New Revolving Credit Lenders ratably in accordance with their Dollar Revolving Credit Commitments after giving effect to the addition of such New Revolving Commitments to the Dollar Revolving Credit Commitments, (b) each New Revolving Commitments shall be deemed for all purposes a Dollar Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Dollar Revolving Credit Loan and (c) each New Revolving Credit Lender shall become a Lender with respect to the New Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(c) On any Increased Amount Date on which New Revolving Commitments are effected through an Alternative Currency Revolving Facility Increase, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Alternative Currency Revolving Credit Lenders shall assign to each of the New Revolving Credit Lenders, and each of the New Revolving Credit Lenders shall purchase from each of the Alternative Currency Revolving Credit Lenders, at the principal amount thereof, such interests in the Alternative Currency Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Alternative Currency Revolving Credit Loans will be held by existing Alternative Currency Revolving Credit Lenders and New Revolving Credit Lenders ratably in accordance with their Alternative Currency Revolving Credit Commitments after giving effect to the addition of such New Revolving Commitments to the Alternative Currency Revolving Credit Commitments, (b) each New Revolving Commitment shall be deemed for all purposes a Alternative Currency Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, an Alternative Currency Revolving Credit Loan and (c) each New Revolving Credit Lender shall become a Lender with respect to the New Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Sections 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(d) Any New Term Loans or New Revolving Loans effected through the establishment of one or more new revolving credit commitments or new Term Loans made on an Increased Amount Date shall be designated a separate Class of New Term Loans or New Revolving Credit Commitments, as applicable, for all purposes of this Agreement. On any Increased Amount Date on which any New Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Lender of such Class shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Commitment of such Class, and (ii) each New Term Lender of such Class shall become a Lender hereunder with respect to the New Term Commitment of such Class and the New Term Loans of such Class made pursuant thereto. On any Increased Amount Date on which any New Revolving Credit Commitments of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Facility Increase), subject to the satisfaction of the foregoing terms and conditions, (i) each New Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (when borrowed, a “New Revolving Credit Loan” and collectively with any New Term Loan, an “Incremental Loan”) in an amount equal to its New Revolving Credit Commitment of such Class, and (ii) each New Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the New Revolving Credit Commitment of such Class and the New Revolving Credit Loans of such Class made pursuant thereto. Notwithstanding the foregoing, New Term Loans may have identical terms to the Term Loans and be treated as the same Class as the Term Loans.

(e) The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (y) the Class of New Revolving Credit Commitments and the New Revolving Credit Lenders of such Class or the Class of New Term Commitments and the New Term Lenders of such Class, as applicable, and (z) in the case of each notice to any Revolving Credit Lender with respect to an increase in the applicable Revolving Credit Commitments, the respective interests in such Revolving Credit Lender’s Revolving Credit Commitments, in each case subject to the assignments contemplated by clauses (b) or (c) of this Section 2.14.

(f) The terms, provisions and documentation of the New Term Loans and New Term Commitments or the New Revolving Credit Loans and New Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the New Term Lenders or New Revolving Credit Lenders, as applicable, providing such New Term Loans and New Term Commitments or such New Revolving Credit Loans and New Revolving Credit Commitments, and except as otherwise set forth herein, to the extent not identical to the Term Loans, Dollar Revolving Credit Loans or Alternative Currency Revolving Credit Loans, as applicable, shall be reasonably satisfactory to Administrative Agent. In any event:

(i) the Weighted Average Life to Maturity of all New Term Loans of any Class shall be no shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans on the date of incurrence of such New Term Loans;

(ii) the Maturity Date of any Class of the New Term Loans shall be no earlier than the Maturity Date of the Term B Loans;

(iii) (A) in the case of a Term Loan Increase, any New Term Loans shall be on the same terms and pursuant to the same documentation as the Term Loans increased thereby; (B) in the case of a Dollar Revolving Facility Increase or Alternative Currency Revolving Facility Increase, any New Revolving Loans and New Revolving Credit Commitments shall be on the same terms and pursuant to the same documentation as the Dollar Revolving Credit Loans and the Dollar Revolving Credit Commitments or the Alternative Currency Revolving Credit Loans and Alternative Currency Revolving Credit Commitments, as applicable;

(iv) all other material terms of the New Revolving Credit Commitments and New Revolving Credit Loans shall be identical to the Dollar Revolving Credit Commitments and the Dollar Revolving Credit Loans or Alternative Currency Revolving Credit Commitments and the Alternative Currency Revolving Credit Loans, as selected by the Borrower, on the Increased Amount Date, other than the Maturity Date and as set forth in this Section 2.14(f) (vi); provided that, notwithstanding anything to the contrary in this Section 2.14 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on New Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to New Revolving Credit Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Dollar Revolving Credit Commitments or Alternative Currency Revolving Credit Commitments, as selected by the Borrower, on the Increased Amount Date, (2) subject to the provisions of Sections 2.03(n) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exists New Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Dollar Revolving Credit Commitments or Alternative Currency Revolving Credit Commitments, as selected by the Borrower, on the Increased Amount Date (and except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, New Revolving Credit Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Dollar Revolving Credit Commitments or Alternative Currency Revolving Credit Commitments, as selected by the Borrower, on the Increased Amount Date, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of New Revolving Credit Commitments and New Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Dollar Revolving Credit Commitments and Dollar Revolving Credit Loans or Alternative Currency Revolving Credit Commitments and the Alternative Currency Revolving Credit Loans, as selected by the Borrower, on the Increased Amount Date. Any New Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to the Increased Amount Date; provided at no time shall there be Revolving Credit Commitments hereunder (including New Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different Maturity Dates;

(v) the New Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Joinder Agreement;

(vi) the amortization schedule applicable to any Incremental Loans and the All-In Yield applicable to the New Term Loans or New Revolving Credit Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Joinder Agreement; provided, however, that in the case of Loans under New Revolving Credit Commitments and New Term Commitments made within 18 months of the Closing Date, the All-In Yield applicable to such New Term Loans or New Revolving Credit Loans shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Term Loans, Dollar Revolving Credit Loans or Alternative Current Revolving Credit Loans, as applicable, plus 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Eurodollar or Base Rate floor) with respect to the Term Loan, Dollar Revolving Credit Loan or Alternative Current Revolving Credit Loan, as applicable, is increased so as to cause the then applicable All-In Yield under this Agreement on the Term Loans, Dollar Revolving Credit Loans or Alternative Current Revolving Credit Loans, as applicable to equal the All-In Yield then applicable to the New Term Loans or New Revolving Credit Loans, as applicable, minus 50 basis points; provided that any increase in yield to any existing Term Loan or Revolving Credit Loan due to the application of a Eurodollar or Base Rate floor on any New Term Loan or New Revolving Credit Loan shall be effected solely through an increase in (or implementation of, as applicable) any Eurodollar or Base Rate floor applicable to such existing Term Loan or Revolving Credit Facility, as applicable;

(vii) the New Term Loans and/or New Revolving Credit Loans will rank pari passu or junior in right of payment with existing Term Loans and Revolving Credit Loans and the liens securing the New Term Loans and/or New Revolving Credit Loans will rank pari passu with the liens securing the existing Term Loans and Revolving Credit Loans; provided that the New Term Loans and/or New Revolving Credit Loans may be secured on a junior basis to the Term Loans and Revolving Credit Loans if subject to customary intercreditor arrangements or agreements reasonably acceptable to the Administrative Agent; provided that, notwithstanding clause (y) of the third sentence of Section 2.14(a), any New Term Loans and/or New Revolving Credit Loans which are secured on a junior basis to the Term Loans and Revolving Credit Loans shall not be required to comply with the test in such clause (y) but, rather shall not exceed an amount such that the Senior Secured Net Leverage Ratio shall be no greater than 4.00 to 1.0 as of the end of the Test Period most recently ended after giving Pro Forma Effect to such Incremental Commitments (and, in each case, with respect to any New Revolving Credit Commitments, assuming a borrowing of the maximum amount of Loans available under such New Revolving Commitment and any New Revolving Commitments previously made pursuant to this Section 2.14); and

(viii) subject to clause (vi) above, any fees payable in connection with any such Incremental Commitment shall be determined by the Borrower and the Lenders providing such Incremental Commitment.

Each Incremental Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and the Borrower to effect the provisions of this Section 2.14, and for the avoidance of doubt, this Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

The Loans and Commitments extended or established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents, except as provided in clause (f)(vii) above. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the extension or establishment of any such Loans or any such Commitments.

SECTION 2.15. Refinancing Amendments. After the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this Section 2.15 will be deemed to include any then outstanding Other Term Loans, New Term Loans, Extended Term Loans) in each case pursuant to a Refinancing Amendment; provided that there shall be no obligors in respect of any Credit Agreement Refinancing Indebtedness that are not Loan Parties; provided, further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. Any Other Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each incurrence of Credit Agreement Refinancing Indebtedness under this Section 2.15 shall be in an aggregate principal amount of not less than $50,000,000. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this

Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15. This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary. It is understood that (w) any Lender approached to provide all or a portion of Credit Agreement Refinancing Indebtedness may elect or decline, in its sole discretion, to provide such Credit Agreement Refinancing Indebtedness (it being understood that there is no obligation to approach any existing Lenders to provide any Other Term Commitment) (x) the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Person’s providing such Credit Agreement Refinancing Indebtedness if such consent would be required under Section 10.07 for an assignment of Loans or Commitments to such Person and (y) any Affiliated Lender providing an Other Term Commitment shall be subject to the same restrictions set forth in Section 10.07(h) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans.

SECTION 2.16. Extensions of Loans.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like Maturity Date, Dollar Revolving Credit Commitments with a like Maturity Date or Alternative Currency Revolving Credit Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans, Dollar Revolving Credit Commitments or Alternative Currency Revolving Credit Commitments with a like Maturity Date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in any such Extension Offer to extend the maturity date of each such Lender’s Term Loans, Dollar Revolving Credit Commitments and/or Alternative Currency Revolving Commitments and otherwise modify the terms of such Term Loans, Dollar Revolving Credit Commitments and/or Alternative Currency Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans, Dollar Revolving Credit Commitments and/or Alternative Currency Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans, Dollar Revolving Credit Commitments and/or Alternative Currency Revolving Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Dollar Revolving Credit Commitments and original Alternative Currency Revolving Credit Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, any Extended Dollar Revolving Credit Commitments shall constitute a separate tranche of Dollar Revolving Credit Commitments from the tranche of Dollar Revolving Credit Commitments from which they were converted and any Extended Alternative Currency Revolving Credit Commitments shall constitute a separate tranche of Alternative Currency Revolving Credit Commitments from the tranche of Alternative Currency Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default shall exist at the time the notice in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Dollar Revolving Credit Commitment of any Dollar Revolving Credit Lender that agrees to an Extension with respect to such Dollar Revolving Credit Commitment extended pursuant to an Extension (an “Extended Dollar Revolving Credit Commitment”), and the related outstandings, shall be a Dollar Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Dollar Revolving Credit Commitments (and related outstandings) and; provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Dollar Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Dollar Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Dollar Revolving Credit Commitments after the applicable Extension date shall be made on a pro rata basis with all other Dollar Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(n) and 2.04(g) to the extent dealing with Swing Line Loans and Dollars Letters of Credit which mature or expire after a maturity date when there exists Dollar Revolving Facility Increases with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Dollar Revolving Credit Commitments (and except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Dollar Revolving Credit Loans with respect to, and termination of, Extended Dollar Revolving Credit Commitments after the applicable Extension date shall be made on a pro rata basis with all other Dollar Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Extended Dollar Revolving Credit Commitments and Extended Dollar Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Dollar Revolving Credit Commitments and Dollar Revolving Credit Loans and (5) at no time shall there be Revolving Credit Commitments included hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates, (iii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Alternative Currency Revolving Credit Commitments of any Alternative Currency Revolving Credit Lender that agrees to an Extension with respect to such Alternative Currency Revolving Credit Commitments extended pursuant to an Extension (an “Extended Alternative Currency Revolving Credit Commitments”), and the related outstandings, shall be a Alternative Currency Revolving Credit Commitments (or related outstandings, as the case may be) with the same terms as the original Alternative Currency Revolving Credit Commitments (and related outstandings) and; provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Alternative Currency Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Alternative Currency Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Alternative Currency Revolving Credit Commitments after the applicable Extension date shall be made on a pro rata basis with all other Alternative Currency Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(n) and 2.04(g) to the extent dealing with Alternative Currency Letters of Credit which mature or expire after a maturity date when there exists Alternative Currency Revolving Credit Commitments with a longer maturity date, all Alternative Currency Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Alternative Currency Revolving Credit Commitments (and except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Alternative Currency Revolving Credit Loans with respect to, and termination of, Extended Alternative Currency Revolving Credit Commitments after the applicable Extension date shall be made on a pro rata basis with all other Alternative Currency Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Extended Alternative Currency Revolving Credit Commitments and Extended Alternative Currency Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Alternative Currency Revolving Credit Commitments and Alternative Currency Revolving Credit Loans and (5) at no time shall there be Revolving Credit Commitments included hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates (iv) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (v), (vi) and (vii), be determined between the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then Latest Maturity Date), (v) the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date at the time of extension and the amortization schedule applicable to Loans pursuant to Section 2.07 for periods prior to the original Maturity Date for Term B Loans shall not be increased, (vi) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vii) any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, in each case as specified in the respective Extension Offer, (viii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof), Dollar Revolving Credit Commitments and/or Alternative Currency Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans, Dollar Revolving Credit

Commitments and/or Alternative Currency Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans, Dollar Revolving Credit Loans and/or Alternative Currency Revolving Credit Loans, as the case may be, of such Term Lenders, Dollar Revolving Credit Lenders and/or Alternative Currency Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders, Alternative Currency Revolving Credit Lenders and/or Dollar Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (ix) all documentation in respect of such Extension shall be consistent with the foregoing and (x) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (xi) the interest rate margin applicable to any Extended Term Loans, Extended Dollar Revolving Credit Loans and Extended Alternative Currency Revolving Loans will be determined by the Borrower and the lenders providing such Extended Term Loans, Extended Dollar Revolving Credit Loans and Extended Alternative Currency Revolving Loans.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.16, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) any Extension Offer is required to be in any minimum amount of $25,000,000 (or, if less, the total amount of Commitments (and Loans made pursuant to such Commitments) under a particular Class), provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans, Dollar Revolving Credit Loans and Alternative Currency Revolving Credit Loans of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans, Extended Dollar Revolving Credit Commitments and/or Alternative Currency Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans, Dollar Revolving Credit Commitments and/or Alternative Currency Revolving Credit Commitments (or a portion thereof). All Extended Term Loans, Extended Revolving Credit Commitments and Extended Alternative Currency Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Dollar Revolving Credit Commitments, Alternative Currency Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.16. In addition, if so provided in such amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the Maturity Date in respect of the Dollar Revolving Credit Facility or the Alternative Currency Revolving Credit Facility shall be re-allocated from Lenders holding Dollar Revolving Credit Commitments to Lenders holding Extended Dollar Revolving Credit Commitments and from Lenders holding Alternative Currency Revolving Credit Commitments to Lenders holding Extended Alternative Currency Revolving Credit Commitments, as applicable, in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Extended Dollar Revolving Credit Commitments or Extended Alternative Currency Revolving Credit Commitments, be deemed to be participation interests in respect of such Extended Dollar Revolving Credit Commitments or Extended Alternative Currency Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) Replacement Revolving Credit Commitments.

(i) Notwithstanding the foregoing, at any time and from time to time, upon notice by the Borrower to the Administrative Agent, banks, financial institutions or other institutional lenders or investors (“Replacement Revolving Commitment Lenders”), which may or may not be then-existing Revolving Credit Lenders, may elect to provide a new Dollar Revolving Credit Commitment (a “Replacement Dollar Revolving Credit Commitment”) or a new Alternative Currency Revolving Credit Commitment (a “Replacement Alternative Currency Revolving Credit Commitment”) (each of a Replacement Dollar Revolving Credit Commitment and Alternative Currency Revolving Credit Commitment, a “Replacement Revolving Credit Commitment”) hereunder; provided that, the Administrative Agent, L/C Issuer and Swing Line Lender shall have consented (not to be unreasonably withheld) to such banks, financial institutions or other institutional lenders or investors providing such Replacement Revolving Credit Commitments if such consent would be required under Section 10.07(b) for an assignment of Dollar Revolving Credit Commitments or Alternative Currency Revolving Credit Commitments, as applicable, to such Person. Each Replacement Revolving Credit Commitment will be in an amount (the “Replacement Revolving Amount” and such amount in respect of a Replacement Dollar Revolving Credit Commitment, a “Replacement Dollar Revolving Amount” or in respect of a Replacement Alternative Currency Revolving Credit Commitment, a “Replacement Alternative Currency Revolving Amount”) and have the terms specified in the notice to the Administrative Agent; provided that the terms of any Replacement Dollar Revolving Credit Commitment shall satisfy the requirements set forth in Section 2.16(a) with respect to Extended Dollar Revolving Credit Commitments, mutatis mutandis, as though such Replacement Dollar Revolving Credit Commitment were an Extended Dollar Revolving Credit Commitment and the terms of any Replacement Alternative Currency Revolving Credit Commitment shall satisfy the requirements set forth in Section 2.16(a) with respect to Extended Alternative Currency Revolving Credit Commitments, mutatis mutandis, as though such Replacement Alternative Currency Revolving Credit Commitment were an Extended Alternative Currency Revolving Credit Commitment.

(ii) Upon receipt of a Replacement Dollar Revolving Credit Commitment or Replacement Alternative Currency Revolving Credit Commitment, as applicable, (A) the Borrower shall make an Extension Offer to all existing Revolving Credit Lenders of the applicable Class or Classes being extended to extend the maturity date of their applicable Revolving Credit Commitments on the same terms as the applicable Replacement Revolving Credit Commitment (each applicable Revolving Credit Lender that accepts such Extension Offer, an “Electing Lender,” and each existing applicable Revolving Credit Lender that is not an Electing Revolver Credit Lender, a “Non-Electing Lender”). Following such election, Electing Lenders will take on a pro rata portion of the Replacement Dollar Revolving Credit Commitments or Replacement Alternative Currency Revolving Credit Commitments, as applicable, and (i) the Dollar Revolving Credit Commitments of all applicable existing Dollar Revolving Credit Lenders or the Alternative Currency Revolving Credit Commitments of all applicable existing Alternative Currency Revolving Credit Lenders will be permanently reduced by an aggregate amount equal to the Replacement Dollar Revolving Amount or Replacement Alternative Currency Revolving Amount, as applicable, in the manner specified by Section 2.06(c) and (B) the Replacement Revolving Credit Commitments of the Replacement Revolving Commitment Lenders and the Electing Lenders will become effective. For the avoidance of doubt, after giving effect to such Replacement Dollar Revolving Credit Commitments and/or such Replacement Alternative Currency Revolving Credit Commitments, as applicable, (“Post-Effectiveness”), (1) the aggregate amount of Replacement Dollar Revolving Credit Commitments of all Classes derived from each Class in effect prior to such Replacement Dollar Revolving Credit Commitments will be the same as the aggregate amount of Dollar Revolving Credit Commitments of each Class in effect prior to giving effect to such Replacement Dollar Revolving Credit Commitments and/or the aggregate amount of Replacement Alternative Currency Revolving Credit Commitments of all Classes derived from each Class in effect prior to such Replacement Alternative Currency Revolving Credit Commitments will be the same as the aggregate amount of Alternative Currency Revolving Credit Commitments of each Class in effect prior to giving effect to such Replacement Alternative Currency Revolving Credit Commitments, as applicable (“Pre-Effectiveness”), (2) the Dollar Revolving Credit Lenders and Alternative Currency Revolving Credit Lenders that are Non-Electing Lenders will have Dollar Revolving Credit Commitments and Alternative Currency Revolving Credit Commitments with the same terms as the Dollar Revolving Credit Commitments and Alternative Currency Revolving Credit Commitments in effect Pre-Effectiveness, as applicable and (3) the Dollar Revolving Credit Lenders and Alternative Currency Revolving Credit Lenders that are Electing Lenders will have Dollar Revolving Credit Commitments and Alternative Currency Revolving Credit Commitments with the same terms as the Replacement Dollar Revolving Credit Commitment and Replacement Alternative Currency Revolving Credit Commitments, as applicable. Subject to the foregoing, the Replacement Revolving Credit Commitments of the Replacement Revolving

Commitment Lenders will otherwise be incorporated as Dollar Revolving Credit Commitments or Alternative Currency Revolving Credit Commitments, as applicable, hereunder in the same manner in which Extended Dollar Revolving Credit Commitments and Extended Alternative Currency Revolving Credit Commitments, respectively, are incorporated hereunder pursuant to this Section 2.16, and for the avoidance of doubt, (i) all Borrowings and repayments of Dollar Revolving Credit Loans after the effectiveness of a Replacement Dollar Revolving Credit Commitment shall be made pro rata across all applicable Classes of Dollar Revolving Credit Commitments and including such Replacement Dollar Revolving Credit Commitment (based on the outstanding principal amounts of the respective Classes of Dollar Revolving Credit Commitments) and (ii) all Borrowings and repayments of Alternative Currency Revolving Credit Loans after the effectiveness of a Replacement Alternative Currency Revolving Credit Commitment shall be made pro rata across all applicable Classes of Alternative Currency Revolving Credit Commitments and including such Replacement Alternative Currency Revolving Credit Commitment (based on the outstanding principal amounts of the respective Classes of Alternative Currency Revolving Credit Commitments) except as set forth in (A) clause (ii) of Section 2.16(a), mutatis mutandis, as though such Replacement Dollar Revolving Credit Commitment were an Extended Dollar Revolving Credit Commitment and (B) clause (iii) of Section 2.16(a), mutatis mutandis, as though such Replacement Alternative Currency Revolving Credit Commitment were an Extended Alternative Currency Revolving Credit Commitment, as applicable.

(iii) (A) Upon the effectiveness of each Replacement Revolving Credit Commitment pursuant to this Section, (i) each Dollar Revolving Credit Lender of all applicable existing Classes of Dollar Revolving Credit Commitments immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each Replacement Dollar Revolving Commitment Lender, and each such Replacement Dollar Revolving Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such Dollar Revolving Credit Lender’s participations hereunder in outstanding Dollar Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the outstanding (x) participations hereunder in Letters of Credit and (y) participations hereunder in Swing Line Loans held by each Dollar Revolving Credit Lender of each applicable Class of Dollar Revolving Credit Commitments (including each such Replacement Dollar Revolving Commitment Lender) will equal the percentage of the aggregate Dollar Revolving Credit Commitments of all applicable Classes of Dollar Revolving Credit Lenders represented by such Dollar Revolving Credit Lender’s Dollar Revolving Credit Commitment, and (ii) each Alternative Currency Revolving Credit Lender of all applicable existing Classes of Alternative Currency Revolving Credit Commitments immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each Replacement Alternative Currency Revolving Commitment Lender, and each such Replacement Alternative Currency Revolving Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such Dollar Alternative Currency Credit Lender’s participations hereunder in outstanding Alternative Currency Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the outstanding participations hereunder in Alternative Currency Letters of Credit held by each Alternative Currency Revolving Credit Lender of each applicable Class of Alternative Currency Revolving Credit Commitments (including each such Replacement Alternative Currency Revolving Commitment Lender) will equal the percentage of the aggregate Alternative Currency Revolving Credit Commitments of all applicable Classes of Alternative Currency Revolving Credit Lenders represented by such Alternative Currency Revolving Credit Lender’s Alternative Currency Revolving Credit Commitment and (B) if, on the date of such effectiveness, there are any Dollar Revolving Credit Loans or Alternative Currency Revolving Credit Loans outstanding, such Dollar Revolving Credit Loans or Alternative Currency Revolving Credit Loans shall on or prior to the effectiveness of such Replacement Dollar Revolving Credit Commitment or Replacement Alternative Currency Revolving Credit Commitment, as applicable, be prepaid. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(e) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16.

(f) This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 2.17. Defaulting Lenders.

(a) Reallocation of Defaulting Lender Commitment, Etc. If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Letter of Credit participation pursuant to Section 2.03(c) and Swing Line Loan participation pursuant to Section 2.04(c) of such Defaulting Lender:

(i) the Letter of Credit participation pursuant to Section 2.03(c) and Swing Line Loan participation pursuant to Section 2.04(c), in each case, of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders under such Facility pro rata in accordance with their respective Revolving Credit Commitments of such Facility; provided that (a) the Outstanding Amount of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations (with the aggregate amount of such Lenders’ risk participations and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender) of such Facility may not in any event exceed the Revolving Credit Commitment of such Facility of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii) to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s Letter of Credit participation pursuant to Section 2.03(c) and Swing Line Loan participation pursuant to Section 2.04(c) cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than two Business Days after demand by the Administrative Agent (at the direction of the L/C Issuer and/or the Swing Line Lender, as the case may be), (1) Cash Collateralize the obligations of the Borrower to the L/C Issuer and the Swing Line Lender in respect of such Letter of Credit participation pursuant to Section 2.03(c) and the Swing Line Loan participation pursuant to Section 2.04(c), as the case may be, in an amount equal to the aggregate amount of the unreallocated portion of such Letter of Credit participation pursuant to Section 2.03(c) and the Swing Line Loan participation pursuant to Section 2.04(c), or (2) in the case of such Swing Line Loan participation pursuant to Section 2.04(c), prepay (subject to clause (iii) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (3) make other arrangements satisfactory to the Administrative Agent, and to the L/C Issuer and the Swing Line Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(iii) any amount paid by the Borrower for the account of a Defaulting Lender that was or is a Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest-bearing account until (subject to Section 2.17(d)) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swing Line Lender (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders that are Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders under such Facility that are Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed payments made by the L/C Issuer pursuant to a Letter of Credit then due and payable to the Non-Defaulting Lenders that are Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders that are Lenders, and seventh after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(b) Fees. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.09 (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided that in the case of a Defaulting Lender that was or is a Lender (x) to the extent that a portion of the Letter of Credit participation pursuant to Section 2.03(c) and the Swing Line Loan participation pursuant to Section 2.04(c) of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.17(a), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders of such Facility, pro rata in accordance with their respective Commitments, and (y) to the extent any portion of such Letter of Credit participation pursuant to Section 2.03(c) and Swing Line Loan participation pursuant to Section 2.04(c) cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the L/C Issuer and the Swing Line Lender, as applicable, as their interests appear (and the pro rata payment provisions of Sections 2.12 and 2.13 will automatically be deemed adjusted to reflect the provisions of this Section).

(c) Termination of Defaulting Lender Commitment. The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.17(a)(iii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender that is a Lender under this Agreement (in each case whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender may have against such Defaulting Lender.

(d) Cure. If the Borrower, the Administrative Agent, the L/C Issuer and, in the case of a Defaulting Lender that is a Dollar Revolving Credit Lender, the Swing Line Lender, agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.17(a)), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the total applicable Revolving Credit Commitments, Revolving Credit Loans, Letter of Credit participation pursuant to Section 2.03(c) and Swing Line Loan participation pursuant to Section 2.04(c) of the Lenders of such Facility to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Commitments and Loans of each applicable Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01. Taxes.

(a) Except as required by law, any and all payments by the Borrower (the term Borrower under Article III being deemed to include a Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of the Administrative Agent and each Lender, (i) taxes imposed on or measured by net income (however denominated, and including branch profits and similar taxes), and franchise or similar taxes, imposed by the United States, the jurisdiction under the laws of which it is organized or in which its principal office is located or in which its applicable lending office is located, (ii) taxes imposed by reason of any connection between the Administrative Agent or such Lender and any taxing jurisdiction other than a connection arising solely by executing or entering into any Loan Document, receiving payments thereunder or having been a party to, performed its obligations under, or enforced, any Loan Documents, (iii) subject to Section 3.01(e), any U.S. federal tax that is (or would be) required to be withheld with respect to amounts payable hereunder in respect of an Eligible Assignee (pursuant to an assignment under Section 10.07) on the date it becomes an Eligible Assignee to the extent such tax is in excess of the tax that would have been applicable had such assigning Lender not assigned its interest arising under any Loan Document (unless such assignment is at the express written request of the Borrower) and (iv) any U.S. federal withholding taxes imposed as a result of the failure of the Administrative Agent or any Lender to comply with the provisions of Section 3.01(b) or 3.01(c) (in the case of any Foreign Lender, as defined below) or the provisions of Section 3.01(c) or 3.01(d) (in the case of any U.S. Lender, as defined below), (v) any taxes imposed on any amount payable to or for the account of the Administrative Agent or any Lender as a result of the failure of such recipient to satisfy the applicable requirements under FATCA to establish that such payment is exempt from withholding under FATCA, (vi) amounts excluded pursuant to Section 3.01(e) hereto, and (vii) penalties and interest on the foregoing amounts (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and liabilities being hereinafter referred to as “Taxes”). If the Borrower or a Guarantor or other applicable withholding agent is required to deduct any Taxes or Other Taxes (as defined below) from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01(a)), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or Guarantor or other applicable withholding agent shall make such deductions, (iii) the Borrower or Guarantor or other applicable withholding agent shall pay the full amount deducted to the relevant taxing authority, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), the Borrower or Guarantor or other applicable withholding agent shall furnish to the Administrative Agent or such Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or Guarantor or other applicable withholding agent (or other evidence of payment reasonably satisfactory to the Administrative Agent). If the Borrower or Guarantor fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent or any Lender the required receipts or other required documentary evidence that has been made available to the Borrower or Guarantor, the Borrower or Guarantor shall indemnify the Administrative Agent and such Lender for any incremental Taxes that may become payable by the Administrative Agent or such Lender arising out of such failure.

(b) To the extent it is legally eligible to do so, the Administrative Agent and each Lender (including an Eligible Assignee to which a Lender assigns its interest in accordance with Section 10.07) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent (in the case of any Lender) on or prior to the date on which the Administrative Agent or Lender (or Eligible Assignee) becomes a party hereto, two (2) accurate, complete and original signed copies of whichever of the following is applicable: (i) IRS Form W-8BEN certifying that it is entitled to benefits under an income tax treaty to which the United States is a party; (ii) IRS Form W-8ECI certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; (iii) if the Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code, a certificate to that effect in substantially the form attached hereto as Exhibit I (a “Non-Bank Certificate”) and an IRS Form W-8BEN, certifying that the Foreign Lender is not a United States person; (iv) to the extent a Lender is not the beneficial owner for U.S. federal income tax purposes, IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by, as and to the extent applicable, a Form W-8BEN, Form W-8ECI, Non-Bank Certificate, Form W-9, Form W-8IMY (or other successor forms) and any other required supporting information from each beneficial owner (it being understood that a Lender need not provide certificates or supporting documentation from beneficial owners if (x) the Lender is a “qualified intermediary” or “withholding foreign partnership” for U.S. federal income tax purposes and (y) such

Lender is as a result able to establish, and does establish, that payments to such Lender are, to the extent applicable, entitled to an exemption from or, if an exemption is not available, a reduction in the rate of, U.S federal withholding taxes without providing such certificates or supporting documentation); and/or (v) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(c) The Administrative Agent or each Lender shall, to the extent it is legally eligible to do so, (i) promptly submit to the Borrower and the Administrative Agent (in the case of any Lender) two (2) accurate, complete and original signed copies of such other or additional forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant taxing authorities) as may then be applicable or available to secure an exemption from or reduction in the rate of U.S. federal withholding tax (A) on or before the date that the Administrative Agent’s or Lender’s most recently delivered form, certificate or other evidence expires or becomes obsolete or inaccurate in any material respect, (B) after the occurrence of a change in the Administrative Agent’s or Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (C) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent of any change in the Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.

(d) The Administrative Agent or any Lender that is a “United States person” (within the meaning of Section 7701(a)(3) of the Code) (each a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent (in the case of any Lender) two (2) original copies of accurate, complete and signed IRS Form W-9 or successor form certifying that such Agent or Lender is not subject to United States federal backup withholding tax (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in the Administrative Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(e) Notwithstanding anything else herein to the contrary (but subject to the succeeding sentence), if a Lender, Eligible Assignee or the Administrative Agent is subject to any U.S. federal tax that is (or would be) required to be withheld with respect to amounts payable hereunder at a rate in excess of zero percent at the time such Lender, Eligible Assignee or the Administrative Agent becomes a party to this Agreement or otherwise acquires an interest in any Loan, or pursuant to a law or other legal requirement in effect at such time (including a law with a delayed effective date), such tax (including additions to tax, penalties and interest imposed with respect to such tax) shall be considered excluded from Taxes except, (i) in the case of an Eligible Assignee, to the extent the Lender’s assignor was entitled to additional amounts or indemnity payments immediately prior to the assignment or (ii) if such Lender is an assignee and such assignment is made at the express written request of the Borrower. Further, the Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender, Eligible Assignee or the Administrative Agent, as the case may be, to the extent that such Lender, Eligible Assignee or the Administrative Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender, Eligible Assignee or the Administrative Agent becomes a party to this Agreement or otherwise acquires an interest in any Loan) solely as a result of a change in the place of organization or place of doing business of such Lender, Eligible Assignee or the Administrative Agent (or any applicable beneficial owner), a change in the Lending Office of such Lender or Eligible Assignee (or any applicable beneficial owner) (other than at the written request of the Borrower to change such Lending Office), a change that results in such Lender or Eligible Assignee (or any applicable beneficial owner) being described in clause (A), (B) or (C) of Section 3.01(b)(iii) or otherwise as a result of any change in the circumstances of such Lender, Eligible Assignee or the Administrative Agent, other than a Change in Law, occurring after the date that such Lender, Eligible Assignee or the Administrative Agent becomes a party to this Agreement or otherwise acquires an interest in any Loan.

(f) The Borrower agrees to pay any and all present or future stamp, court, documentary, excise, intangible or mortgage recording taxes, charges or similar levies which arise from any payment made under any Loan

Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Assignment and Assumption, grant of a Participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested in writing by the Borrower (all such non-excluded taxes described in this Section 3.01(f) being hereinafter referred to as “Other Taxes”).

(g) If any (i) Taxes with respect to any amount payable to the Administrative Agent or any Lender in respect of any Loan Document, or (ii) Other Taxes are, in each case, directly asserted against the Administrative Agent or such Lender, the Administrative Agent or such Lender may pay such Taxes or Other Taxes and the Borrower will promptly indemnify and hold harmless the Administrative Agent or Lender for the full amount of such Taxes and Other Taxes (and any Taxes and Other Taxes imposed on amounts payable under this Section 3.01), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted. Payments under this Section 3.01(g) shall be made within ten (10) days after the date Borrower receives written demand for payment from such Agent or Lender.

(h) A Participant shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(i) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in a reasonable challenge of such taxes if so requested by the Borrower, provided that (a) such Lender or the Administrative Agent determines in its reasonable discretion that it would not be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the Administrative Agent or such Lender and (c) the Borrower indemnifies such Lender or the Administrative Agent for any liabilities or other costs incurred by such party in connection with such challenge.

(j) If the Administrative Agent or any Lender determines, in its reasonable discretion, that it has received or is entitled to receive a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Guarantor, as the case may be, or with respect to which the Borrower or any Guarantor, as the case may be, has paid additional amounts pursuant to this Section 3.01, it shall use commercially reasonable efforts to obtain such refund (to the extent not yet received) (provided that doing so would not otherwise materially disadvantage the Agent or Lender) and it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Guarantor, as the case may be, under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or such Guarantor, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or such Guarantor, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall provide the Borrower with a copy of any notice of assessment or other evidence reasonably available of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that such Lender or the Administrative Agent deems confidential in its reasonable discretion). This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it reasonably deems confidential) to the Borrower, any Guarantor or any other Person.

(k) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (g) with respect to such Lender, it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan or Letter of Credit affected by such event and by completing and delivering or filing any tax-related forms which such Lender is legally eligible to deliver and which would reduce or eliminate any amount of Taxes or Other Taxes required to be deducted or withheld or paid by the Borrower; provided that such efforts are made at the Borrower’s expense and on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(k) shall affect or postpone any of the Obligations of the Borrower or any Guarantor or the rights of such Lender pursuant to Section 3.01(a) or (g).

(l) For the avoidance of doubt, nothing in this Agreement shall preclude the Borrower and the Administrative Agent from deducting and withholding any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 3.01.

(m) With respect to any Lender’s claim for compensation under this Section 3.01, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(n) For the avoidance of doubt, a “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and any Swing Line Lender.

(o) The agreements in this Section 3.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 3.02. Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate or Adjusted Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurodollar Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 3.03. Inability to Determine Rates. If the Required Lenders reasonably determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount, currency and Interest Period of such Eurodollar Rate Loan due to circumstances arising on or after the date hereof,

(b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Adjusted Eurodollar Rate component of the Base Rate, the utilization of the Adjusted Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan made or Letter of Credit issued by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (A) Taxes (which, for the avoidance of doubt, the Loan Parties would be required to pay additional amounts or indemnify for under Section 3.01), (B) taxes and other amounts described in clauses (i) through (vii) of the first sentence of Section 3.01(a) that are imposed with respect to payments for or on account of any Agent or any Lender under any Loan Document, and (C) Other Taxes); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender that is not otherwise accounted for in the definition of Adjusted Eurodollar Rate or this clause (a);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan) or issuing or participating in Letters of Credit, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost) then, from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by it to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.05. Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07;

including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

SECTION 3.06. Matters Applicable to All Requests for Compensation.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect

(b) Suspension of Lender Obligations. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurodollar Rate Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) Conversion of Eurodollar Rate Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

SECTION 3.07. Replacement of Lenders under Certain Circumstances. If (i) any Lender requests compensation under Section 3.04 or ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is a Non-Consenting Lender or (iv) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment) and the related Loan Documents to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(iv);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to all, or a portion as applicable, of such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;

(d) the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;

(e) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(f) such assignment does not conflict with applicable Laws; and

(g) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time when it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans and (iii) the Required Lenders or Required Facility Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.08. Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01. Conditions to Initial Credit Extension. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) a Committed Loan Notice in accordance with the requirements hereof;

(ii) executed counterparts of this Agreement and the Guaranty;

(iii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Closing Date;

(iv) each Collateral Document set forth on Schedule 1.01A required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank; and

(B) evidence that all other actions, recordings and filings required by the Collateral Documents that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(v) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(vi) an opinion from Ropes & Gray LLP, New York counsel to the Loan Parties substantially in the form of Exhibit H-1;

(vii) an opinion from Bryan Cave LLP, Georgia counsel to the Loan Parties substantially in the form of Exhibit H-2;

(viii) a solvency certificate from the chief financial officer of the Borrower (after giving effect to the Transaction) substantially in the form attached hereto as Exhibit K;

(ix) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and/or additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;

(x) certified copies of the Merger Agreement and schedules thereto, duly executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request, each including certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Closing Date and that the condition specified in clause (c) below has been satisfied; and

(xi) copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties;

provided, however, that, each of the requirements set forth in clauses (iv) and (xi) above, including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement (except (i) to the extent that a Lien on such Collateral may under applicable law be perfected upon closing by the filing of financing statements under the Uniform Commercial Code, (ii) the pledge and perfection of security interests in the capital stock of the Borrower and its wholly owned Material Domestic Subsidiaries (other than any Unrestricted Subsidiaries), with respect to which a Lien may be perfected upon closing by the delivery of a stock certificate, (iii) Uniform Commercial Code lien searches and (iv) the execution and delivery by each Loan Party of the Security Agreement) shall not constitute conditions precedent to the Borrowing on the Closing Date after the Borrower’s use of commercially reasonable efforts or without undue burden or expense, to provide such items on or prior to the Closing Date if the Borrower agrees to deliver, or cause to be delivered, such search results, documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within ninety (90) days after the Closing Date (subject to extensions approved by the Administrative Agent in its reasonable discretion).

(b) All fees and expenses required to be paid hereunder and invoiced at least two (2) Business Days before the Closing Date shall have been paid in full in cash (which amounts may be offset against the proceeds of the Facilities on the Closing Date).

(c) Prior to or substantially simultaneously with the initial Borrowing on the Closing Date, (i) the Equity Contribution shall have been consummated; and (ii) the Acquisition (including, in case the Acquisition is consummated by means of a cash tender offer, the Short-Form Merger) shall have been consummated in accordance with the terms of the Merger Agreement (without giving effect to any modifications, amendments, waivers or consents that are materially adverse to the Lenders or the Lead Arrangers

(each in their respective capacity as such)); provided that (a) the waiver of the accuracy of any Specified Merger Agreement Representation as a condition to closing shall be deemed to be materially adverse to the Lenders and the Lead Arrangers, (b) any change in the definition of “Company Material Adverse Effect” set forth in the Merger Agreement shall be deemed to be material and adverse to the Lenders and the Lead Arrangers, and (c) any reduction in the aggregate purchase price shall be deemed not to be materially adverse to the Lenders and the Lead Arrangers to the extent that such reduction (i) is less than or equal to 10% of the Share Consideration and (ii) is applied to reduce (x) the Equity Contribution, on the one hand, and (y) the funded debt on the Closing Date under the Term B Loans, the Senior Notes, bridge loans in lieu of the Senior Notes and/or any other securities issued or incurred in lieu of such bridge loans, as applicable, on the other hand, ratably based on the relative amounts that the Equity Contribution, on the one hand, and the funded debt on the Closing Date referred to in clause (y) above, on the other hand, comprise of the pro forma total capitalization of Holdings and its Subsidiaries after giving effect to the Transaction, which reduction referred to in clause (y) above shall be applied on a pro rata basis across the funded debt on the Closing Date under the Term B Loans, the Senior Notes, bridge loans in lieu of the Senior Notes and/or any other securities issued or incurred in lieu of such bridge loans, as applicable.

(d) The Lead Arrangers shall have received the Annual Financial Statements; provided that filing of the required financial statements on Form 10-K and Form 10-Q by the Company shall satisfy the foregoing requirements of clause (i) or (ii), as applicable.

(e) The Lead Arrangers shall have received the Pro Forma Financial Statements.

(f) The Administrative Agent shall have received all documentation and other information reasonably requested in writing by them at least five (5) Business Days prior to the Closing Date required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(g) (A) Since May 31, 2010 and through July 2, 2011, except (i) as disclosed in the Company Reports (as defined in the Merger Agreement as of July 2, 2011) that the Company has filed with or furnished to the SEC via EDGAR on or after May 31, 2010 and prior to July 2, 2011 (or incorporated therein by reference) (other than disclosures in any such Company Report contained in the “Risk Factors” and “Forward Looking Statements” sections thereof or any other disclosures in the Company Reports that are forward looking in nature) or (ii) as set forth in the Company Disclosure Letter (as defined in the Merger Agreement as of July 2, 2011) as of July 2, 2011 (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to Section 5.7(b) of the Merger Agreement to which the relevance of such item is reasonably apparent regardless of whether a specific cross reference is made), and except as otherwise required or contemplated by the Merger Agreement there have not been any facts, circumstances, events, changes, effects or occurrences that would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement) and (B) since July 2, 2011, there shall not have occurred any change, event or occurrence that has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement).

(h) The Specified Representations and the Specified Merger Agreement Representations shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date (and, for the avoidance of doubt, in the case of the Specified Merger Agreement Representations, the failure to be so true and correct in all material respects shall not cause this condition to fail to be satisfied to the extent that Merger Sub does not have (or its applicable affiliate does not have) the right to terminate their (or its) obligations under the Merger Agreement as a result of a breach of such Specified Merger Agreement Representations).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02. Conditions to All Credit Extensions after the Closing Date. The obligation of each Lender to honor any Request for Credit Extension after the Closing Date is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Restricted Subsidiaries that is a Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all corporate or other organizational power and authority to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) except as set forth on Schedule 5.01(d) is in compliance with all applicable Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.02. Authorization; No Contravention.

(a) The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action.

(b) Neither the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party nor the consummation of the Transaction will (i) contravene the terms of any of such Person’s Organization Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 7.01) under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental

Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have a, individually or in the aggregate, Material Adverse Effect.

SECTION 5.03. Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

SECTION 5.05. Financial Statements; No Material Adverse Effect.

(a) (i) The Annual Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(ii) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least forty-five (45) days (or ninety (90) days in case such four-fiscal quarter period is the end of the Company’s fiscal year) prior to the Closing Date, prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of income of the Borrower and its Subsidiaries for the 12-month period ended at least forty-five (45) days (or ninety (90) days in case such four-fiscal quarter period is the end of the Company’s fiscal year) prior to the Closing Date, prepared after giving effect to the Transaction as if the Transaction had occurred at the beginning of such period (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the Annual Financial Statements and have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its Subsidiaries as at May 31, 2011 and their estimated results of operations for the period covered thereby.

(b) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending after the Closing Date until the fifth anniversary of the Closing Date, copies of which have been furnished to the Administrative Agent prior to the Closing Date, and all Projections delivered pursuant to Section 6.01 have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

SECTION 5.06. Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Borrower or its Restricted Subsidiaries pending or, to the knowledge of the Borrower, overtly threatened in writing and (b) each of the Borrower or its Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.

SECTION 5.08. Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09. Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Loan Party and each of its Restricted Subsidiaries is in compliance with all Environmental Laws in all jurisdictions in which each Loan Party and each of its Restricted Subsidiaries, as the case may be, is currently doing business (including having obtained all Environmental Permits) and (ii) none of the Loan Parties or any of their respective Restricted Subsidiaries has become subject to any pending, or to the knowledge of the Borrower, threatened Environmental Claim or any other Environmental Liability.

(b) None of the Loan Parties or any of their respective Restricted Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.10. Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Borrower and each of its Restricted Subsidiaries have timely filed all Federal and state and other tax returns and reports required to be filed, and have timely paid all Federal and state and other taxes, assessments, fees and other governmental charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5.11. ERISA Compliance.

(a) Except as set forth in Schedule 5.11(a) or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.

(b) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan; (iii) none of the Loan Parties or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; (iv) none of the Loan Parties or any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA; and (v) neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization (within the meaning of Section 4242 of ERISA), insolvent (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA) and no such Multiemployer Plan is expected to be in reorganization, insolvent or endangered or critical status, except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) Except where noncompliance or the incurrence of a material obligation would not reasonably be expected to result in a Material Adverse Effect, (i) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, and (ii) neither Holdings nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan.

SECTION 5.12. Subsidiaries. As of the Closing Date, neither Holdings nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in the Borrower and the Subsidiaries have been validly issued and are fully paid and (if applicable) nonassessable, and all Equity Interests owned by Holdings or any other Loan Party are owned free and clear of all security interests of any person except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.13. Margin Regulations; Investment Company Act.

(a) As of the Closing Date, none of the Collateral is Margin Stock. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.

(b) Neither the Borrower nor any Guarantor is an “investment company” under the Investment Company Act of 1940.

SECTION 5.14. Disclosure. None of the factual information and data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make such factual information and data (taken as a whole), in the light of the circumstances under which it was delivered, not materially misleading; it being understood that for purposes of this Section 5.14, such factual information and data shall not include projections and pro forma financial information or information of a general economic or general industry nature.

SECTION 5.15. Intellectual Property; Licenses, Etc. The Borrower and the Restricted Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how database rights, rights of privacy and publicity, licenses and other intellectual property rights (collectively, “IP Rights”) that to the knowledge of the Borrower are necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower or any of its Restricted Subsidiaries as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Borrower, overtly threatened in writing against any Loan Party or Restricted Subsidiary, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.16. Solvency. On the Closing Date after giving effect to the Transaction, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.17. Subordination of Junior Financing. The Obligations are “Designated Senior Debt,” “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any indenture or document governing any applicable Junior Financing Documentation in respect of Indebtedness that is subordinated in right of payment to the Obligations.

SECTION 5.18. USA PATRIOT Act.

(a) To the extent applicable, each of Holdings and its Restricted Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.

(b) No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 5.19. Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Administrative Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, except as otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the Restricted Subsidiaries to:

SECTION 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender each of the following and shall take the following actions:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal year together with related notes thereto and a customary “management’s discussion and analysis” section describing results of operations, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Grant Thornton LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days (or sixty (60) days in the case of the fiscal quarter ending August 31, 2011) after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending August 31, 2011), a condensed consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) condensed consolidated statements of income for such fiscal quarter and for the portion of the fiscal year then ended and (ii) condensed consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with a customary “management’s discussion and analysis” section describing results of operations;

(c) within ninety (90) days after the end of each fiscal year (beginning with the fiscal year ending May 31, 2012 of the Borrower), a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of the Borrower for its internal use (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected operations or income and projected cash flow and setting forth the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material;

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(e) quarterly, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to clause (a) above and the information delivered pursuant to clause (b) above for each fiscal quarter, participate in a conference call for Lenders to discuss the financial condition and results of operations of the Borrower and its Subsidiaries for the most recently-ended period for which financial statements have been delivered.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower that holds all of the Equity Interests of the Borrower or (B) the Borrower’s or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Grant Thornton LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Any financial statements required to be delivered pursuant to Section 6.01(a) or (b) shall not be required to contain all purchase accounting adjustments relating to the Transaction to the extent it is not practicable to include any such adjustments in such financial statements.

SECTION 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) (but only with respect to fiscal years ending after May 31, 2011) and (b), a duly completed Compliance Certificate signed by a Financial Officer of the Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which Holdings or the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c) promptly after the furnishing thereof, copies of any material statements or material reports furnished to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount or pursuant to the terms of the Senior Notes Indenture, in each case, so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 6.02;

(d) together with the delivery of the financial statements pursuant to Section 6.01(a) (but only with respect to fiscal years ending after May 31, 2011) and each Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement (or confirming that there has been no change in such information since the Closing Date or the date of the last such report), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list; and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) it shall use its reasonable efforts to cause all Borrower Materials that are to be made available to Public Lenders to be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

SECTION 6.03. Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of (i) any dispute, litigation, investigation or proceeding between any Loan Party and any arbitrator or Governmental Authority, (ii) the filing or commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iii) the occurrence of any ERISA Event that, in any such case referred to in clause (i), (ii) or (iii), has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04. Payment of Obligations. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such tax, assessment, charge or levy is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to obtain, preserve, renew and keep in full force and effect its the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except in the case of clause (a) or (b) to the extent (other than with respect to the preservation of the existence of Holdings and the Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VII.

SECTION 6.06. Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

SECTION 6.07. Maintenance of Insurance. Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried; provided that, notwithstanding the foregoing, in no event shall the Borrower or any Restricted Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice. Each such policy of insurance shall as appropriate, (i) name the Administrative Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear and/or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder.

SECTION 6.08. Compliance with Laws. Comply in all material respects with its Organizational Documents and the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

SECTION 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or such Restricted Subsidiary, as the case may be.

SECTION 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.11. Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Material Domestic Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary) or any Subsidiary becoming a wholly owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary):

(i) within forty-five (45) days (or such greater number of days specified below) after such formation, acquisition or designation or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion:

(A) cause each such Material Domestic Subsidiary to furnish to the Administrative Agent a description of the Material Real Properties owned by such Material Domestic Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B) within forty-five (45) days (or within ninety (90) days in the case of documents listed in Section 6.13(b)) after such formation, acquisition or designation, cause each such Material Domestic Subsidiary to duly execute and deliver to the Administrative Agent, Mortgages with respect to any Material Real Property, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), required by the Collateral Documents or as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) cause each such Material Domestic Subsidiary to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the Indebtedness held by such Material Domestic Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Administrative Agent; and

(D) within forty-five (45) days (or within ninety (90) days in the case of documents listed in Section 6.13(b)) after such formation, acquisition or designation, take and cause the applicable Material Domestic Subsidiary and each direct or indirect parent of such applicable Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates to the extent certificated) may be required pursuant to the terms of the Collateral Documents or as necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected (to the extent required by the Collateral Documents) Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(ii) within forty-five (45) days (or within ninety (90) days in the case of documents listed in Section 6.13(b)) after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; and

(b) (i) the Borrower shall obtain the security interests and Guarantees set forth on Schedule 1.01A on or prior to the dates corresponding to such security interests and Guarantees set forth on Schedule 1.01A; and

(ii) after the Closing Date, promptly after the acquisition of any Material Real Property by any Loan Party other than Holdings, and such Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Lien, including, as applicable, the actions referred to in Section 6.13(b).

SECTION 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

SECTION 6.13. Further Assurances and Post-Closing Conditions. Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document:

(a) Promptly upon reasonable request by the Administrative Agent or as may be required by applicable law (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any Material Real Property, provide the Administrative Agent with Mortgages with respect to such owned real property within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition of, together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create, except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a valid and subsisting perfected first priority Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request and is available in the applicable jurisdiction;

(iii) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) and evidence of payment by the Borrower of all Mortgage Policy premiums, search and examination charges, escrow charges and related charges, as shall be required to induce the title company to issue the Mortgage Policies and endorsements contemplated above;

(iv) opinions reasonably acceptable to the Administrative Agent of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings and opinions reasonably acceptable to the Administrative Agent of local counsel for the Loan Parties with respect to due authorization, execution and delivery of the Mortgages;

(v) as promptly as practicable after the reasonable request therefor by the Administrative Agent, surveys and environmental assessment reports with respect to such Material Real Property; provided that the Administrative Agent may in its reasonable discretion accept any such existing report or survey to the extent prepared as of a date reasonably satisfactory to the Administrative Agent; provided, however, that there shall be no obligation to deliver to the Administrative Agent any environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; provided, further, that such existing survey is sufficient for the title company to remove all standard survey exceptions from the Mortgage Policies and issue the endorsements of the type required by Section 6.13(b)(ii);

(vi) a completed life-of-loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and if any improvements on any Mortgaged Property are designated a “flood hazard area,” evidence of such flood insurance as may be required under the Flood Insurance Laws; and

(vii) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create, except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, valid and subsisting perfected first priority Liens on the Mortgaged Property has been taken in favor of the Administrative Agent.

SECTION 6.14. Designation of Subsidiaries. The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) other than for purposes of designating a Restricted Subsidiary as an Unrestricted Subsidiary that is a Securitization Subsidiary in connection with the establishment of a Qualified Securitization Financing, immediately after giving effect to such designation, the Total Net Leverage Ratio for the Test Period immediately preceding such designation for which financial statements have been delivered pursuant to Section 6.01 is less than or equal to 6.5 to 1.0 (calculated on a Pro Forma Basis) (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the Senior Notes or any other Indebtedness of any Loan Party. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined by the Borrower in good faith of the Borrower’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined by the Borrower in good faith at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary. Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

SECTION 6.15. Maintenance of Ratings. Use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Borrower, and (ii) a public rating (but not any specific rating) in respect of the Facilities from each of S&P and Moody’s.

SECTION 6.16. Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.16, in each case within the time limits specified on such schedule (unless the Administrative Agent, in its reasonable discretion, shall have agreed to any particular longer period).

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), each of the Borrower shall not (and, with respect to Section 7.14, only Holdings shall not), nor shall the Borrower permit any Restricted Subsidiary to:

SECTION 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to any Loan Document;

(b) Liens existing on the date hereof and set forth on Schedule 7.01(b);

(c) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Indebtedness) in favor of landlords, so long as, in each case, such Liens arise in the ordinary course of business that secure amounts not overdue for a period of more than thirty (30) days or, if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole, or the use of the property for its intended purpose, and any other exceptions to title on the Mortgage Policies accepted by the Administrative Agent in accordance with this Agreement;

(h) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(g);

(i) (i) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(e); provided that (A) such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (C) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of such Indebtedness; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender and (ii) Liens on assets of Restricted Subsidiaries that are Non-Loan Parties securing Indebtedness of such Restricted Subsidiaries permitted pursuant to Section 7.03(n);

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(k) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i), (n), (v) or (w) to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property of any Subsidiary that is not a Loan Party securing Indebtedness of such Subsidiary incurred pursuant to Section 7.03(b), (c), (n) or (t);

(o) Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the date hereof); provided that (i) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property of such acquired Restricted Subsidiary), (ii) the Indebtedness secured thereby is permitted under Section 7.03(e) or (g) and (iii) in the case of Liens securing Indebtedness incurred in reliance on Section 7.03(g), after giving Pro Forma Effect to such transactions (x) in the case such Liens are junior to the Liens securing the Obligations, the Borrower’s Senior Secured Net Leverage Ratio shall either be (1) no greater than 4.00 to 1.0 as of the end of the Test Period last ended or (2) no greater than the Borrower’s Senior Secured Net Leverage Ratio immediately prior to giving Pro Forma Effect to such transactions and (y) in the case such Liens rank equally to the Liens securing the Obligations, the Borrower’s Senior Secured First Lien Net Leverage Ratio shall either be (1) no greater than to 3.75 to 1.0 as of the end of the Test Period last ended or (2) no greater than the Borrower’s Senior Secured First Lien Net Leverage Ratio immediately prior to giving Pro Forma Effect to such transactions;

(q) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases (other than Capitalized Leases) or licenses entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(t) Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(u) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(w) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(x) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(y) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;

(z) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(aa) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (p) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03(e), and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(bb) Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing any Permitted Refinancing in respect of Permitted Pari Passu Secured Refinancing Debt are subject to the First Lien Intercreditor Agreement and (y) any such Liens securing any Permitted Refinancing in respect of Permitted Junior Secured Refinancing Debt are subject to a Second Lien Intercreditor Agreement;

(cc) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(r);

(dd) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(ee) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower and such Subsidiary to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises; and

(ff) other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $35,000,000 and 2.00% of Total Assets, in each case determined as of the date of incurrence.

SECTION 7.02. Investments. Make or hold any Investments, except:

(a) Investments by Holdings, the Borrower or any of the Restricted Subsidiaries in assets that are Cash Equivalents;

(b) loans or advances to officers, directors and employees of Holdings (or any direct or indirect parent thereof), the Borrower or any of the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to Holdings in cash) and (iii) for any other purpose, in an aggregate principal amount outstanding under clauses (ii) and (iii) not to exceed $10,000,000;

(c) Investments (i) by (A) Holdings in any Loan Party and (B) the Borrower or any Restricted Subsidiary that is a Loan Party in the Borrower or any Restricted Subsidiary that is a Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party that is a Restricted Subsidiary, (iii) by any Non-Loan Party in the Borrower or any Restricted Subsidiary that is a Loan Party and (iv) by any Loan Party in any Non-Loan Party that is a Restricted Subsidiary; provided that (A) any such Investments made pursuant to this clause (iv) in the form of intercompany loans shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent for the benefit of the Lenders (it being understood and agreed that any Investments permitted under this clause (iv) that are not so evidenced as of the Closing Date are not required to be so evidenced and pledged until the date that is sixty (60) days after the Closing Date (or such later date as may be acceptable to the Administrative Agent)) and (B) the aggregate amount of Investments made pursuant to this clause (iv) shall not exceed at any time outstanding the sum of (x) the greater of $40,000,000 and 2.5% of Total Assets and (y) so long as no Event of Default shall have occurred and be continuing or would result from the making of any such Investment, the Available Amount (if positive) at the time of making such Investment.

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03 (other than Section 7.03(c)(ii) or (d)), 7.04 (other than Section 7.04(c)(ii) or (f)), 7.05(other than Section 7.05(d)(ii) or (e)) and 7.06 (other than Section 7.06(d) or (g)(iv)), respectively;

(f) Investments existing on the date hereof or made pursuant to legally binding written contracts in existence on the date hereof, in each case, set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 7.02(f) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 7.02;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Section 7.05;

(i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (A) shall not override any provisions of the Collateral and Guarantee Requirement, subject to the limit in clause (B) below);

(B) the aggregate amount of Investments made in Persons that do not become Loan Parties shall not exceed at any time outstanding the sum of (i) the greater of $35,000,000 and 2.0% of Total Assets and (ii) the Available Amount (if positive) at the time of making such Investment;

(C) the acquired property, assets, business or Person is in a business permitted under Section 7.07;

(D) (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, either (x) the Total Net Leverage Ratio for the Test Period immediately preceding such purchase or other acquisition is less than or equal to 6.5 to 1.0 (calculated on a Pro Forma Basis) or (y) the Total Net Leverage Ratio for the Test Period immediately preceding such purchase or other acquisition (calculated on a Pro Forma Basis) is no greater than the Total Net Leverage Ratio immediately prior to giving Pro Forma Effect to such purchase or other acquisition (and any related transactions) and, in each case, satisfaction of such test shall be evidenced by a certificate from a Financial Officer of the Borrower demonstrating such satisfaction calculated in reasonable detail; and

(E) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(j) Investments made to effect the Transaction;

(k) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment;

(m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent) in accordance with Section 7.06(f) or (g);

(n) other Investments that do not exceed in the aggregate at any time outstanding the sum of (i) the greater of $40,000,000 and 2.5% of Total Assets, determined as of the date of such Investment, and (ii) so long as no Event of Default shall have occurred and be continuing or would result from the making of any such Investment and if immediately after giving effect to such Investment, the Total Net Leverage Ratio for the Test Period immediately preceding such Investment for which financial statements are available is less than or equal to 6.5 to 1.0 (calculated on a Pro Forma Basis) and satisfaction of such test shall be evidenced by a certificate from a Financial Officer of the Borrower demonstrating such satisfaction calculated in reasonable detail, the Available Amount (if positive) at the time of making such Investment;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or any direct or indirect parent thereof);

(q) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date (other than existing Investments in subsidiaries of such Subsidiary or Person, which must comply with the requirements of Section 7.02(i), (n), (v) or (w)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Guarantees by the Borrower or any of the Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s) (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided, however, that any such Investment in a Securitization Subsidiary is in the form of a contribution of additional Securitization Assets or as equity, and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(t) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary made pursuant to Section 7.02(c)(iv), (i)(B), (n), (v) or (w);

(u) Investments received in connection with any Restricted Payment permitted by Section 7.06(l);

(v) in addition to the foregoing Investments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Investments so long as immediately after giving effect to such Investment, the Total Leverage Ratio for the Test Period immediately preceding such Investment for which financial statements are available is less than or equal to 3.75 to 1.0 (calculated on a Pro Forma Basis) and satisfaction of such test shall be evidenced by a certificate from a Financial Officer of the Borrower demonstrating such satisfaction calculated in reasonable detail and no more than $25,000,000 of Revolving Credit Loans and Swing Line Loans shall be outstanding after giving effect to such Investment; and

(w) Investments in the amount of any Excluded Contribution.

SECTION 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, other than:

(a) Indebtedness under the Loan Documents;

(b) (i) Indebtedness existing on the date hereof set forth on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the date hereof; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be subject to the Global Intercompany Note;

(c) (i) Guarantees by Holdings, the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any of the Restricted Subsidiaries otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (ii) any Guaranty by a Loan Party of Indebtedness of a Restricted Subsidiary that would have been permitted as an Investment by such Loan Party in such Restricted Subsidiary under Section 7.02(c);

(d) Indebtedness of the Borrower or any of the Restricted Subsidiaries owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the Global Intercompany Note;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Borrower and the Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement and (ii) Attributable Indebtedness arising out of sale-leaseback transactions, and, in each case, any Permitted Refinancing thereof; provided that the aggregate principal amount of Indebtedness at any one time outstanding incurred pursuant to this clause (e) shall not exceed the greater of $40,000,000 and 2.5% of Total Assets, in each case determined at the time of incurrence;

(f) Indebtedness in respect of Swap Contracts designed to hedge against Holdings’, the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;

(g) (A) Indebtedness of the Borrower or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary in connection with such Permitted Acquisition) incurred or assumed in connection with any Permitted Acquisition that is unsecured or secured only by Liens permitted under Section 7.01(p); provided that after giving Pro Forma Effect to such Permitted Acquisition and the assumption, incurrence or issuance of such Indebtedness incurred pursuant to this clause (g), either (x) the Borrower would be able to incur $1.00 of Permitted Ratio Debt under Section 7.03(u) or (y) the Borrower’s Total Net Leverage Ratio shall be no greater than 6.50 to 1.0 as of the end of the Test Period immediately preceding such Permitted Acquisition; provided, further, that if such Indebtedness is unsecured or secured by a Lien that is junior to the Lien securing the Obligations, then (i) such Indebtedness does not mature prior to the date that is ninety one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred and (ii) such Indebtedness has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the date that is ninety one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred and (B) any Permitted Refinancing thereof;

(h) Term Loan Refinancing Debt;

(i) Indebtedness representing deferred compensation to employees of the Borrower and its Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 7.06;

(k) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements with employees incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) obligations in respect of Cash Management Services and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(n) Indebtedness of the Borrower and the Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $55,000,000 and 3.25% of Total Assets, in each case determined at the time of incurrence; provided that a maximum of the greater of $40,000,000 and 2.5% of Total Assets in aggregate principal amount of such Indebtedness may be incurred by Non-Loan Parties, in each case determined at the time of incurrence;

(o) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice, including, in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) (A) Indebtedness of the Borrower in respect of one or more series of senior unsecured notes, senior secured first lien or junior lien notes or subordinated notes, in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing or secured or unsecured mezzanine

Indebtedness that will be secured by the Collateral on a pari passu or junior basis with the Obligations, that are issued or made in lieu of New Revolving Credit Commitments and/or New Term Commitments pursuant to an indenture or a note purchase agreement or otherwise (the “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of all Incremental Equivalent Debt issued pursuant to this Section 7.03(r) shall not, together with any New Revolving Credit Commitments and/or New Term Commitments, exceed the greater of (x) $150,000,000 and (y) the amount of Incremental Commitments and Incremental Equivalent Debt such that the Senior Secured First Lien Net Leverage Ratio shall be no greater than 3.75 to 1.0 as of the end of the Test Period most recently ended after giving Pro Forma Effect to such Incremental Commitments and/or Incremental Equivalent Debt (and, in each case, with respect to any New Revolving Credit Commitments, assuming a borrowing of the maximum amount of Loans available under such New Revolving Commitment and any Incremental Revolving Commitments previously made pursuant to this Section 2.14), (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iii) in the case of Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of Holdings or any Restricted Subsidiary other than any asset constituting Collateral, (iv) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (v) if such Incremental Equivalent Debt is secured, the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (vi) if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt shall be subject to intercreditor agreements or arrangements reasonably acceptable to the Administrative Agent, (vii) the documentation with respect to any Incremental Equivalent Debt contains no mandatory prepayment, repurchase or redemption provisions except with respect to change of control, asset sale and casualty event mandatory offers to purchase and customary acceleration rights after an event of default that are customary for financings of such type, and (viii) provided that, notwithstanding clause (y) of clause (i) of this Section 7.03(r), any Incremental Equivalent Debt which is to be unsecured or secured on a junior basis (assuming for the purpose of incurring unsecured Incremental Equivalent Debt under this clause only at such time such unsecured Incremental Equivalent Debt shall be considered secured) to the Term Loans and Revolving Credit Loans shall not be required to comply with the test in such clause (y) but, rather shall not exceed an amount such that the Senior Secured Net Leverage Ratio shall be no greater than 4.00 to 1.0 as of the end of the Test Period most recently ended after giving Pro Forma Effect to such Incremental Equivalent Debt and any Incremental Commitments (and, in each case, with respect to any New Revolving Credit Commitments, assuming a borrowing of the maximum amount of Loans available under such New Revolving Commitment and any Incremental Revolving Commitments previously made pursuant to this Section 2.14); and (B) any Permitted Refinancing thereof;

(s) (i) Indebtedness in respect of the Senior Notes (including any guarantees thereof) and (ii) any Permitted Refinancing thereof;

(t) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (t) and then outstanding, does not exceed the greater of $17,500,000 and 1.0% of Total Assets;

(u) Permitted Ratio Debt and any Permitted Refinancing thereof;

(v) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of the Restricted Subsidiaries;

(w) unsecured Indebtedness in the amount of any Excluded Contribution and any Permitted Refinancing thereof; and

(x) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above.

Notwithstanding the foregoing, no Restricted Subsidiary that is a Non-Loan Party will guarantee any Indebtedness for borrowed money of a Loan Party unless such Restricted Subsidiary becomes a Guarantor.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

SECTION 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) Holdings or any Restricted Subsidiary may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person, (y) such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia and (z) in the case of a merger or consolidation of Holdings with and into the Borrower, Holdings shall not be an obligor in respect of any Qualified Holding Company Debt or other Indebtedness that is not permitted to be Indebtedness of the Borrower under this Agreement, shall have no direct Subsidiaries at the time of such merger or consolidation other than the Borrower and, after giving effect to such merger or consolidation, the direct parent of the Borrower shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary of the Borrower that is not a Loan Party, (ii) any Restricted Subsidiary may merge or consolidate with or into any other Restricted Subsidiary of the Borrower that is a Loan Party, (iii) any merger the sole purpose of which is to reincorporate or reorganize a Loan Party in another jurisdiction in the United States shall be permitted and (iv) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders; provided, in the case of clauses (ii) and (iii), that (A) no Event of Default shall result therefrom, (B) no Change of Control shall result therefrom and (C) the surviving Person (or, with respect to clause (iv), the Person who receives the assets of such dissolving or liquidated Restricted Subsidiary that is a Guarantor) shall be a Loan Party;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) such Investment must be a permitted Investment in a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 (other than Section 7.02(e));

(d) so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee of the Obligations shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom, Holdings may merge or consolidate with any other Person; provided that (A) Holdings shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or is a Person into which Holdings has been liquidated (any such Person, the “Successor Holdings”) (A) the Successor Holdings shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (C) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement;

(f) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02 (other than Section 7.02(e)); provided that the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the applicable requirements of Section 6.11;

(g) the Merger may be consummated; and

(h) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)).

SECTION 7.05. Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory and goods held for sale in the ordinary course of business and immaterial assets (considered in the aggregate) in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.02 (other than Section 7.02(e));

(e) Dispositions that otherwise constitute an Investment permitted by Sections 7.02 (other than Section 7.02(e)), permitted by Section 7.04 (other than Section 7.04(h)) or otherwise constitute a Restricted Payment permitted by Section 7.06 (other Section 7.06(d)) and Liens permitted by Section 7.01 (other than Section 7.01(m)(ii));

(f) Dispositions of property pursuant to sale-leaseback transactions; provided that the Net Cash Proceeds thereof are applied in accordance with Section 2.05(b)(ii);

(g) Dispositions of Cash Equivalents;

(h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(i) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition; (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $10,000,000, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (l), (m), (s), (t)(i), (t)(ii), (u) and (bb)); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash (to the extent of the cash received) within one hundred and eighty (180) days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of $35,000,000 and 2.5% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; and (iii) to the extent the aggregate amount of Net Cash Proceeds received by the Borrower or a Restricted Subsidiary from Dispositions made pursuant to this Section 7.05(j) exceeds $25,000,000, all Net Cash Proceeds in excess of such amount shall be applied to prepay Loans in accordance with Section 2.05(b)(ii)(A) and may not be reinvested in the business of the Borrower or a Restricted Subsidiary;

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(m) any issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary;

(n) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of its Restricted Subsidiaries that is not in contravention of Section 7.07;

(o) the unwinding of any Swap Contract;

(p) any Disposition of Securitization Assets to a Securitization Subsidiary;

(q) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (i), (k), (m), (o) and (q) and except for Dispositions from the Borrower or a Restricted Subsidiary to the Borrower or a Restricted Subsidiary), shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to its other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any of its other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) Holdings, the Borrower and each of its Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) Restricted Payments made on the Closing Date to consummate the Transaction;

(d) to the extent constituting Restricted Payments, Holdings, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02 (other than Section 7.02(e)), 7.04 or 7.08 (other than Section 7.08(a), (j) or (k));

(e) repurchases of Equity Interests in Holdings, the Borrower or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights;

(f) Holdings and the Borrower may pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings or any Subsidiary of Holdings (or of any such direct or indirect parent thereof) held by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, consultant or distributor of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries in an aggregate amount after the Closing Date together with the aggregate amount of loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (f) not to exceed $15,000,000 in any calendar year with unused amounts in any calendar year being carried over to the next two succeeding calendar years; provided that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries after the Closing Date;

(g) the Borrower may make Restricted Payments to Holdings or to any direct or indirect parent of Holdings (and Holdings may make Restricted Payments to any direct or indirect parent of Holdings):

(i) the proceeds of which will be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) the tax liability to each foreign, federal, state or local jurisdiction in respect of which a consolidated, combined, unitary or affiliated return is filed by Holdings (or such direct or indirect parent) that includes the Borrower and/or any of its Subsidiaries, to the extent such tax liability does not exceed the lesser of (A) the taxes that would have been payable by the Borrower and/or its Subsidiaries as a stand-alone group and (B) the actual tax liability of Holdings’ consolidated, combined, unitary or affiliated group (or, if Holdings is not the parent of the actual group, the taxes that would have been paid by Holdings, the Borrower and/or the Borrower’s Subsidiaries as a stand-alone group), reduced by any such taxes paid or to be paid directly by the Borrower or its Subsidiaries;

(ii) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iii) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) franchise or similar taxes, and other fees, taxes (other than withholding taxes or taxes imposed on or measured by income) and expenses required to maintain its (or any of such direct or indirect parents’) corporate or legal existence;

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings and the Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11 and 7.02;

(v) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(vi) the proceeds of which (A) shall be used to pay customary salary, bonus and other benefits payable to directors, officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries or (B) shall be used to make payments permitted under Sections 7.08(e), (h), (k) and (q) (but only to the extent such payments have not been and are not expected to be made by the Borrower or a Restricted Subsidiary); and

(vii) the proceeds of which shall be used to pay cash in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any direct or indirect parent company of the Borrower;

(h) Holdings, the Borrower or any of the Restricted Subsidiaries may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition;

(i) the declaration and payment of dividends on the Borrower’s common stock following the first public offering of the Borrower’s common stock or the common stock of any of its direct or indirect parents after the Closing Date, of up to 6% per annum of the net proceeds received by or contributed to the Borrower in or from any such public offering, other than public offerings with respect to the Borrower’s common stock registered on Form S-4 or Form S-8;

(j) repurchases of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), including deemed repurchases in connection with the exercise of stock options;

(k) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments (the proceeds of which may be utilized by Holdings to make additional Restricted Payments) in an aggregate amount, together with the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Sections 7.12(a)(i)(D)(1)(x) and (y), not to exceed the sum of (i) the greater of $50,000,000 and 3.0% of Total Assets, in each case determined at the time of such Restricted Payment, and (ii) so long as immediately after giving effect to such Restricted Payment, the Total Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment for which financial statements are available is less than or equal to 6.5 to 1.0 (calculated on a Pro Forma Basis) and satisfaction of such test shall be evidenced by a certificate from a Financial Officer of the Borrower demonstrating such satisfaction calculated in reasonable detail, the Available Amount (if positive) at the time of making such Investment;

(l) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments (the proceeds of which may be utilized by Holdings to make additional Restricted Payments) so long as immediately after giving effect to such Restricted Payment, the Total Leverage Ratio for the Test Period immediately preceding such Restricted Payment for which financial statements are available is less than or equal to 3.75 to 1.0 (calculated on a Pro Forma Basis) and satisfaction of such test shall be evidenced by a certificate from a Financial Officer of the Borrower demonstrating such satisfaction calculated in reasonable detail and no more than $25,000,000 million of Revolving Credit Loans and Swing Line Loans shall be outstanding after giving effect to such Restricted Payment; and

(m) Restricted Payments in the amount of any Excluded Contribution.

SECTION 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

SECTION 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than:

(a) transactions between or among Holdings, the Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) the Transaction and the payment of fees and expenses (including the Transaction Expenses) related to the Transaction;

(d) the issuance of Equity Interests of Holdings to any officer, director, employee or consultant of the Borrower or any of its Subsidiaries or any direct or indirect parent of Holdings in connection with the Transaction;

(e) the payment of management, consulting, monitoring, advisory and other fees, indemnities and expenses to the Sponsor pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees, indemnities and expenses accrued in any prior year) and any Sponsor Termination Fees pursuant to the Sponsor Management Agreement;

(f) employment and severance arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee or director benefit plans and arrangements;

(g) the licensing of trademarks, copyrights or other IP Rights in the ordinary course of business;

(h) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings and the Restricted Subsidiaries or any direct or indirect parent of Holdings in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(i) any agreement, instrument or arrangement as in effect as of the Closing Date and set forth on Schedule 7.08, or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date) ;

(j) Restricted Payments permitted under Section 7.06;

(k) customary payments by the Borrower and any of the Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings in good faith;

(l) transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08;

(m) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof to the extent otherwise permitted by this Agreement and to the extent such issuance or transfer would not give rise to a Change of Control;

(n) investments by the Sponsor or the Co-Investors in securities of the Borrower or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by the Sponsor or the Co-Investors in connection therewith) so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

(o) payments to or from, and transactions with, Joint Ventures (to the extent any such Joint Venture is only an Affiliate as a result of Investments by Holdings and the Restricted Subsidiaries in such Joint Venture) to the extent otherwise permitted under Section 7.02;

(p) any Disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing;

(q) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to shareholders of Holdings or any direct or indirect parent thereof pursuant to the stockholders agreement or the registration rights agreement entered into on or after the Closing Date in connection therewith; and

(r) the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default occurred and was continuing.

SECTION 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits, restricts, imposes any condition on or limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances to any Loan Party or to Guarantee the Obligations of any Loan Party under the Loan Documents or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Obligations under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(i) (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation;

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary;

(iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 7.03;

(iv) are customary restrictions that arise in connection with (x) any Lien permitted by Sections 7.01(a), (l), (m), (s), (t)(i), (t)(ii), (u), and (bb) and relate to the property subject to such Lien or (y) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets subject to such Disposition;

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture;

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof and, in the case of any Term Loan Refinancing Debt, permit the Liens securing the Obligations;

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to property interest, rights or the assets subject thereto;

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g), (h), (o)(i), (r) or (t) to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(xi) are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xii) are customary restrictions contained in the Senior Notes Indenture and the Senior Notes and any Permitted Refinancing of any of the foregoing;

(xiii) arise in connection with cash or other deposits permitted under Section 7.01; or

(xiv) comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder.

SECTION 7.10. Use of Proceeds. Use the proceeds of any Borrowing on the Closing Date, whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement and after the Closing Date use the proceeds of any Borrowing for general corporate purposes and working capital needs.

SECTION 7.11. Accounting Changes. Make any change in fiscal year; provided, however, that Holdings and the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent (it being agreed that a fiscal year end of December 31 is reasonably acceptable to the Administrative Agent), in which case, Holdings, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.12. Prepayments, Etc. of Indebtedness.

(a) (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments or redemptions shall be permitted) the Senior Notes or any other Indebtedness for borrowed money of a Loan

Party that is unsecured or subordinated to the Obligations expressly by its terms (other than Indebtedness among the Borrower and its Restricted Subsidiaries) (collectively, “Junior Financing”), except (A) the refinancing thereof with the Net Cash Proceeds of, or in exchange for, any Permitted Refinancing, to the extent not required to prepay any Loans pursuant to Section 2.05(b), (B) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (C) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owed to Holdings, the Borrower or a Restricted Subsidiary or the prepayment of any other Junior Financing with the proceeds of any other Junior Financing otherwise permitted by Section 7.03, (D) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity (1) in an aggregate amount, together with the aggregate amount of Restricted Payments made pursuant to Section 7.06(k), not to exceed the sum of (x) the greater of $50,000,000 and 3.0% of Total Assets, in each case determined at the time of such payment, (y) if the Total Leverage Ratio (after giving effect to such prepayment, redemption, purchase or defeasance on a Pro Forma Basis) for the Test Period immediately preceding such prepayment, redemption, purchase defeasance or other payment for which financial statements are available is not greater than 6.5 to 1.0 and satisfaction of such test shall be evidenced by a certificate from a Financial Officer of the Borrower demonstrating such satisfaction calculated in reasonable detail, and so long as no Default has occurred and is continuing or would result therefrom, the Available Amount (if positive) at the time of any such prepayment, redemption, purchase, defeasance or other payment and (z) the amount of any Excluded Contribution or (2) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity so long as immediately after giving effect to such transactions, the Total Leverage Ratio for the Test Period immediately preceding such purchase or other acquisition for which financial statements are available is less than or equal to 3.75 to 1.0 (calculated on a Pro Forma Basis) and satisfaction of such test shall be evidenced by a certificate from a Financial Officer of the Borrower demonstrating such satisfaction calculated in reasonable detail and no more than $25,000,000 million of Revolving Credit Loans and Swing Line Loans shall be outstanding after giving effect to such transaction, or (ii) make any payment in violation of any subordination terms of any Junior Financing Documentation.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of (i) any Junior Financing Documentation in respect of any Indebtedness having an aggregate outstanding principal amount equal to at least the Threshold Amount or (ii) the Senior Notes Indenture (in the case of each of clauses (i) and (ii), other than as a result of a Permitted Refinancing thereof) without the consent of the Administrative Agent.

SECTION 7.13. Financial Covenant.

Permit the Senior Secured Net Leverage Ratio as of the last day of such Test Period to be greater than the ratio set forth below opposite the last fiscal quarter of such Test Period (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) and Section 6.01(b) for such Test Period):

Fiscal Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2012	n/a	5.25 to 1.00	5.25 to 1.00	5.25 to 1.00
2013	5.00 to 1.00	5.00 to 1.00	4.75 to 1.00	4.75 to 1.00
2014	4.75 to 1.00	4.25 to 1.00	4.25 to 1.00	4.25 to 1.00
2015 and thereafter	4.25 to 1.00	4.00 to 1.00	4.00 to 1.00	4.00 to 1.00

SECTION 7.14. Holdings. In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than the following (and activities incidental thereto): (i) its ownership of the Equity Interests of the Borrower, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, any Senior Notes, any Qualified Holding Company Debt, any Permitted Ratio Debt, any Credit Agreement Refinancing Indebtedness, any Incremental Equivalent Debt or the Merger Agreement and the other agreements contemplated by the Merger Agreement, (iv) any public offering of its common stock or any other issuance of its Equity Interests or any transaction permitted under Section 7.04, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries in each case solely to the extent not prohibited hereunder, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (vii) holding any cash or property received in connection with Restricted Payments made by the Borrower in accordance with Section 7.06 pending application thereof by Holdings, (viii) providing indemnification to officers and directors and (ix) activities incidental to the businesses or activities described in clauses (i) to (viii) of this Section 7.14.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01. Events of Default. Each of the events referred to in clauses (a) through (l) of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower, any Restricted Subsidiary or, in the case of Section 7.14, Holdings, fails to perform or observe any term, covenant or agreement contained in any Section 6.03(a) or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Holdings, the Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party or their respective ERISA Affiliates under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (iii) with respect to a Foreign Plan a termination, withdrawal or noncompliance with applicable law or plan terms that would reasonably be expected to result in a Material Adverse Effect; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05 or as a result of acts or omissions by the Administrative Agent or any Lender hereunder) or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.11 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create, or any Lien purported to be created by any Collateral Document shall be asserted in writing by any Loan Party not to be, a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage, or (ii) any of the Equity Interests of the Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens permitted by the First Lien Intercreditor Agreement (if any), the Second Lien Intercreditor Agreement (if any), or any other intercreditor agreement or arrangement permitted under the terms of this Agreement or any nonconsensual Liens arising solely by operation of Law; or

(k) Change of Control. There occurs any Change of Control.

SECTION 8.02. Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may with the consent of, and shall at the request of, the Required Lenders take any or all of the following actions:

(a) declare Commitments of each Lender and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitments of each Lender and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Obligations under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

SECTION 8.04. Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01, but subject to Sections 8.04(b) and (c), for the purpose of determining whether an Event of Default under Section 7.13 has occurred, the Borrower may on one or more occasions designate any portion of the Net Cash Proceeds from a sale or issuance of Qualified Equity Interests or any contribution to the capital of the Borrower (the “Cure Amount”) as an increase to Consolidated EBITDA for the applicable fiscal quarter; provided that such amounts to be designated (i) are actually received by the Borrower on or prior to the tenth (10th) Business Day after the date on which financial statements are delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”), (ii) do not exceed the maximum aggregate amount necessary to cure any Event of Default under Section 7.13 as of such date and (iii) Borrower shall have provided notice (the “Notice of Intent to Cure”) to the Administrative Agent on the date such amounts are contributed to Borrower designating such amounts as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Cash Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under Section 7.13 is less than the full amount of such originally designated amount). The Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter shall be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter. The parties hereby acknowledge that this Section 8.04(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.13 (and shall not be included for any other purpose including for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VI) and shall not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash with respect to the quarter with respect to which such Cure Amount was made other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence. Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, (A) upon designation of the Cure Amount by the Borrower, the covenant under Section 7.13 shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the covenant under such Section 7.13 and any Event of Default under Section 7.13 shall be deemed not to have occurred for purposes of the Loan Documents, and (B) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under Section 7.13 until and unless the Cure Expiration Date has occurred without the Cure Amount having been designated.

(b) In each period of four fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure right set forth in Section 8.04(a) is exercised.

(c) There can be no more than five (5) fiscal quarters in which the cure rights set forth in Section 8.04(a) are exercised during the term of the Facilities.

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01. Appointment and Authority of the Administrative Agent.

(a) Each Lender hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Sections 9.09 and 9.11) are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any such provision.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank and/or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the First Lien Intercreditor Agreement (if any), the Second Lien Intercreditor Agreement (if any) and any other intercreditor agreement or arrangement permitted under the terms of this Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

SECTION 9.02. Rights as a Lender. Any Person serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.

SECTION 9.03. Exculpatory Provisions. Neither the Administrative Agent nor any other Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, an Agent (including the Administrative Agent):

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

The Administrative Agent and any Agent-Related Person shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent and any Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent and any Agent-Related Person shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent and/or any Agent-Related Person by the Borrower or a Lender.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default (including, without limitation, compliance with the terms and conditions of Section 10.07(h)(iii)), (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 9.04. Reliance by the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.

SECTION 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Solely for purposes of Section 9.07, the Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 9.06. Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and each other Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent and each other Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, provided, further, that the failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 9.08. No Other Duties; Other Agents, Arrangers, Managers, Etc. J.P. Morgan Securities LLC and UBS Securities LLC are each hereby appointed a Co-Syndication Agent hereunder, and each Lender hereby authorizes each of J.P. Morgan Securities LLC and UBS Securities LLC to act as a Co-Syndication Agent in accordance with the terms hereof and the other Loan Documents. Deutsche Bank Securities Inc. and Royal Bank of Canada are each hereby appointed a Co-Documentation Agent hereunder, and each Lender hereby authorizes each of Deutsche Bank Securities Inc. and Royal Bank of Canada to act as a Co-Documentation Agent in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. Anything herein to the contrary notwithstanding, none of the Bookrunners, Lead Arrangers or other Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Lead Arranger (with respect to Section 4.01 only) or a Lender hereunder and such Persons shall have the benefit of this Article IX. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, Holdings, the Borrower or any of their respective Subsidiaries. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Each Co-Syndication Agent and each Co-Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. Each Co-Syndication Agent and each Co-Documentation Agent and any other Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and Borrower.

SECTION 9.09. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower at all times other than upon the occurrence and during the continuation of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor of such Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent.

SECTION 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i), 2.03(j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.03(i), 2.03(j), 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11. Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorizes the Administrative Agent and the Administrative Agent agrees that it will:

(a) release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations and liabilities under Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made, (y) obligations under Secured Cash Management Agreements as to which arrangements satisfactory to the applicable Cash Management Bank shall have been made and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit that are Cash Collateralized or as to which other arrangements satisfactory to the applicable L/C Issuer have been made), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any of its Domestic Subsidiaries that are Guarantors, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or Section 7.01(p);

(c) release any Guarantor from its obligations under the Guaranty if (i) in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder or (ii) in the case of Holdings, as a result of a transaction permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Credit Agreement Refinancing Indebtedness, the Senior Notes or any other Junior Financing; and

(d) if any Guarantor shall cease to be a Material Subsidiary (as certified in writing by a Responsible Officer), and the Borrower notifies the Administrative Agent in writing that it wishes such Guarantor to be released from its obligations under the Guaranty and provides the Administrative Agent such certifications or documents as either such Agent shall reasonably request, (i) release such Subsidiary from its obligations under the Guaranty and (ii) release any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary; provided that no such release shall occur if such Subsidiary continues to be a guarantor in respect of any Credit Agreement Refinancing Indebtedness, the Senior Notes or any other Junior Financing.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

SECTION 9.12. Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 9.13. Secured Cash Management Agreements and Secured Hedge Agreements; Intercreditor Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

The Administrative Agent is authorized to enter into any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and the parties hereto acknowledge that any such intercreditor agreement is binding upon them.

SECTION 9.14. Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Agreement and the repayment, satisfaction or discharge of all other obligations. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14. For the avoidance of doubt, (i) a “Lender” shall, for purposes of this Section 9.14, include any L/C Issuer and any Swing Line Lender, (ii) the Loan Parties shall not be responsible for any amount described in this Section 9.14 and (iii) nothing in Section 9.14 shall expand or limit the obligations of the Loan Parties under Section 3.01.

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in clause (g) below, which shall only require the consent of the Required Revolving Lenders or the Required Facility Lenders under the applicable Facility, as applicable) (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 (other than pursuant to 2.08(b)) or postpone any date for the payment of fees hereunder, without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, amortization payment of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the third proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definitions of the Senior Secured First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio, the Total Leverage Ratio or the Total Net Leverage Ratio or, in each case, in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of this Section 10.01 or the definition of “Required Alternative Currency Revolving Credit Lenders,” “Required Revolving Credit Lenders,” “Required Dollar Revolving Credit Lenders,” “Required Lenders,” “Required Facility Lenders,” “Required Term Lenders” or “Pro Rata Share” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly and adversely affected thereby (it being understood that each Lender shall be directly and adversely affected by a change to the “Required Lenders” or “Pro Rata Share” definitions);

(e) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(f) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g) (1) waive any condition set forth in Section 4.02 as to any Credit Extension under one or more Revolving Credit Facilities or (2) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Revolving Credit Facilities and does not directly affect Lenders under any other Facilities, in each case, with the written consent of the Required Facility Lenders under such applicable Revolving Credit Facility or Facilities (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments set forth in Section 2.14 shall require the consent of the Required Lenders).

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of a L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of the applicable Required Facility Lenders shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under one or more Term Facilities (and in the case of multiple Term Facilities which are so adversely affected, such Required Facility Lenders shall consent together as one Term Facility) in respect of payments hereunder in a manner different than such amendment affects other Term Facilities. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders),

(a) no Lender consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement (i) that is for the purpose of adding the holders of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt or secured Incremental Equivalent Debt (or a Senior Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Second Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent; and

(b) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Credit Loans, Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Loans, (b) the All-In Yield with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Loans) shall not be higher than the All-In Yield for such Refinanced Term Loans(or similar interest rate spread applicable to such Refinanced Loans) immediately prior to such refinancing, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except by virtue of amortization or prepayment of the Refinanced Term Loans prior to the time of such incurrence) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date of the Term Loans in effect immediately prior to such refinancing.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, the Borrower or the Administrative Agent, an L/C Issuer, or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communication. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Lead Arranger (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e) Change of Address. Each of Holdings, the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f) Reliance by the Administrative Agent. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent each Lender and the Agent-Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of bad faith, gross negligence or willful misconduct of such Person, as determined by the final non-appealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04. Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agent, the Documentation Agents and the Lead Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cahill, Gordon & Reindel LLP and one firm of regulatory counsel and one firm of local counsel, as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole, and (b) to pay or reimburse the Administrative Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole (and, if reasonably necessary, one firm of regulatory counsel and one firm of local counsel in any relevant material jurisdiction and, in the event of any conflict of interest, one additional counsel (and, if reasonably necessary, one firm of regulatory counsel and one firm of local counsel in each relevant jurisdiction) to each group of similarly situated affected persons)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within 30 days following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. This Section 10.04 shall not apply to Taxes, or amounts excluded from the definition of Taxes pursuant to clauses (i) through (vii) of the first sentence of Section 3.01(a), that are imposed with respect to payments to or for the account of any Agent or any Lender under any Loan Document, which, in each case, shall be governed by Section 3.01. This Section 10.04 also shall not apply to Other Taxes or to taxes covered by Section 3.04.

SECTION 10.05. Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Agents, each Lender, the Lead Arrangers and their respective Affiliates, directors, officers, employees, agents, partners, members or advisors and other representatives (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if necessary, one firm of regulatory counsel and one firm of local counsel in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel (and, if reasonably necessary, one additional firm of regulatory counsel and one additional firm of local counsel in each relevant jurisdiction) to each group of similarly situated affected Indemnitees) (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability of the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Borrower or any other person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Affiliate, controlling persons, director, officer, employee, member, agent, partners, advisor or other representative of such Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction (y) a material breach of any obligations under any Loan Document by such Indemnitee or of any Affiliate, controlling persons, director, officer, employee, member, agent, partners, advisor or other representative of such Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission of Holdings, the Borrower or any of its Affiliates. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability and each party hereby waives, any claim against any other party to this Agreement or any Indemnitee for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses ). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) Business Days after written demand therefor (together with backup documentation supporting such reimbursement request). The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply to Taxes, or amounts excluded from the definition of Taxes pursuant to clauses (i) through (vii) of the first sentence of Section 3.01(a), that are imposed with respect to payments to or for the account of any Agent or any Lender under any Loan Document, which, in each case, shall be governed by Section 3.01. This Section 10.05 also shall not apply to Other Taxes or to taxes covered by Section 3.04.

SECTION 10.06. Marshaling; Payments Set Aside. None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

SECTION 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may, except as permitted by Section 7.04, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment or, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than a Dollar Amount of $5,000,000, in the case of any assignment in respect of the Revolving Credit Facilities, or $1,000,000, in the case of any assignment in respect of any Term Loans, unless the Borrower and Administrative Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default under Section 8.01(a) has occurred and is continuing or, solely with respect to the Borrower or any other Loan Party, Section 8.01(f), has occurred and is continuing at the time of such assignment, (2) solely with respect to assignments of Term Loans, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (3) solely with respect to assignments of Term B Loans, such assignment is prior to the completion of the primary syndication of the Term B Loans or the 90th day after the Closing Date, whichever shall occur first; and

(B) (1) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided, however, that the consent of the Administrative Agent shall not be required for any assignment to an Affiliated Lender or a Person that upon effectiveness of an assignment would be an Affiliated Lender, except for the separate consent rights of the Administrative Agent pursuant to clause (h)(iv) of this Section 10.07, (2) any assignment of a Dollar Revolving Credit Commitment must be approved by the Administrative Agent, each applicable L/C Issuer and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) and (3) any assignment of an Alternative Currency Revolving Credit Commitment must be approved by the Administrative Agent and each applicable L/C Issuer (each such consent not to be unreasonably withheld).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment. The Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. All assignments shall be by novation.

(v) No Assignments to Certain Persons. No such assignment shall be made (A) to Holdings, the Borrower or any of the Borrower’s Subsidiaries except as permitted under Section 2.05(a)(vi), (B) subject to subsection (h) and (k) below, any of the Borrower’s Affiliates, (C) to a natural person or (D) to a Disqualified Institution.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, to the requirements of clause (h) of this Section), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of its Loans hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Eligible Assignee (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations or Swing Line Loans owing to it)); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (other than clause (d) thereof) that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 3.01 (including subsections (b), (c) and/or (d), as applicable as though it was a Lender)), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). A Lender shall not be obligated to disclose the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lenders, the Borrower and the Administrative Agent shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(vi) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:

(i) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;

(ii) each Affiliated Lender that (A) purchases any Term Loans pursuant to this clause (h) shall represent and warrant to the seller and (B) sells any Term Loan hereunder shall represent and warrant to the buyer, in each case, that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information);

(iii) (A) the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders shall not exceed 20% of the original principal amount of all Term Loans at such time outstanding (such percentage, the “Affiliated Lender Cap”); and

(iv) as a condition to each assignment pursuant to this clause (h), the Administrative Agent shall have been provided a notice in the form of Exhibit E-2 to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Term Loans against the Administrative Agent, in its capacity as such.

Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit E-2.

(i) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders,” “Required Term Lenders” or “Required Facility Lenders” to the contrary, for purposes of determining whether the Required Lenders, Required Term Lenders and Required Facility Lenders (in respect of a Class of Term Loans) have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(j), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(A) all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, Required Term Lenders and Required Facility Lenders (in respect of a Class of Term Loans) have taken any actions; and

(B) all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

(j) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Term Lenders that are not Affiliated Lenders.

(k) Although Debt Fund Affiliates shall be Eligible Assignees and shall not be subject to the provisions of Section 10.07(h), (i) or (j), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate only through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(vi) (for the avoidance of doubt, without requiring any representation as to the possession of material non-public information by such Affiliate and without regard to whether a Default or an Event of Default has occurred and is continuing) or (y) open market purchase on a non-pro rata basis. In addition, the Term Loans and unused Term Commitments held by Debt Fund Affiliates, in the aggregate, in excess of 49.9% of the Total Outstandings and unused Commitments shall be deemed to be not outstanding (pro rata among such Debt Fund Affiliates) for all purposes of calculating whether the Required Lenders have taken any action.

SECTION 10.08. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender) or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the Borrower or any Subsidiary thereof, and which source is not known by such Agent or Lender to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; it being understood that all information received from Holdings, the Borrower or any Subsidiary after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

SECTION 10.09. Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates and each L/C Issuer and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates and each L/C Issuer and each of its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates or such L/C Issuer or its Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements, solely to the extent with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.12. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15. GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST

ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c) THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 10.16. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Agent and each Lender and their respective successors and assigns.

SECTION 10.18. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 10.19. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent (which shall not be withheld in contravention of Section 9.04). The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 10.20. Use of Name, Logo, Etc. Each Loan Party consents to the publication in the ordinary course by Administrative Agent or the Lead Arrangers of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark, subject to compliance with such Loan Party’s customary procedures in connection therewith. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent and the Lead Arrangers.

SECTION 10.21. USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to Lenders and the Administrative Agent. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 10.22. Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 10.23. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lead Arrangers are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agents and the Lead Arrangers, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Lead Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Lead Arrangers nor any Lender has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Lead Arrangers, the Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings their respective Affiliates, and none of the Agents, the Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Lead Arrangers nor any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

IVD ACQUISITION CORPORATION (which on the Closing Date shall be merged with and into Immucor, Inc., with Immucor, Inc. surviving such merger as the Borrower),

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	President

IVD INTERMEDIATE HOLDINGS B INC., as Holdings,

By:	/s/ Richard A. Flynt
	Name:	Richard A. Flynt
	Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

The undersigned hereby confirms that, as a result of its merger with IVD Acquisition Corporation, it hereby assumes all of the rights and obligations of IVD Acquisition Corporation under this Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law) and hereby is joined to this Agreement as the Borrower thereunder.

IMMUCOR, INC.

By:	/s/ Richard A. Flynt
	Name:	Richard A. Flynt
	Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

CITIBANK, N.A., as Administrative Agent,

By:	/s/ David Leland
	Name:	David Leland
	Title:	Vice President

[Signature Page to Credit Agreement]

CITIBANK, N.A., as Lender, Swing Line Lender and L/C Issuer,

By:	/s/ David Leland
	Name:	David Leland
	Title:	Vice President

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Vanessa Chiu
	Name:	Vanessa Chiu
	Title:	Executed Director

[Signature Page to Credit Agreement]

UBS LOAN FINANCE LLC, as Lender

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,

as Lender

By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Director

By:	/s/ Marguerite Sutton
	Name:	Marguerite Sutton
	Title:	Director

[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA, as Lender

By:	/s/ Mustafa Topiwalla
	Name:	Mustafa Topiwalla
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:             ,

To:	Citibank, N.A., as Administrative Agent

Citibank Delaware

1615 Brett Road

OPS III

New Castle, DE 19720

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned hereby requests (select one):

A Borrowing of:

☐	Term Loans

☐	Revolving Credit Loans

OR

☐	A conversion or continuation of Loans made on .

To be made on the terms set forth below:

1.	Class of Borrowing[1] .

2.	On (a Business Day).

3.	In the principal amount of .[2]

[1]

E.g., Term B Loans, Dollar Revolving Credit Loans, Alternative Currency Revolving Credit Loans, New Term Loans, New Revolving Credit Loans, Other Term Loans, Extended Term Loans, Extended Dollar Revolving Credit Loans or Extended Alternative Currency Revolving Credit Loans

4.	Comprised of [Type of Loan requested] .[3]

5.	For Eurodollar Rate Loans: with an Interest Period of months.

6.	Currency of Loan[4]:

[The undersigned hereby represents and warrants to the Administrative Agent and the Lenders that the conditions to lending specified in Section 4.01(h) of the Credit Agreement will be satisfied as of the date of the Borrowing set forth above.]5

[The Borrowings contemplated by this Loan Notice are conditioned upon the closing of the Merger.]6

[Except in respect of any conversion or continuation of a Borrowing, the undersigned hereby represents and warrants to the Administrative Agent and the Lenders that the conditions to lending specified in Section 4.02 of the Credit Agreement will be satisfied as of the date of the Borrowing set forth above.]7

[The remainder of this page is intentionally left blank.]

[2]

Eurodollar Rate Loans shall be in a principal Dollar Amount of $2,500,000 or a whole multiple of the Dollar Amount of $500,000 in excess thereof. Base Rate Loans shall be in a principal Dollar Amount of $1,000,000 or a whole multiple of the Dollar Amount of $500,000 in excess thereof. See FN 4 for computation of Dollar Amount for Alternative Currency Loans.

[3]	Specify Eurodollar or Base Rate. Alternative Currency Revolving Loans not denominated in Dollars must be Eurodollar Rate Loans.
[4]

If an Alternative Currency is selected, the exchange rate for such Alternative Currency is determined by the Administrative Agent based on its spot rate for such currency through its principal foreign exchange trading office (or such other office if the spot rate is not available) at approximately 11:00 a.m. two Business Days prior to the proposed Borrowing or conversion date.

[5]	Applies only to the Borrowing on the Closing Date.
[6]	Applies only to the Borrowing on the Closing Date.
[7]	Applies only to Borrowings, conversions or continuations after the Closing Date.

[BORROWER]

By:
Name:
Title:

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:             ,

To:	Citibank, N.A., as Administrative Agent

Citibank Delaware

1615 Brett Road

OPS III

New Castle, DE 19720

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned hereby requests a Swing Line Loan to be made on the terms set forth below:

1.	In the principal amount of $ .[1]

2.	On (a Business Day).

The undersigned hereby represents and warrants to the Administrative Agent and the Lenders that the conditions to lending specified in Section 4.02 of the Credit Agreement will be satisfied as of the date of the Borrowing set forth above.

[The remainder of this page is intentionally left blank.]

[1]	Shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $10,000).

B-1

IMMUCOR, INC.

By:
Name:
Title:

B-2

EXHIBIT C-1

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER AT 3130 GATEWAY DRIVE, NORCROSS, GEORGIA 30071

FORM OF TERM NOTE

$	[New York, New York]
[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [LENDER] or its registered assigns (the “Term Lender”) in accordance with Section 10.07 of the Credit Agreement (as defined below), in lawful money of the United States of America in immediately available funds at the office of the Administrative Agent (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer) at Citibank Delaware, 1615 Brett Road, OPS III, New Castle, DE 19720, (or such other office notified by the Administrative Agent to the Borrower in accordance with Section 10.02 of the Credit Agreement) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term Loans made by the Term Lender to Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term Loans made by the Term Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, subject to entry in the Register. The non-exercise by the holder hereof of any

C-1-1

of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This note is also entitled to the benefits of the Guaranty and is secured by the Collateral.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS TERM NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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C-1-2

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their respective authorized officers as of the day and year first above written.

IVD ACQUISITION CORPORATION (which on the Closing Date shall be merged with and into Immucor, Inc., with Immucor, Inc. surviving such merger as the Borrower),

By:
Name:
Title:

C-1-3

The undersigned hereby confirms that, as a result of its merger with IVD Acquisition Corporation, it hereby assumes all of the rights and obligations of IVD Acquisition Corporation under this Note (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law) and hereby is joined as the Borrower hereunder.

IMMUCOR, INC.

By:
Name:
Title

C-1-4

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making this Notation

C-1-5

EXHIBIT C-2

FORM OF DOLLAR REVOLVING CREDIT NOTE

$	[New York, New York]
[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [LENDER] or its registered assigns (the “Dollar Revolving Credit Lender”) in accordance with Section 10.07 of the Credit Agreement (as defined below), in lawful money of the United States of America in immediately available funds at the office of the Administrative Agent (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer) at Citibank Delaware, 1615 Brett Road, OPS III, New Castle, DE 19720, (or such other office notified by the Administrative Agent to the Borrower in accordance with Section 10.02 of the Credit Agreement) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Dollar Revolving Credit Loans (or Swing Line Loans) made by the Dollar Revolving Credit Lender (or, in the case of Swing Line Loans, to the Swing Line Lender) to Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Dollar Revolving Credit Loans (or Swing Line Loans) made by the Dollar Revolving Credit Lender (or, in the case of Swing Line Loans, the Swing Line Lender) to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, subject to entry in the Register. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Dollar Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the

C-2-1

happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This note is also entitled to the benefits of the Guaranty and is secured by the Collateral.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS TERM NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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C-2-2

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their respective authorized officers as of the day and year first above written.

IVD ACQUISITION CORPORATION (which on the Closing Date shall be merged with and into Immucor, Inc., with Immucor, Inc. surviving such merger as the Borrower),

By:
Name:
Title:

C-2-3

The undersigned hereby confirms that, as a result of its merger with IVD Acquisition Corporation, it hereby assumes all of the rights and obligations of IVD Acquisition Corporation under this Note (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law) and hereby is joined as the Borrower hereunder.

IMMUCOR, INC.

By:
Name:
Title

C-2-4

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making this Notation

C-2-5

EXHIBIT C-3

FORM OF ALTERNATIVE CURRENCY REVOLVING CREDIT NOTE

$	[New York, New York]
[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [LENDER] or its registered assigns (the “Alternative Currency Revolving Credit Lender”) in accordance with Section 10.07 of the Credit Agreement (as defined below), in Dollars, Sterling, Euros, Yen, Canadian Dollars or such other currency as permitted under the Credit Agreement, as applicable, in immediately available funds at the office of the Administrative Agent (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer) at Citibank Delaware, 1615 Brett Road, OPS III, New Castle, DE 19720, (or such other office notified by the Administrative Agent to the Borrower in accordance with Section 10.02 of the Credit Agreement) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Alternative Currency Revolving Credit Loans made by the Alternative Currency Revolving Credit Lender to Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Alternative Currency Revolving Credit Loans made by the Alternative Currency Revolving Credit Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, subject to entry in the Register. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Alternative Currency Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity

C-3-1

hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This note is also entitled to the benefits of the Guaranty and is secured by the Collateral.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS TERM NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-3-2

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their respective authorized officers as of the day and year first above written.

IVD ACQUISITION CORPORATION (which on the Closing Date shall be merged with and into Immucor, Inc., with Immucor, Inc. surviving such merger as the Borrower),

By:
Name:
Title:

C-3-3

The undersigned hereby confirms that, as a result of its merger with IVD Acquisition Corporation, it hereby assumes all of the rights and obligations of IVD Acquisition Corporation under this Note (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law) and hereby is joined as the Borrower hereunder.

IMMUCOR, INC.

By:
Name:
Title

C-3-4

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making this Notation

C-3-5

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

[Insert date]

Reference is made to the Credit Agreement, dated as of August [    ], 2011 (as amended, extended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, solely in his/her capacity as a Financial Officer of the Borrower, certifies as follows:

1. [Attached hereto as Exhibit A is a consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended [            ], 201[    ], and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal year, together with related notes thereto and a customary “management’s discussion and analysis” section describing results of operations, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [Grant Thornton LLP]1, which report and opinion has been prepared in accordance with generally accepted auditing standards and is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. Also attached hereto as Exhibit A are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.]2

2. [Attached hereto as Exhibit A is a condensed consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ended [                    ], and the related (i) condensed consolidated statements of income for such fiscal quarter and for the portion of the fiscal year then ended and (ii) condensed consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (collectively, the “Financial Statements”), together with a customary “management’s discussion and analysis” section describing results of operations. Such Financial Statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to

[1]	May be any other independent registered public accounting firm of nationally recognized standing
[2]	To be included if accompanying annual financial statements only.

normal year-end adjustments and the absence of footnotes. Also attached hereto as Exhibit A are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.]3

3. [Attached hereto as Exhibit B are the Projections required to be delivered pursuant to Section 6.01(c) of the Credit Agreement. Such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections. Actual results may vary from such Projections and such variations may be material.]4

4. [To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred and is continuing.] [If unable to provide the foregoing certification, attach an Annex A specifying the details of the Default that has occurred and is continuing and any action taken or proposed to be taken with respect thereto.]

5. [Attached hereto as Schedule 1 is a calculation of the Senior Secured Net Leverage Ratio as of the end of the most recent Test Period, which calculation is true and accurate on and as of the date of this Certificate.]5

6. [Attached hereto as Schedule 2 are reasonably detailed calculations setting forth Excess Cash Flow for the most recently ended fiscal year, which calculations are true and accurate on and as of the date of this Certificate.]6

7. [Attached hereto as Schedule 3 are reasonably detailed calculations, which calculations are true and accurate on and as of the date of this Certificate, of the Net Cash Proceeds received during the fiscal year ended [                    ] by or on behalf of Holdings or any of its Restricted Subsidiaries in respect of any Disposition subject to prepayment pursuant to Section 2.05(b)(ii)(A) of the Credit Agreement and the portion of such Net Cash Proceeds that has been invested or are intended to be reinvested in accordance with Section 2.05(b)(ii)(B) of the Credit Agreement.]7

[3]	To be included if accompanying quarterly financial statements only.
[4]	To be included only in annual compliance certificate (beginning with the fiscal year ending May 31, 2012).
[5]	To be included in quarterly and annual compliance certificates beginning with the quarter ending [November 30, 2011]. [a]
a.	First full fiscal quarter ending after the Closing Date.
[6]	To be included only in annual compliance certificate beginning with the annual compliance certificate for fiscal year ending May 31, 2013.
[7]	To be included only in annual compliance certificate.

8. [Attached hereto is the information required to be delivered pursuant to Section 6.02(d) of the Credit Agreement.]8]9

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[8]

To be included in quarterly and annual compliance certificates beginning with the quarter ending [August 31, 2011][b], except information required by Section 6.02(d)(i) to be included only in annual compliance certificate.

b.	First quarter ending after the Closing Date.
[9]	Items 4-6 may be disclosed in a separate certificate no later than five (5) business days after delivery of the financial statements pursuant to Section 6.02(a) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Financial Officer of Immucor, Inc., has executed this certificate for and on behalf of Immucor, Inc., and has caused this certificate to be delivered as of the date first set forth above.

IMMUCOR, INC.

By:
Name:
	Title:	[a Financial Officer]

SCHEDULE 1

TO COMPLIANCE CERTIFICATE

(A)		Senior Secured Net Leverage Ratio: Consolidated Senior Secured Net Debt to Consolidated EBITDA

	(1)	Consolidated Senior Secured Net Debt as of [ ], 20[ ]:

		(a)	Consolidated Net Debt:

			(i)	Consolidated Total Debt

				(A)	At any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction, any Permitted Acquisition or any other Investment permitted hereunder), consisting only of:

					(1)	Indebtedness for borrowed money	$

					(2)	unreimbursed obligations in respect of drawn letters of credit	$

					(3)	obligations in respect of Capitalized Leases or other purchase money indebtedness	$

					(4)	debt obligations evidenced by promissory notes or similar instruments	$

					(5)	guarantees of any of the foregoing obligations	$

provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any Qualified Securitization Financing, (ii) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until three (3) Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted)) and (iii) obligations under Swap Contracts

(but including unpaid termination payments under Swap Contracts).

		Consolidated Total Debt (sum of items (A)(1)(a)(i)(A)(1) through (5))			$

		(ii)	minus the lesser of (x) an aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 of the Credit Agreement and Liens permitted by Sections 7.01(a), (l), (m), (s), (t)(i), (t)(ii), (u) and (bb) of the Credit Agreement) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, excluding cash and Cash Equivalents which are listed as “Restricted” on such balance sheet (“Unrestricted Cash”) and (y) $75,000,000		$

		Consolidated Net Debt (Consolidated Total Debt minus the lesser of (x) Unrestricted Cash and (y) $75,000,000)			$

	Consolidated Senior Secured Net Debt (Consolidated Net Debt minus Consolidated Net Debt that is not secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary)				$

(2)	Consolidated EBITDA:

	(a)	Consolidated Net Income:

		(i)	the net income (loss) of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, without duplication:		$

			(A)	any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, and Transaction Expenses, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses and one-time compensation charges	$

			(B)	the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with	$

GAAP

(C)	effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in the Borrower’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes	$

(D)	any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations	$

(E)	any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Borrower	$

(F)	the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period	$

(G)	(i) any net unrealized gain or loss (after any offset) resulting in such period from obligations in respect of Swap Contracts and the application of Financial Accounting Standards Board Accounting Standards Codification 815 (Derivatives and Hedging), (ii) any net unrealized gain	$

or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including the net loss or gain (A) resulting from Swap Contracts for currency exchange risk and (B) resulting from intercompany Indebtedness) and all other foreign currency translation gains or losses to the extent such gain or losses are non-cash items, and (iii) any net after-tax effect of income (loss) for such period attributable to the early extinguishment or conversion of (A) Indebtedness, (B) obligations under any Swap Contracts or (C) other derivative instruments

(H)	any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a Change in Law, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP	$

(I)	any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period)

(J)	to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable	$

carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of the insurable event (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption

		(K)	any non-cash (for such period and all other periods) compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs and any cash charges associated with the rollover, acceleration or payout of Equity Interests by, or to, management of the Borrower or any of its Restricted Subsidiaries, or any of its direct or indirect parent companies in connection with the Transaction	$

		(L)	any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation	$

	Consolidated Net Income (item (A)(2)(a)(i) minus the sum of items (A)(2)(a)(i)(A) through (L))			$

(b)	increased by (without duplication):

	(i)	provision for taxes based on income or profits or capital, including, state, franchise or similar taxes and foreign withholding taxes, of the Borrower and its Restricted Subsidiaries for such period (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustment made pursuant to items (A)(2)(a)(i)(A) through (L), in each case, to the extent deducted in computing Consolidated Net Income		$

	(ii)	(A) Fixed Charges of such Person and its Restricted Subsidiaries for such period (including (x) net losses or obligations under Swap Contracts or other derivative instruments entered into for the purpose of hedging interest		$

rate risk, (y) bank fees and other deferred financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (i)(t) through (z) in the definition in the Credit Agreement), to the extent the same was deducted in computing Consolidated Net Income

(iii)	Consolidated Depreciation and Amortization Expense of the Borrower and its Restricted Subsidiaries for such period to the extent deducted in computing Consolidated Net Income	$

(iv)	any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred under the Credit Agreement including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transaction, in each case, deducted in computing Consolidated Net Income	$

(v)	the amount of any restructuring charge or reserve deducted in such period in computing Consolidated Net Income, and any one-time costs incurred in connection with Investments after the Closing Date	$

(vi)	the amount of costs relating to signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, and costs incurred in connection with non-recurring product and intellectual property development after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs), new systems design and implementation costs and project start-up costs and curtailments and modifications to pension and post-retirement employee benefit plans in an aggregate amount for all items added pursuant to this item (A)(2)(b)(vi) not to exceed $15,000,000 for such Test Period.	$

(vii)	any other non-cash charges including any write offs or write downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in	$

any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period)

(viii)	the amount of any expense resulting from the application of Accounting Standards Codification No. 810 deducted in calculating Consolidated Net Income	$

(ix)	Specified Legal Expenses	$

(x)	the amount of management, monitoring, consulting, advisory and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Sponsor Management Agreement or otherwise to the Sponsors to the extent permitted under Section 7.08 of the Credit Agreement and deducted in such period in computing Consolidated Net Income	$

(xi)	the amount of “run-rate” net cost savings and synergies (other than any of the foregoing related to Specified Transactions) projected by the Borrower in good faith to result from specified actions taken, committed to be taken or expected in good faith to be taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings and synergies are reasonably identifiable and factually supportable and certified by a Financial Officer of the Borrower (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken, provided that such benefit is expected to be realized within 12 months of taking such action), and (B) the aggregate amount of cost savings and synergies added pursuant to this item (A)(2)(b)(xi) for any Test Period shall not exceed, after the Closing Date, the greater of (x) $15,000,000 and (y) 10% of Consolidated EBITDA for such Test Period (calculated prior to giving effect to any	$

adjustment pursuant to this item (A)(2)(b)(xi))

	(xii)	the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing	$

	(xiii)	cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to item (A)(2)(c) below for any previous period and not added back	$

	(xiv)	any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or Net Cash Proceeds of issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests), in each case, solely to the extent that such cash proceeds are excluded from the calculation of the Available Amount	$

	(xv)	any net loss from operations disposed of, abandoned or discontinued or reflected as discontinued in the most recent financial statements delivered pursuant to the Credit Agreement	$

(c)	decreased by (without duplication):

	(i)	any non-cash gains increasing Consolidated Net Income of the Borrower for such period, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than any such accruals or cash reserves that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with the calculation set forth in this Schedule 1)	$

	(ii)	any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase Consolidated EBITDA in such prior period	$

(iii) any net income from operations disposed of, abandoned or discontinued or reflected as discontinued in the most recent financial statements delivered pursuant to the Credit Agreement	$

Consolidated EBITDA (Consolidated Net Income plus the sum of items (A)(2)(b)(i) through (xv) minus the sum of items (A)(2)(c)(i) through (iii))	$

Consolidated Senior Secured Net Debt to Consolidated EBITDA	: 1.00

SCHEDULE 2

TO COMPLIANCE CERTIFICATE

(B) Excess Cash Flow Calculation

(a)	the sum, without duplication, of:

	(i)	Consolidated Net Income of the Borrower for such period (the amount set forth at the end of item (A)(2)(a) in Schedule 1 to this Compliance Certificate)	$

	(ii)	an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period	$

	(iii)	decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting)	$

	(iv)	an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income	$

	(v)	the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period	$

	(vi)	cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in such Consolidated Net Income	$

(b)	over, the sum, without duplication of:

	(i)	an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in item (B)(a)(ii) above) and cash charges excluded by virtue of clauses (A)(2)(a)(i)(A) through (A)(2)(a)(i)(L) in the calculation of Consolidated Net Income in Schedule 1 to this Compliance Certificate	$

(ii)	without duplication of amounts deducted pursuant to item (B)(b)(xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period, in each case except to the extent financed with the proceeds of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than revolving Indebtedness)	$

(iii)	the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) of the Credit Agreement to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase and (C) the amount of any voluntary prepayments of Term Loans made pursuant to Section 2.05(a)(vi) of the Credit Agreement (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Term Loans), but excluding (W) all other prepayments of Term Loans (other than voluntary prepayments made pursuant to Section 2.05(a)(vi) of the Credit Agreement), (X) all prepayments of Revolving Credit Loans and Swing Line Loans, (Y) all prepayments in respect of any other revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder and (Z) payments of any subordinated indebtedness except to the extent permitted to be paid pursuant to Section 7.12(a) of the Credit Agreement) made during such period, in each case except to the extent financed with the proceeds of other long term Indebtedness of the Borrower or the Restricted Subsidiaries (other than revolving Indebtedness)	$

(iv)	an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and the net cash loss on Dispositions to the extent otherwise added to arrive at Consolidated Net Income	$

(v)	increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting)	$

(vi)	cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower	$

and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income

(vii)	without duplication of amounts deducted pursuant to items (B)(b)(viii) and (xi) below in prior fiscal years, the amount of Investments made pursuant to Sections 7.02(b)(iii), (m) (but excluding such loans and advances in respect of Sections 7.06(g)(i), (g)(iv) (to the extent the amount of such Investment would not have been deducted pursuant to this item (B)(b)(vii) if made by the Borrower or a Restricted Subsidiary) and (k)), (n) and (v) of the Credit Agreement and acquisitions made during such period to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries and not made in reliance on any basket calculated by reference to the Available Amount	$

(viii)	the amount of Restricted Payments paid during such period pursuant to Sections 7.06(f), (g), (h), (i), (k)(i) and (l) of the Credit Agreement in each case to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries	$

(ix)	the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries from internally generated cash flow of the Borrower and the Restricted Subsidiaries during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income	$

(x)	the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such payments reduced Excess Cash Flow pursuant to item (B)(b)(iii) above or reduced the mandatory prepayment required by Section 2.05(b)(i) of the Credit Agreement	$

(xi)	without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted	$

Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount of internally generated cash flow actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters

(xii)	the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period	$

(xiii)	cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.	$

Excess Cash Flow (the sum of items (B)(a)(i) through (vi) minus the sum of items (B)(b)(i) through (xiii))		$

SCHEDULE 3

TO COMPLIANCE CERTIFICATE

(C) Net Cash Proceeds

with respect to the Disposition of any asset (including issuance or Disposition of Equity Interests by or of Subsidiaries) by the Borrower or any of the Restricted Subsidiaries or any Casualty Event, the excess, if any, of:

(i)

	(A)	cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of the Restricted Subsidiaries)	$

(ii)	over the sum of:

	(A)	the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and the Credit Agreement Refinancing Indebtedness)	$

	(B)	the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event	$

	(C)	taxes or distributions made pursuant to Section 7.06(g)(i) or (g)(iii) of the Credit Agreement paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds)	$

(D)	in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this item (C)(ii)(D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof	$

(E)	any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this item (C)(ii)(E)	$

Net Cash Proceeds (item (C)(i)(A) minus the sum of items (C)(ii)(A) through (E))		$	[10]

Portion of Net Cash Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.05(b)(ii)(B) of the Credit Agreement		$

[10]

No net cash proceeds calculated in accordance with the above realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000. No such net cash proceeds shall constitute Net Cash Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $30,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds).

EXHIBIT E-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, participations in Swing Line Loans and L/C Obligations included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

E-1-1

Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate if [Affiliate][Approved Fund] of [identify Lender]]

3.	Affiliate Status:

(a)	Assignor(s):

Assignor[s][5]	Affiliated Lender[6]

Yes ☐ No ☐

Yes ☐ No ☐

(b)	Assignee(s):

Assignee[s][7]	Affiliated Lender[8]

Yes ☐ No ☐

Yes ☐ No ☐

[5]	List each Assignor.
[6]

For each Assignor, check the box in this column immediately to the right of such Assignor’s name indicating whether or not such Assignor is, prior to giving effect to any assignment hereunder, an Affiliated Lender.

[7]	List each Assignee.
[8]

For each Assignee, check the box in this column immediately to the right of such Assignee’s name indicating whether or not such Assignee is an Affiliated Lender or will, after giving effect to the assignment, become an Affiliated Lender.

E-1-2

[If any Assignor or Assignee hereunder indicates above that it is an Affiliated Lender (or will become an Affiliated Lender after giving effect to any such purported assignment), such Assignee shall (A) have delivered to the Administrative Agent a Notice of Affiliate Assignment in the form of Exhibit E-2 to the Credit Agreement, (B) set forth the tranche(s) of [Loans/Commitments] being sold hereunder to such Assignee.]

4.	Borrower(s):	Immucor, Inc.

5.	Administrative Agent:	Citibank, N.A., including any successor thereto, as the administrative agent under the Credit Agreement

6.	Credit Agreement:	The Credit Agreement, dated as of August [ ], 2011, among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

7.	Assigned Interest:

Assignor[s][9]	Assignee[s][10]	Facility Assigned[11]	Aggregate Amount of Commitment/Loans for all Lenders[12]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[13]		CUSIP Number

			$	$		%
			$	$		%
			$	$		%

[9]	List each Assignor, as appropriate.
[10]	List each Assignee, as appropriate.
[11]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Term B Loans”, “Dollar Revolving Credit Loans”, “Alternative Currency Revolving Credit Loans”, “New Term Loans”, “New Revolving Credit Loans”, “Other Term Loans”, “Extended Term Loans”, “Extended Dollar Revolving Credit Loans”, “Extended Alternative Currency Revolving Credit Loans”, etc.).

[12]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[13]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

E-1-3

[8.	Trade Date:	][14]

Effective Date:             , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[14]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E-1-4

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][15] Accepted:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:][16]

[L/C Issuer]

By:
Name:
Title:

[15]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[16]	To be added only if the consent of L/C Issuer is required by the terms of the Credit Agreement.

E-1-5

[Consented to:][17]

[Swing Line Lender]

By:
Name:
Title:

[Consented to]:[18]

IMMUCOR, INC.

By:
Name:
Title:

[17]	To be added only if the consent of the Swing Line Lender is required by the terms of the Credit Agreement.
[18]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

E-1-6

ANNEX 1

TO ASSIGNMENT AND ASSUMPTION

Credit Agreement, dated as of August [ ], 2011, among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc. (“Holdings”), the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim [,][and] (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby [and (iv) it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information)]19; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date referred to in this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or

[19]	Insert only if an Affiliated Lender is an Assignor under this Assignment and Assumption.

E-1-7

the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, [and] (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including but not limited to any documentation required pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by [the][such] Assignee [,] [and (viii) it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information)]20; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[20]	Insert only if an Affiliate of the Borrower/Sponsor is an Assignee under this Assignment and Assumption.

E-1-8

EXHIBIT E-2

FORM OF NOTICE OF AFFILIATE ASSIGNMENT

Citibank, N.A.

Citibank Delaware

1615 Brett Road

OPS III

New Castle, DE 19720

Re:	Credit Agreement, dated as of August [ ], 2011, among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc. (“Holdings”), the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Credit Agreement”).

Dear Sir:

The undersigned (the “Proposed Affiliate Assignee”) hereby gives you notice, pursuant to Section 10.07(h)(iv) of the Credit Agreement, that

(a) it has entered into an agreement to purchase via assignment a portion of the Term Loans under the Credit Agreement,

(b) the assignor in the proposed assignment is [                            ],

(c) immediately after giving effect to such assignment, the Proposed Affiliate Assignee will be an Affiliated Lender,

(d) the principal amount of Term Loans to be purchased by such Proposed Affiliate Assignee in the assignment contemplated hereby is: $            ,

(e) the aggregate amount of all Term Loans held by such Proposed Affiliate Assignee and each other Affiliated Lender after giving effect to the assignment hereunder (if accepted) is $[            ],

(f) it, in its capacity as a Term Lender under the Credit Agreement, hereby waives any right to bring any action against the Administrative Agent with respect to the Term Loans that are the subject of the proposed assignment hereunder, and

(g) the proposed effective date of the assignment contemplated hereby is [            , 20    ].

E-2-1

Very truly yours,

[EXACT LEGAL NAME OF PROPOSED AFFILIATE ASSIGNEE]

By:
Name:
Title:
Phone Number:
Fax:
Email:

Date:

E-2-2

EXHIBIT F

FORM OF GUARANTY

[Provided under separate cover]

F-1

EXHIBIT G

FORM OF SECURITY AGREEMENT

[Provided under separate cover]

G-1

EXHIBIT H-1

LEGAL OPINION OF ROPES & GRAY LLP

[Provided under separate cover]

H-1-1

EXHIBIT H-2

LEGAL OPINION OF BRYAN CAVE LLP

[Provided under separate cover]

H-2-1

EXHIBIT I-1

FORM OF NON-BANK CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August [    ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, each Lender from time to time party thereto (collectively, the “Lenders”), and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.                              (the “Foreign Lender”) is providing this certificate pursuant to Section 3.01(b) of the Credit Agreement.

The Foreign Lender hereby represents and warrants that:

1. It is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate;

2. It is not a “bank” for purposes of Section 881(c)(3)(A) of the Code;

3. It is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code;

4. It is not a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code; and

5. The interest payments on the Loan(s) are not effectively connected with the Foreign Lender’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

I-1-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the      day of             , 20    .

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

I-1-2

EXHIBIT I-2

FORM OF NON-BANK CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August [    ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, each Lender from time to time party thereto (collectively, the “Lenders”), and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.                              (the “Foreign Lender”) is providing this certificate pursuant to Section 3.01(b) of the Credit Agreement.

The Foreign Lender hereby represents and warrants that:

1. It is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate;

2. Its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s));

3. Neither the Foreign Lender nor any of its partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code;

4. None of its partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code;

5. None of its partners/members is a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code; and

6. The interest payments on the Loan(s) are not effectively connected with the Foreign Lender’s or any of its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly

I-2-1

completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

I-2-2

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the      day of             , 20    .

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

I-2-3

EXHIBIT I-3

FORM OF NON-BANK CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August [    ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, each Lender from time to time party thereto (collectively, the “Lenders”), and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.                              (the “Foreign Participant”) is providing this certificate pursuant to Section 3.01(b) and Section 10.07(d) of the Credit Agreement.

The Foreign Participant hereby represents and warrants that:

7. It is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;

8. It is not a “bank” for purposes of Section 881(c)(3)(A) of the Code;

9. It is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code;

10. It is not a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code; and

11. The interest payments with respect to such participation are not effectively connected with the Foreign Participant’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

I-3-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the      day of             , 20    .

[NAME OF FOREIGN PARTICIPANT]

By:
Name:
Title:

I-3-2

EXHIBIT I-4

FORM OF NON-BANK CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August [    ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, each Lender from time to time party thereto (collectively, the “Lenders”), and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.                              (the “Foreign Participant”) is providing this certificate pursuant to Section 3.01(b) and Section 10.07(d) of the Credit Agreement.

The Foreign Participant hereby represents and warrants that:

12. It is the sole record owner of the participation in respect of which it is providing this certificate;

13. Its partners/members are the sole beneficial owners of such participation;

14. Neither the Foreign Participant nor any of its partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code;

15. None of its partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code.

16. None of its partners/members is a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code; and

17. The interest payments with respect to such participation are not effectively connected with the Foreign Participant’s or any of its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

I-4-1

[Signature Page Follows]

I-4-2

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the      day of             , 20    .

[NAME OF FOREIGN PARTICIPANT]

By:
Name:
Title:

I-4-3

EXHIBIT J

FORM OF GLOBAL INTERCOMPANY NOTE

[Provided under separate cover]

J-1

EXHIBIT K

FORM OF SOLVENCY CERTIFICATE

of

IMMUCOR, INC.

AND ITS SUBSIDIARIES

August [    ], 2011

Pursuant to the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (“Merger Sub”) (which on the date hereof shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer thereunder, the undersigned hereby certifies, solely in such undersigned’s capacity as chief financial officer of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transaction, including the making of the Loans under the Credit Agreement [and the issuance of the Senior Notes] on the date hereof, and after giving effect to the application of the proceeds of such Loans:

(a) The fair value of the assets of the Borrower and its subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

(b) The present fair saleable value of the property of the Borrower and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c) The Borrower and its subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

(d) The Borrower and its subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its subsidiaries after consummation of the Transaction.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as chief financial officer of the Company, on behalf of the Company, and not individually, as of the date first stated above.

IMMUCOR, INC.

By:
Name:
	Title:	Chief Financial Officer

EXHIBIT L

FORM OF DISCOUNT RANGE PREPAYMENT NOTICE

Date:             , 20

To: [Citibank, N.A.], as Auction Agent

Ladies and Gentlemen:

This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.05(a)(vi)(C) of that certain Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.05(a)(vi)(C) of the Credit Agreement, the Company Party hereby requests that [each Term Lender] [each Term Lender of the [—, 20—]1 tranche[s] of the [    ]2 Class of Term Loans] submit a Discount Range Prepayment Offer. Any Discounted Loan Term Prepayment made in connection with this solicitation shall be subject to the following terms:

1. This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the Company Party to [each Term Lender] [each Term Lender of the [—, 20—]3 tranche[s] of the [    ]4 Class of Term Loans].

2. The maximum aggregate principal amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is [$[—] of Term Loans] [$[—] of the [—, 20—]5 tranche[(s)] of the [    ]6 Class of Term Loans] (the “Discount Range Prepayment Amount”).7

[1]	List multiple tranches if applicable.
[2]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[3]	List multiple tranches if applicable.
[4]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[5]	List multiple tranches if applicable.

3. The Company Party is willing to make Discount Loan Prepayments at a percentage discount to par value greater than or equal to [[—]% but less than or equal to [—]% in respect of the Term Loans] [[—]% but less than or equal to [—]% in respect of the [—, 20—]8 tranche[(s)] of the [    ]9 Class of Term Loans] (the “Discount Range”).

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Discount Range Prepayment Offer by no later than 5:00 p.m., New York time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.05(a)(vi)(C) of the Credit Agreement.

The Company Party hereby represents and warrants to the Auction Agent and [the Term Lenders][each Term Lender of the [—, 20—]10 tranche[s] of the [    ]11 Class of Term Loans] as follows:

1. The Company Party will not use proceeds of Revolving Credit Loans or Swing Line Loans to fund this Discounted Term Loan Prepayment.

2. No more than $25,000,000 of Revolving Credit Loans and Swingline Loans shall be outstanding after giving effect to this Discounted Term Loan Prepayment.

3. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]12

[6]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[7]	Minimum of $10.0 million and whole increments of $1.0 million.
[8]	List multiple tranches if applicable.
[9]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[10]	List multiple tranches if applicable.
[11]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[12]	Insert applicable representation.

4. The Company Party does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information).

5. No Default or Event of Default has occurred and is continuing.

The Company Party acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.

The Company Party requests that the Auction Agent promptly notify each relevant Term Lender party to the Credit Agreement of this Discount Range Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY PARTY]

By:
Name:
Title:

Enclosure: Form of Discount Range Prepayment Offer

EXHIBIT M

FORM OF DISCOUNT RANGE PREPAYMENT OFFER

Date:             , 20

To: [Citibank, N.A.], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and (b) that certain Discount Range Prepayment Notice, dated             , 20    , from the applicable Company Party (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.05(a)(vi)(C) of the Credit Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1. This Discount Range Prepayment Offer is available only for prepayment on [the Term Loans] [the [—, 20—]1 tranche[s] of the [__]2 Class of Term Loans] held by the undersigned.

2. The maximum aggregate principal amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):

[Term Loans - $[—]]

[[—, 20—]3 tranche[s] of the [    ]4 Class of Term Loans - $[—]]

[1]	List multiple tranches if applicable.
[2]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[3]	List multiple tranches if applicable.
[4]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).

3. The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [[—]% in respect of the Term Loans] [[—]% in respect of the [—, 20—]5 tranche[(s)] of the [    ]6 Class of Term Loans] (the “Submitted Discount”).

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans] [[—, 20—]7 tranche[s] of the [    ]8 Class of Term Loans] indicated above pursuant to Section 2.05(a)(vi)(C) of the Credit Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[5]	List multiple tranches if applicable.
[6]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[7]	List multiple tranches if applicable.
[8]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT N

FORM OF SOLICITED DISCOUNTED PREPAYMENT NOTICE

Date:             , 20

To: [Citibank, N.A.], as Auction Agent

Ladies and Gentlemen:

This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.05(a)(vi)(D) of that certain Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.05(a)(vi)(D) of the Credit Agreement, the Company Party hereby requests that [each Term Lender] [each Term Lender of the [—, 20—]1 tranche[s] of the [    ]2 Class of Term Loans] submit a Solicited Discounted Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1. This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Company Party to [each Term Lender] [each Term Lender of the [—, 20—]3 tranche[s] of the [    ]4 Class of Term Loans].

2. The maximum aggregate amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):5

[1]	List multiple tranches if applicable.
[2]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[3]	List multiple tranches if applicable.
[4]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).

[Term Loans - $[—]]

[[—, 20—]6 tranche[s] of the [    ]7 Class of Term Loans - $[—]]

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Solicited Discounted Prepayment Offer by no later than 5:00 p.m., New York time on the date that is the third Business Day following delivery of this notice pursuant to Section 2.05(a)(vi)(D) of the Credit Agreement.

The Company Party requests that the Auction Agent promptly notify each Term Lender party to the Credit Agreement of this Solicited Discounted Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[5]	Minimum of $10.0 million and whole increments of $1.0 million.
[6]	List multiple tranches if applicable.
[7]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY PARTY]

By:
Name:
Title:

Enclosure: Form of Solicited Discounted Prepayment Offer

EXHIBIT O

FORM OF ACCEPTANCE AND PREPAYMENT NOTICE

Date:             , 20

To: [Citibank, N.A.], as Auction Agent

Ladies and Gentlemen:

This Acceptance and Prepayment Notice is delivered to you pursuant to (a) Section 2.05(a)(vi)(D) of that certain Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and (b) that certain Solicited Discounted Prepayment Notice, dated             , 20    , from the applicable Company Party (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.05(a)(vi)(D) of the Credit Agreement, the Company Party hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [[—]% in respect of the Term Loans] [[—]% in respect of the [—, 20—]1 tranche[(s)] of the [    ]2 Class of Term Loans] (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.

The Company Party expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 2.05(a)(vi)(D) of the Credit Agreement.

The Company Party hereby represents and warrants to the Auction Agent and [the Term Lenders][each Term Lender of the [—, 20—]3 tranche[s] of the [    ]4 Class of Term Loans] as follows:

[1]	List multiple tranches if applicable.
[2]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[3]	List multiple tranches if applicable.
[4]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).

1. The Company Party will not use proceeds of Revolving Credit Loans or Swing Line Loans to fund this Discounted Loan Prepayment.

2. No more than $25,000,000 of Revolving Credit Loans and Swingline Loans shall be outstanding after giving effect to this Discounted Loan Prepayment.

3. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]5

4. The Company Party does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information).

5. No Default or Event of Default has occurred and is continuing.

The Company Party acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.

The Company Party requests that the Auction Agent promptly notify each Term Lender party to the Credit Agreement of this Acceptance and Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[5]	Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY PARTY]

By:
Name:
Title:

EXHIBIT P

FORM OF SPECIFIED DISCOUNT PREPAYMENT NOTICE

Date:             , 20

To: [Citibank, N.A.], as Auction Agent

Ladies and Gentlemen:

This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.05(a)(vi)(B) of that certain Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.05(a)(vi)(B) of the Credit Agreement, the Company Party hereby offers to make a Discounted Term Loan Prepayment [to each Term Lender] [to each Term Lender of the [—, 20—]1 tranche[s] of the [    ]2 Class of Term Loans] on the following terms:

1. This Borrower Offer of Specified Discount Prepayment is available only [to each Term Lender] [to each Term Lender of the [—, 20—]3 tranche[s] of the [    ]4 Class of Term Loans].

2. The aggregate principal amount of the Discounted Term Loan Prepayment that will be made in connection with this offer shall not exceed [$[—] of Term Loans] [$[—] of the [—, 20—]5 tranche[(s)] of the [    ]6 Class of Term Loans] (the “Specified Discount Prepayment Amount”).7

[1]	List multiple tranches if applicable.
[2]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[3]	List multiple tranches if applicable.
[4]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[5]	List multiple tranches if applicable.
[6]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans

3. The percentage discount to par value at which such Discounted Term Loan Prepayment will be made is [[—]% in respect of the Term Loans] [[—]% in respect of the [—, 20—]8 tranche[(s)] of the [    ]9 Class of Term Loans] (the “Specified Discount”).

To accept this offer, you are required to submit to the Auction Agent a Specified Discount Prepayment Response by no later than 5:00 p.m., New York time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.03(a)(vii)(B) of the Credit Agreement.

The Company Party hereby represents and warrants to the Auction Agent and [the Term Lenders][each Term Lender of the [—, 20—]10 tranche[s] of the [    ]11 Class of Term Loans] as follows:

1. The Company Party will not use proceeds of Revolving Credit Loans or Swing Line Loans to fund this Discounted Loan Prepayment.

2. No more than $25,000,000 of Revolving Credit Loans and Swingline Loans shall be outstanding after giving effect to this Discounted Loan Prepayment.

3. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]12

4. The Company Party does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not or Extended Term Loans).
[7]	Minimum of $10.0 million and whole increments of $1.0 million.
[8]	List multiple tranches if applicable.
[9]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[10]	List multiple tranches if applicable.
[11]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[12]	Insert applicable representation.

been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information).

5. No Default or Event of Default has occurred and is continuing.

The Company Party acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.

The Company Party requests that the Auction Agent promptly notify each relevant Term Lender party to the Credit Agreement of this Specified Discount Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

[NAME OF APPLICABLE COMPANY PARTY]

By:
Name:
Title:

Enclosure: Form of Specified Discount Prepayment Response

EXHIBIT Q

FORM OF SOLICITED DISCOUNTED PREPAYMENT OFFER

Date:             , 20

To: [Citibank, N.A.], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and (b) that certain Solicited Discounted Prepayment Notice, dated             , 20    , from the applicable Company Party (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice by or before no later than 5:00 p.m. New York time on the third Business Day following your receipt of this notice.

The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.05(a)(vi)(D) of the Credit Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:

1. This Solicited Discounted Prepayment Offer is available only for prepayment on the [Term Loans][[—, 20—]1 tranche[s] of the [__]2 Class of Term Loans] held by the undersigned.

2. The maximum aggregate principal amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):

[1]	List multiple tranches if applicable.
[2]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loan, Other Term Loans or Extended Term Loans).

[Term Loans - $[—]]

[[—, 20—]3 tranche[s] of the [    ]4 Class of Term Loans - $[—]]

3. The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [[—]% in respect of the Term Loans] [[—]% in respect of the [—, 20—]5 tranche[(s)] of the [    ]6 Class of Term Loans] (the “Offered Discount”).

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans] [[—, 20—]7 tranche[s] of the [    ]8 Class of Term Loans] pursuant to Section 2.05(a)(vi)(D) of the Credit Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Term Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[3]	List multiple tranches if applicable.
[4]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[5]	List multiple tranches if applicable.
[6]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[7]	List multiple tranches if applicable.
[8]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT R

FORM OF SPECIFIED DISCOUNT PREPAYMENT RESPONSE

Date:             , 20

To: [Citibank, N.A.], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement, dated as of August [    ], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among IVD Acquisition Corporation, a Georgia corporation (which on the Closing Date shall be merged with and into Immucor, Inc., a Georgia corporation (the “Company”), with the Company surviving such merger as the Borrower (the “Borrower”)), IVD Intermediate Holdings B Inc., a Delaware corporation, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and (b) that certain Specified Discount Prepayment Notice, dated             , 20    , from the applicable Company Party (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.05(a)(vi)(B) of the Credit Agreement, that it is willing to accept a prepayment of the following [Term Loans] [[—, 20—]1 tranche[s] of the [    ]2 Class of Term Loans - $[—]] held by such Term Lender at the Specified Discount in an aggregate outstanding amount as follows:

[Term Loans - $[—]]

[[—, 20—]3 tranche[s] of the [    ]4 Class of Term Loans - $[—]]

The undersigned Term Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans][[—, 20—]5 tranche[s] the [    ]6 Class of Term Loans] pursuant to Section 2.05(a)(vi)(B) of the Credit Agreement at a price equal to the [applicable] Specified Discount

[1]	List multiple tranches if applicable.
[2]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[3]	List multiple tranches if applicable.
[4]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).
[5]	List multiple tranches if applicable.
[6]	List applicable Class(es) of Term Loans (e.g., Term B Loans, New Term Loans, Other Term Loans or Extended Term Loans).

R-1

in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

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